UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material under ss. 240.14a-12

Lincoln National Corporation
(Name of Registrant as Specified In Its Charter)

     N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

N/A

(2)	Aggregate number of securities to which transaction applies:

N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

N/A

(4)	Proposed maximum aggregate value of transaction:

N/A

(5)	Total fee paid:

N/A

[   ]    Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:

3) Filing Party:
4) Date Filed:

RADNOR, PENNSYLVANIA

April 3, 2008

Dear Fellow Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders scheduled for Thursday, May 8, 2008, at 10:00 a.m., local time, at Delaware Investments, Inc., Second Floor Auditorium, Two Commerce Square, 2001 Market Street, Philadelphia, Pennsylvania 19102.  Our Board of Directors and management look forward to greeting you.

The enclosed notice of meeting and proxy statement describe the matters to be acted upon at the Annual Meeting of Shareholders.  Please review these documents carefully.

It is important that you vote your shares of our stock, either in person or by proxy.  To assist you in voting your shares, we offer, in addition to voting through the use of a proxy card, voting via telephone and over the Internet.  If you are unable to attend, please sign, date and mail the enclosed proxy card in the postage-paid envelope provided, or vote your shares in any other manner described in the enclosed proxy statement.

On behalf of the Board of Directors, thank you for your continued support.

Sincerely,

Dennis R. Glass
President and Chief Executive Officer

LINCOLN NATIONAL CORPORATION
RADNOR, PENNSYLVANIA

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS

April 3, 2008

The Annual Meeting of Shareholders of Lincoln National Corporation will be held on Thursday, May 8, 2008, at 10:00 a.m., local time, at Delaware Investments, Inc., Second Floor Auditorium, Two Commerce Square, 2001 Market Street, Philadelphia, Pennsylvania 19102.

The items of business are:

1.	to elect four directors for three-year terms expiring at the 2011 Annual Meeting;
2.	to ratify the appointment of Ernst & Young LLP, as independent registered public accounting firm for 2008; and
3.	to consider and act upon such other matters as may properly come before the meeting.

You have the right to receive this notice and vote at the Annual Meeting of Shareholders if you were a shareholder of record at the close of business on March 7, 2008.  Please remember that your shares cannot be voted unless you cast your votes by one of the following methods: (1) sign and return a proxy card; (2) call the 800 toll-free number listed on the proxy card; (3) vote via the Internet as indicated on the proxy card; (4) vote in person at the Annual Meeting; or (5) make other arrangements to vote your shares.

For the Board of Directors,

C. Suzanne Womack
Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREOWNERS TO BE HELD ON MAY 8, 2008:
This proxy statement and the accompanying annual report are available at: http://bnymellon.mobular.net/bnymellon/lnc.

LINCOLN NATIONAL CORPORATION
150 N. RADNOR CHESTER ROAD
RADNOR, PENNSYLVANIA 19087

PROXY STATEMENT
Annual Meeting of Shareholders
May 8, 2008

The Board of Directors of Lincoln National Corporation (the “Company,” “we,” “our,” or “us”) is soliciting proxies in connection with the proposals to be voted on at the Annual Meeting of Shareholders scheduled for May 8, 2008 (the “Annual Meeting”).  The Annual Meeting will be held at Delaware Investments, Inc., Second Floor Auditorium, Two Commerce Square, 2001 Market Street, Philadelphia, Pennsylvania 19102, beginning at 10 a.m. local time.  We are first mailing this Proxy Statement and enclosed proxy to our shareholders on or about April 3, 2008.  Whenever we refer in this Proxy Statement to the “Annual Meeting,” we are also referring to any meeting that results from an adjournment of the Annual Meeting.

GENERAL INFORMATION

What proposals are being voted on at the Annual Meeting?

At the Annual Meeting, shareholders are being asked to vote upon the following items of business:

1.	to elect four directors for three-year terms expiring in 2011;
2.	to ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for 2008; and
3.	to consider and act upon such other matters as may properly come before the meeting.

Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on March 7, 2008, the record date for the meeting, are entitled to vote at the Annual Meeting.  As of the record date, we had 259,340,662 shares of common stock and 11,768 shares of $3.00 cumulative convertible preferred stock, series A issued, outstanding, and entitled to vote at the Annual Meeting.  You are entitled to one vote for each share of common stock and each share of preferred stock you own.  The number of shares you own (and may vote) is listed on the proxy card.

What constitutes a quorum?

A majority of all outstanding shares entitled to vote at the Annual Meeting constitutes a quorum, which is the minimum number of shares that must be present or represented by proxy at the Annual Meeting in order to transact business.  Subject to the rules regarding the votes necessary to adopt the proposals discussed below, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present.  Generally, “broker non-votes” occur when brokerage firms return proxies for which no voting instructions have been received from beneficial owners and the broker does not have discretionary authority to vote on the proposal.  Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting (including any meeting resulting from an adjournment of the Annual Meeting, unless a new record date is set).

How do I vote?

1.           In person.  Attend the Annual Meeting and vote your shares, or send a personal representative with an appropriate proxy.

If you own your shares in “street name” (i.e., through a broker-dealer or other financial institution) and you want to vote at the Annual Meeting, you will need to obtain a proxy card from the institution that holds your shares.

If you own share equivalents through the Lincoln National Corporation Common Stock fund of the Lincoln National Corporation Employees’ Savings and Profit-Sharing Plan, Delaware Management Holdings, Inc. Employees’ Savings and 401(k) Plan or The Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan, all of which are 401(k) plans, you cannot vote at the Annual Meeting.  Instructions on voting these share equivalents are described in more detail below.

You can obtain directions to attend the Annual Meeting and vote in person by contacting Shareholder Services at 1-800-237-2920 or shareholderservices@lfg.com.

2.           By Mail.  Mark, date, sign and mail the proxy card in the prepaid envelope.  If you return the proxy card but do not mark your voting preference, the individuals named as proxies will, to the extent permissible, vote your shares in accordance with the description of each item in this proxy statement.  With respect to any other matter that properly comes before the Annual Meeting, the individuals named as proxies will, to the extent permissible, vote all proxies in the manner they perceive to be in our best interests.

3.           By Telephone or Internet.  You may submit your proxy with voting instructions by telephone if you are calling within the United States, Canada or Puerto Rico.  You may submit your proxy through the Internet by visiting the website listed on the enclosed proxy card.

If you hold your shares in “street name,” please check your proxy card or contact your broker, nominee, fiduciary or other custodian to determine if you will be able to vote by telephone or Internet.

If you choose to submit your proxy with voting instructions by telephone or through the Internet, you will be required to provide your assigned control number noted on the enclosed proxy card before your proxy will be accepted.  In addition to the instructions that appear on the enclosed proxy card and information sheet, step-by-step instructions will be provided by recorded telephone message or at the designated website on the Internet.

Can I revoke my proxy and change my vote after I return my proxy card?

Yes.  You may revoke your proxy at any time prior to the Annual Meeting by (i) sending our Corporate Secretary a written revocation, (ii) submitting a new proxy by mail, telephone or Internet, or (iii) attending the Annual Meeting and voting your shares in person.

How do I vote my 401(k) and/or dividend reinvestment plan shares?

If you have invested in the Lincoln National Corporation Common Stock fund of the Lincoln National Corporation Employees’ Savings and Profit-Sharing Plan, the Delaware Management Holdings, Inc. Employees’ Savings and 401(k) Plan or The Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan, the enclosed proxy/voting instruction card, when executed and returned by you, will instruct the trustees of your plan how to vote the shares of common stock allocated to your account.  If our stock books contain identical account information regarding common stock that you own directly and common stock that you own through one or more of those plans, you will receive a single proxy/voting instruction card representing all shares owned by you.  If you participate in one of these plans and do not return a proxy/voting instruction card by 11:59 p.m. (E.D.T.) on May 5, 2008, the trustees of your plan will vote the shares in your account in proportion to shares held by your plan for which voting instructions have been received.

If you participate in our dividend reinvestment plan, your proxy/voting instruction card(s) will also include your shares of common stock allocated to your accounts in that plan.  To vote your shares in those plans, you must return your proxy/voting instruction card(s) or submit your voting instructions by telephone or over the Internet as instructed on your proxy/voting instruction card(s).

If you own our shares through an employee benefit plan other than those plans mentioned above, you should contact the administrator of your plan if you have questions regarding how to vote your shares.

What vote is required to approve each item?

A plurality of the votes cast is required for the election of directors (Item 1), which means that the director nominees receiving the highest number of votes will fill the open director seats.  We do not have cumulative voting for directors.  With respect to the ratification of the independent registered public accounting firm (Item 2), the proposal will be approved if more shares are cast in favor of the proposal than against it.  For this purpose, abstentions and, if applicable, broker non-votes are not counted as votes cast.

If any other matters are properly presented at the meeting, a particular proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

Who may solicit proxies?

Our directors, officers and employees as well as Georgeson Shareholder may solicit proxies on behalf of the Board in person or by mail, telephone, fax and other electronic means.

Who pays for the costs of soliciting proxies?

We will pay the cost of soliciting proxies. Our directors, officers and employees will receive no additional compensation for soliciting proxies.  We will reimburse certain brokerage firms, banks, custodians and other fiduciaries for the reasonable mailing and other expenses they incur in forwarding proxy materials to the beneficial owners of stock that those brokerage firms, banks, custodians and fiduciaries hold of record.  As noted above, we have retained Georgeson Shareholder to solicit proxies.  We will pay Georgeson a fee of $8,500, plus reasonable expenses, for these services.

SECURITY OWNERSHIP

The following table shows the number of shares of common stock and stock units (i.e., non-transferable, non-voting “phantom” units, the value of which is the same as the value of the corresponding number of shares of common stock) beneficially owned on March 7, 2008 by each director, nominee for director, and “Named Executive Officer,” individually, and by all directors and executive officers as a group.  As of March 7, 2008, none of the persons listed in the table owned any shares of our preferred stock.

Whenever we refer in this Proxy Statement to the Named Executive Officers, or NEOs, we are referring to those executive officers that we are required to identify in the Summary Compensation Table on page 35.

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
AS OF MARCH 7, 2008
NAME	AMOUNT OF LNC COMMON STOCK AND NATURE OF BENEFICIAL OWNERSHIP[1]	PERCENT OF CLASS	LNC STOCK UNITS[2]	TOTAL OF LNC COMMON STOCK AND STOCK UNITS	TOTAL PERCENT OF CLASS
William J. Avery	7,426	*	12,962	20,388	*
J. Patrick Barrett	48,834	*	26,576	75,410	*
Jon A. Boscia	1,597,025	*	54,881	1,651,906	*
Patrick P. Coyne	16,327	*	4,985	21,312	*
Frederick J. Crawford	108,643	*	3,623	112,266	*
William H. Cunningham	66,670	*	14,581	81,251	*
Robert W. Dineen	143,642	*	945	144,587	*
Dennis R. Glass	1,427,321	*	--	1,427,321	*
George W. Henderson, III	66,038	*	21,090	87,128	*
Eric G. Johnson	18,601	*	20,516	39,117	*
M. Leanne Lachman	22,348	*	30,995	53,343	*
Michael F. Mee	9,300	*	14,687	23,987	*
William P. Payne	76,481	*	11,244	87,725	*
Patrick S. Pittard	86,790	*	13,040	99,830	*
David A. Stonecipher	2,237,321	*	--	2,237,321	*
Westley V. Thompson	218,396	*	30,587	248,983	*
Isaiah Tidwell	10,029	*	3,469	13,498	*
All Directors and Executive Officers as a group –23 persons	5,469,819	2.07%	225,422	5,695,241	2.16%
_________________________________
* Each of these amounts represents less than 1% of the outstanding shares of our common stock as of March 7, 2008.

1The number of shares that each person named in this table has a right to acquire within 60 days of March 7, 2008 is as follows:  Mr. Avery, 6,000 shares; Mr. Barrett, 12,000 shares; Mr. Boscia, 1,331,563 shares; Mr. Crawford, 53,142 shares; Mr. Cunningham, 65,432 shares; Mr. Dineen, 55,954; Mr. Glass, 1,273,477 shares; Mr. Henderson, 65,432 shares; Mr. Johnson, 12,000 shares; Ms. Lachman, 12,000 shares; Mr. Mee, 9,000; Mr. Payne, 65,432 shares; Mr. Pittard, 83,835 shares; Mr. Stonecipher, 1,979,439 shares; Mr. Thompson, 137,241 shares; and Mr. Tidwell, 9,940 shares.  In addition, the shares listed above include restricted stock of which the following persons have sole voting power (and no investment power):  Mr. Coyne, 15,222; Mr. Crawford, 23,226; Mr. Glass, 49,250; and Mr. Thompson, 16,913 shares.  Mr. Stonecipher’s shares include 181,499 shares held in a trust and 8,247 owned by his spouse.  Finally, the shares listed above include shares that are held in charitable foundations:  Mr. Boscia, 265,462 shares are held by the Boscia Family Foundation of which Mr. Boscia is a trustee, and with respect to which, he does not have a pecuniary interest; and Mr. Stonecipher, 24,974 shares are held by the Stoneypeak Foundation of which Mr. Stonecipher is a trustee, and with respect to which, he does not have a pecuniary interest.

2LNC Stock Units are non-voting, non-transferable phantom stock units that track the economic performance of our common stock.

GOVERNANCE OF THE COMPANY

Our Board of Directors consists of 12 members.  Eleven directors are non-employees, or outside directors, and the Board has determined that all 11 are independent as discussed below.  In July 2007, the Board elected independent director J. Patrick Barrett as non-executive chairman of the Board.  Mr. Barrett is not an officer of LNC.  Among his duties, Mr. Barrett presides at all meetings of the Board of Directors, acts as the key liaison between the Board and management and helps set the agendas for the Board and Board Committee meetings.  As chairman, Mr. Barrett also has the authority to call special meetings of the Board.

As a result of the completion of our merger on April 3, 2006 with the Jefferson-Pilot Corporation, or Jefferson-Pilot, we amended our Bylaws to effectuate various corporate governance changes as required by the agreement and plan of merger.  Many of these provisions expired at the 2007 Annual Meeting.  However, for a period of 30 months from completion of the merger, our Bylaws require the approval of 70% of the directors to:

1.	remove any director;

2.
with respect to any election of directors occurring at or after the 2007 annual shareholders’ meeting (a) elect any director to fill a vacancy or newly created directorship or the nomination of any individual for election as a director by shareholders, unless such person has been recommended to the Board of Directors by the affirmative vote of a majority of the entire membership of the Corporate Governance Committee, or (b) change the composition or chairmanship of any committee of the Board of Directors, unless such change has been recommended by a majority of the entire membership of the Corporate Governance Committee;

3.	remove the lead director or appoint any person as lead director who is not a former Jefferson-Pilot director;

4.	change the size of the Board of Directors or any committee, or the responsibilities of, or the authority delegated to, any committee of the Board of Directors;

5.	engage in any extraordinary business transactions involving LNC or any of its “significant subsidiaries” (as defined in the Bylaws);

6.	alter, amend or repeal our Corporate Governance Guidelines, except to the extent necessary to make such guidelines consistent with the Bylaws; and

7.	alter, amend or repeal the foregoing Bylaw provisions.

Our Corporate Governance Guidelines

Subject to the Bylaw provisions discussed above, listed below are what we believe are some, but not all, of the more significant aspects of our Corporate Governance Guidelines.  A full text of our Corporate Governance Guidelines is available on our website at www.lincolnfinancial.com and in print to any shareholder who requests them by contacting our Corporate Secretary.

•
A majority of our Board, including the nominees for director, must at all times be independent under the applicable New York Stock Exchange, or NYSE, listing standards as determined under the guidelines for determining the independence of directors.  Director independence is discussed further below.

•
The independent directors must meet in executive session at least once a year and may meet at such other times as they may desire.  The outside directors meet in connection with each regularly scheduled Board meeting and at such other times as they may desire.  J. Patrick Barrett, a director and our non-executive chairman, presides over the meeting(s) of independent directors and the outside directors.

•	The Board has, among other Committees, an Audit Committee, Compensation Committee and Corporate Governance Committee and only independent directors may serve on each of these committees, and all of the directors serving on those Committees are independent under applicable NYSE listing standards and our Corporate Governance Guidelines.
•
Outside directors are not permitted to serve on more than five boards of public companies in addition to our Board, and independent directors who are chief executive officers of publicly held companies may not serve on more than two boards of public companies in addition to our Board.  Inside directors are not permitted to serve on more than two boards of public companies in addition to our Board.

•
The written charters of the standing Committees of the Board are reviewed not less than annually.  The charters of the Audit, Compensation and Corporate Governance Committees comply with the NYSE’s listing standards.  The charters are available on our website at www.lincolnfinancial.com and in print to any shareholder who requests them by contacting our Corporate Secretary.

•
We have Corporate Governance Guidelines that likewise comply with the NYSE’s listing standards.  The Corporate Governance Guidelines are available on our website at www.lincolnfinancial.com and are also available in print to any shareholder who requests them by contacting our Corporate Secretary.

•
We have a Code of Conduct that is available on our website at www.lincolnfinancial.com and is also available in print to any shareholder who requests it by contacting our Corporate Secretary. The Code of Conduct comprises our “code of ethics” for purposes of Item 406 of Regulation S-K under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and our “code of business conduct and ethics” for purposes of the NYSE listing standards.  We intend to disclose amendments to or waivers from a required provision of the code by including such information on our website at www.lincolnfinancial.com.

•	Committee chairs serve a minimum of three years and a maximum of six years, unless those limitations are shortened or extended by the Board.
•	We have a mandatory retirement age of 72 for outside directors.
•	The Board conducts a review of the performance of the Board and its Committees each year.
•
The Corporate Governance Committee is responsible for individual director assessments and obtains input for such assessments from all Board members other than the director being assessed.  These assessments, including confidential feedback to the director, will be completed at least one year prior to a director’s anticipated nomination for a new term.

•
The Board conducts an annual CEO performance evaluation.  The non-executive chairman of the Board conducts a meeting of the outside directors to discuss the evaluation and communicates the results to the CEO.

•	The Board reviews the annual succession planning report from the CEO, including the position of CEO as well as other executive officers.
•
The Board, Audit Committee, Compensation Committee, Corporate Governance Committee and Finance Committee each have authority to retain legal counsel or any other consultant or expert without notification to, or prior approval of, management.

•
Directors are required to submit their resignation from the Board upon changing their occupational status, and the Corporate Governance Committee with input from the CEO makes a recommendation to the Board regarding acceptance of such resignation.

•
Directors are required to achieve share ownership of three times their annual cash portion of the retainer within five years of election to the Board, and based on the March 7, 2008 closing price of our common stock ($48.55), all directors are in compliance with such requirements.

•	We will pay the reasonable expenses for each director to attend at least one continuing education program per year.
•	We have a director orientation program for new directors, and all directors are invited to attend orientation programs when they are offered.
•	We will not make any personal loans or extensions of credit to directors or executive officers.
•	The Corporate Governance Committee must re-evaluate the Corporate Governance Guidelines each year.

Director Independence

Our common stock is traded on the NYSE.  NYSE listing standards and our Corporate Governance Guidelines require that a majority of our directors meet the criteria for independence as set forth in the NYSE listing standards.  The NYSE listing standards provide that in order to be considered independent, the Board must determine that a director has no material relationship with us other than as a director.  As permitted by the NYSE listing standards, the Board has adopted categorical standards to assist it in determining whether its members have such a material relationship with us.  These standards, which are part of our Corporate Governance Guidelines, are discussed below and can be found on our website at www.lincolnfinancial.com.

The Corporate Governance Committee and the Board have reviewed the independence of each Board member, including the nominees for director at the Annual Meeting, considering the standards set forth in our Corporate Governance Guidelines (which include the NYSE standards for independence).  As a result of this review, the Board affirmatively determined that directors Avery, Barrett, Cunningham, Henderson, Johnson, Lachman, Mee, Payne, Pittard, Stonecipher and Tidwell are independent because they have none of the following material relationships with us (either directly or as a partner, shareholder or officer of an organization that has a material relationship with us):

•	is or was an employee, or whose immediate family member is or was an executive officer, of us or our subsidiaries during the three years prior to the independence determination;

•
has received, or whose immediate family member received, from us, during any 12-month period within the three years prior to the independence determination, more than $100,000 in direct compensation, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•
(i) is, or an immediate family member, is a current partner of our external or internal auditor (to the extent the internal auditor is a third-party); (ii) is a current employee of such a firm; (iii) has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) was, or who has an immediate family member that was, within the three years prior to the independence determination (but is no longer) a partner or employee of such a firm and personally worked on our audit within that time;

•
is or was employed, or whose immediate family member is or was employed, as an executive officer of another company where any of our present executives served at the same time on that company’s compensation committee within the three years prior to the independence determination;

•
is or was an executive officer or an employee, or whose immediate family member is or was an executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues within the three years prior to the independence determination;

•
is an executive officer of a not-for-profit organization to which we or the Lincoln Financial Foundation, Inc.’s annual discretionary contributions exceed the greater of $1 million or 2% of the organization’s latest publicly available total annual revenues; and

•
has any other material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us, including any contributions we made to a charitable organization of which the director serves as an executive officer).

The Board of Directors also has determined that the following relationships are not material and do not impair a director’s independence:

•
a director or a director’s immediate family member’s purchase or ownership of an insurance, annuity, mutual fund or other product from us, or use of our financial services, all on terms and conditions substantially similar to those generally available to other similarly situated third parties in arm’s-length transactions and does not otherwise violate the criteria listed above;

•	a director’s membership in the same professional association, or the same social, fraternal or religious organization or club, as one of our executive officers or other directors;

•	a director’s current or prior attendance at the same educational institution as one of our executive officers or other directors;

•
a director’s service on the board of directors of another public company on which one of our executive officers or directors also serves as a director, except for prohibited compensation committee interlocks; and

•	a director’s employment by another public company whose independent registered public accounting firm is the same as ours.

In addition, a director who is also a member of our Audit Committee must meet the following additional requirements regarding independence as required by Rule 10A-3(b)(1)(ii) under the Exchange Act:

1.
A director is not independent if he or she accepts, directly or indirectly, any consulting, advisory or other compensatory fee from us or any of our subsidiaries, other than the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with us or any of our subsidiaries (provided that such compensation is not contingent in any way on continued service).

2.	A director is not independent if he or she is an “affiliated person” (as defined in Section 10A-3 of the Exchange Act) of us or any of our subsidiaries.

Finally, the Board determined that those directors who are members of the Audit, Corporate Governance and Compensation Committees are likewise independent of our management and us under our Corporate Governance Guidelines and Securities and Exchange Commission, or SEC, and NYSE rules, as applicable.

In conducting its independence review discussed above, the Board considered, among other things, transactions and relationships between each outside director or any member of his or her immediate family and us or our subsidiaries and affiliates.  In making these determinations, the Board considered that in the ordinary course of business, transactions occur between us and companies at which some of our directors are or have been employees or officers.  In each case, the amount of transactions with these companies in each of the last three years did not reach the thresholds set forth in the categorical standards.  Dr. Cunningham is a professor at and employee of The University of Texas with which we engage in ordinary course of business transactions, namely, providing a 403(b) investment product.  Mr. Barrett is chairman of a company that supplies fuel to all airplanes at an airport in Syracuse, which our aircraft use on occasion.  The transactions were on terms that are substantially equivalent to those prevailing at the time for comparable transactions, and none reached the threshold levels set forth in our categorical standards.

Under our categorical standards, discretionary contributions to not-for-profit organizations to which a director serves as an executive officer of the lesser of $1 million or 2% of the organization’s latest publicly available total annual revenues will not impair the director’s independence.  None of the directors are executive officers of the not-for-profit organizations to which we or the Lincoln Financial Foundation, Inc. made contributions.

Qualifications and Director Nomination Process

The Corporate Governance Committee of the Board, which is composed solely of  independent directors, is responsible for (1) assisting the Board by identifying individuals qualified to become Board members, (2) recommending to the Board the director nominees for the next annual meeting of shareholders and (3) evaluating the competencies appropriate for the Board and identifying missing or under-represented competencies.  Our Corporate Governance Guidelines provide that the Board itself should be responsible, in fact as well as procedure, for selecting its own members.

The Corporate Governance Committee does not have any specific minimum qualifications that must be met by a nominee.  However, its charter provides that “[I]n nominating candidates, the Committee shall take into consideration such factors as it deems appropriate.  These factors may include judgment, skill, diversity, experience, the extent to which the candidate’s experience complements the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any Committees of the Board.  The Committee may consider candidates proposed by management, but is not required to do so.”

The Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service.  The Corporate Governance Committee begins by reviewing the individual director assessments of existing directors who are being considered for re-nomination. Current members of the Board who have skills and experience that are relevant to our business, who are willing to continue to serve and whose director assessment indicates the director has performed well during the most recent term are considered for re-nomination.  If any member of the Board being considered for re-nomination does not wish to serve or if the Corporate Governance Committee decides not to re-nominate a given member, the Corporate Governance Committee identifies the desired skills and experience that a potential new nominee should possess.  The Corporate Governance Committee also considers whether it is necessary or desirable that the nominee be considered independent under the NYSE listing standards, and, if so, whether the individual meets the standards for independence. The Corporate Governance Committee may, but is not required to, retain an outside firm to assist in the identification and evaluation of potential nominees.

The Corporate Governance Committee is responsible for reviewing with the Board the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board.  This assessment includes integrity, issues of diversity, age, professional accomplishments, skills such as understanding of marketing, finance, accounting, regulation and public policy, international background, commitment to our shared values, etc. – all in the context of an assessment of the perceived needs of the Board at a given point in time.

The Board has delegated the process of screening potential nominees who are not current directors to the Corporate Governance Committee with input from the CEO.  In connection with the evaluation of a new nominee, the Corporate Governance Committee determines whether it should interview the nominee, and if warranted, one or more members of the Corporate Governance Committee would interview the nominee.  Upon completing the evaluation and the interview, the Corporate Governance Committee makes a recommendation to the Board as to whether to nominate the director nominee.

Although the Corporate Governance Committee does not solicit shareholder recommendations regarding director nominees to be proposed by the Board, it will consider such recommendations if they are made in accordance with the procedures set forth in Article I, Section 11 of our Bylaws, which is set forth in Exhibit 2 to this proxy statement and discussed beginning on page 64 of this proxy statement under the heading “Shareholder Proposals.”  If the Corporate Governance Committee determines that such a nominee should be considered as a director, it will recommend the nominee to the Board.  The Board may accept or reject the proposed nominee.  There are no differences in the manner in which the Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder.

Communications with Directors

The Board provides a process for interested persons to send communications to the Board or to the outside directors of the Board.  Interested persons with information pertaining to any possible violation of our Code of Conduct, or concerns or complaints pertaining to our accounting, internal accounting controls or audit or other concerns are invited to communicate this information to the outside members of the Board of Directors at:

The Outside Directors
Lincoln National Corporation
150 N. Radnor Chester Road
Radnor, PA  19087
Attention: Office of the Corporate Secretary

All complaints and concerns will be received and processed by the Corporate Secretary.  Relevant and appropriate complaints and concerns will be referred to our Board’s non-executive Chairman of the Board.  You may report your concerns anonymously and/or confidentially. If you choose to report your concerns anonymously, we will be unable to contact you in the event we require further information in the course of our investigation.  If you choose to report your concerns confidentially, we cannot guarantee absolute confidentiality.  In certain circumstances, it would be impossible to conduct a thorough investigation without revealing your identity.  No retaliatory action will be taken against employees who raise any concern in good faith.

Director Attendance at 2007 Annual Meeting

The Board does not have a formal policy regarding attendance by Board members at our annual meeting of shareholders, but directors are encouraged to attend the annual meeting of shareholders.  All of our directors attended the 2007 annual meeting of shareholders, except former director, Jill S. Ruckelshaus, who decided not to stand for re-election and retired effective immediately after the meeting.

THE BOARD OF DIRECTORS AND COMMITTEES

Our Board is currently composed of 12 members.  The members of the Board, including Board nominees, their relevant term of office, and certain biographical information are set forth below under “Item 1 – Election of Directors.”  Compensation of our directors is discussed below under “Compensation of Directors.”

During 2007, the Board met six times.  All directors attended 75% or more of the aggregate meetings of the Board and Board Committees held during the period that he or she served as a director and which he or she was eligible to attend.

The Board currently has five standing committees:  the Audit Committee, the Compensation Committee, the Corporate Governance Committee, the Finance Committee and the Committee on Corporate Action.  The following table lists the Directors who currently serve on the Committees and the number of meetings held for each Committee during 2007.  The Audit, Compensation, Corporate Governance and Finance Committees each conduct a self-evaluation of their respective committee’s performance each year.

Current Committee Membership and Meetings Held During 2007
(C=Chair     M=Member)
Name	Audit	Compensation	Corporate Governance	Finance	Corporate Action[1]
William J. Avery	M
J. Patrick Barrett			M
William H. Cunningham		C		M
Dennis R. Glass					C
George W. Henderson, III	M			M
Eric G. Johnson				C
M. Leanne Lachman	C
Michael F. Mee		M		M
William P. Payne			C
Patrick S. Pittard		M
David A. Stonecipher				M
Isaiah Tidwell	M		M
Number of Meetings in 2007:	8	3	4	9	--

1The Committee on Corporate Action takes action by the unanimous written consent of the member of that Committee, and eight such actions were taken in 2007.

The functions and responsibilities of the key standing committees of our Board are described below.

Audit Committee

The primary function of the Audit Committee is oversight.  The principal functions of the Audit Committee include:

•
assist the Board of Directors in its oversight of (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence and (d) the performance of our general auditor and independent auditor;

•	select, evaluate and replace the independent auditors, and approve all engagements of the independent auditors;
•	review significant financial reporting issues and practices;
•
discuss our annual consolidated financial statements and quarterly “management discussion and analysis of financial condition and results of operations” included in our SEC filings and annual report to shareholders, if applicable;

•	inquire about significant risks and exposures, if any, and review and assess the steps taken to monitor and manage such risks;
•
establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal auditing controls, or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	consult with management before the appointment or replacement of the internal auditor; and
•	prepare the report required to be prepared by the Audit Committee pursuant to the rules of the SEC for inclusion in our annual proxy statement.

The Board has determined that William J. Avery is an “audit committee financial expert” as defined under Item 401 of Regulation S-K under the Exchange Act.  Mr. Avery is an independent director under applicable SEC rules, NYSE listing standards and our Corporate Governance Guidelines.  The Audit Committee has authority to obtain advice and assistance from internal or external legal, accounting or other advisors.  The Board has adopted a written charter for the Audit Committee, a copy of which is available on our website at www.lincolnfinancial.com.

More information concerning the Audit Committee, including the Audit Committee Report, is set forth below under “Ratification of the Appointment of the Independent Registered Public Accounting Firm” beginning on page 16.

Compensation Committee

The principal functions of the Compensation Committee include:

•	establish, in consultation with senior management, our general compensation philosophy;
•	review and confer on the selection and development of executive officers and key personnel;
•
review and approve corporate goals and objectives relevant to the compensation of the chief executive officer, evaluate the chief executive officer’s performance in light of these goals and set the chief executive officer’s compensation level based on this evaluation;

•	review and recommend to the Board for approval candidates for chief executive officer;
•	review and approve all compensation strategies, policies and programs that encompass total remuneration of our executive officers and key personnel;
•	make recommendations to the Board regarding incentive compensation and equity-based plans, and approve all grants and awards under such plans to executive officers;
•	approve employment contracts and agreements for executive officers; and
•
approve employee benefit and executive compensation plans and programs and changes to such plans and programs, if the present value cost of each plan or change to a plan will not exceed $20 million for the next five calendar years after their effectiveness.

A copy of the Compensation Committee Charter is available on our website at www.lincolnfinancial.com. The Compensation Committee has the authority to retain and terminate compensation consultants and to approve any compensation consultant’s fees and terms of retention and to obtain advice and assistance from internal or external legal, accounting or other advisors.  More information concerning the Compensation Committee, including the role of Towers Perrin, the compensation consultant retained by the Committee during 2007, and our executive officers in determining or recommending the amount or form of executive compensation is set forth under “Compensation Processes and Procedures” on page 18 below, and in the “Compensation Discussion & Analysis” beginning on page 19 below.

Corporate Governance Committee

The principal functions of the Corporate Governance Committee include:

•	identify individuals qualified to become Board members;
•	subject to our Bylaws, recommend to the Board nominees for director (including those recommended by shareholders in accordance with our Bylaws) and for Board Committees;
•	take a leadership position regarding corporate governance and to develop and recommend to the Board a set of corporate governance principles;
•	develop and recommend to the Board standards for determining the independence of directors;

•	recommend to the Board an overall compensation program for directors;
•	make recommendations to the Board regarding the size of the Board and the size, structure and function of Board Committees;
•	assist in the evaluation of the Board and be responsible for the evaluation of individual directors; and
•	recommend to the Board such additional actions related to corporate governance as the Committee deems advisable.

The Corporate Governance Committee has the authority to retain and terminate search firms and to approve any search firm’s fees and terms of retention and to obtain advice and assistance from internal or external legal, accounting or other advisors.  A copy of the Corporate Governance Committee Charter is available on our website at www.lincolnfinancial.com.

Finance Committee

The principal functions of the Finance Committee include:

•	review and provide guidance to senior management with respect to our annual three-year financial plan;
•
review and provide guidance to senior management with respect to our capital structure, including reviewing and approving (within guidelines established by the Board) issuance of securities by us or any of our affiliates, reviewing and approving significant “off balance sheet” transactions and reviewing and recommending changes, if necessary, to our dividend and share repurchase strategies;

•	review our overall credit quality and credit ratings strategy;
•	review and provide guidance to senior management with respect to our reinsurance strategies;
•	review and provide guidance to senior management with respect to proposed mergers, acquisitions, divestitures, joint ventures and other strategic investments;
•	review the general account and approve our investment policies, strategies and guidelines;
•	review our hedging program and the policies and procedures governing the use of financial instruments including derivative instruments; and
•	review the adequacy of the funding of our qualified pension plans, including significant actuarial assumptions, investment policies and performance.

The Finance Committee has authority to obtain advice and assistance from internal or external legal, accounting or other advisors.  A copy of the Finance Committee Charter is available on our website at www.lincolnfinancial.com.

Committee on Corporate Action

Within limits now or hereafter specified by the Board and, in some cases, the Finance Committee, the principal functions of the Committee on Corporate Action include:

•
determine the pricing of the securities offered from the shelf registration statement (including the interest rate, dividend rate, distribution rate or contract adjustment payments, as applicable, the conversion ratio or settlement rate, as applicable, the price at which such securities will be sold to the underwriters, the underwriting discounts, commissions and reallowances relating thereto and the price at which such securities will be sold to the public);

•	approve the final form of underwriting agreement, security and other transaction documents relating to the offering and sale of the securities under the shelf registration statement; and
•	elect certain classes of our officers as the Board may determine by resolution.

ITEM 1 - ELECTION OF DIRECTORS

Our Board is currently composed of 12 members and is divided into three classes.  Each director is elected for a three-year term.  The Board of Directors is authorized under our Bylaws to fill the vacancy in the class of directors or reduce the size of the Board without seeking shareholder approval.

Nominees For Director

If you sign the enclosed proxy card and return it to us, your proxy will be voted for the Board’s nominees for terms expiring at the 2011 Annual Meeting or until their successors are duly elected and qualified, unless you specifically indicate on the proxy card that you are withholding authority to vote for one or more of those nominees.  All of the nominees are current directors of LNC.  All nominees have agreed to serve on the Board if they are elected.  If any nominee is unable (or for whatever reason declines) to serve as a director at the time of the Annual Meeting, proxies may be voted for the election of a qualified substitute nominee selected by the Board.

Nominees for a Term Expiring at the 2011 Annual Meeting

J. Patrick Barrett
Non-executive Chairman since 2007
Director since 1990
Age 71

Principal Occupation, Business Experience and Public and Investment Company Directorships:
Chairman and Chief Executive Officer of CARPAT Investments, a private investment company (November 1987 – Present).

Dennis R. Glass
Director since 2006
Age 58

Principal Occupation, Business Experience and Public and Investment Company Directorships:
President and Chief Executive Officer of Lincoln National Corporation (July 2007 – Present).  President and Chief Operating Officer of Lincoln National Corporation (April 2006 – July 2007).  President and Chief Executive Officer of Jefferson-Pilot Corporation (March 2004- April 2006).  President and Chief Operating Officer of Jefferson-Pilot Corporation (November 2001 – February 2004).

Michael F. Mee
Director since 2001
Age 65

Principal Occupation, Business Experience and Public and Investment Company Directorships:
Retired Executive.  Executive Vice President and Chief Financial Officer of Bristol-Myers Squibb Company, a pharmaceutical and related health care products company (March 1994 – April 2001).  Director of Ferro Corporation.

David A. Stonecipher
Director since 2006
Age 66

Principal Occupation, Business Experience and Public and Investment Company Directorships:
Retired Executive. Non-executive Chairman of the Board of Jefferson-Pilot Corporation (March 2004 – April 2006).  Director, Chairman of the Board, Chief Executive Officer of Jefferson-Pilot Corporation (March 1993 – February 2004).

The Board of Directors recommends a vote FOR each of the nominees.

Directors Continuing In Office

The identity of, and certain biographical information relating to, the directors who will continue in office after the Annual Meeting are set forth below.

Continuing in Office for a Term Expiring at the 2009 Annual Meeting

George W. Henderson, III
Director since 2006
Age 59

Principal Occupation, Business Experience and Public and Investment Company Directorships:
Retired Executive.  Chairman and Chief Executive Officer of Burlington Industries, Inc., a manufacturer of textile products (1995 – 2003).  Director of Bassett Furniture Industries, Inc.

Eric G. Johnson
Director since 1998
Age 57

Principal Occupation, Business Experience and Public and Investment Company Directorships:
President and Chief Executive Officer of Baldwin Richardson Foods Company, a manufacturer of dessert products and liquid condiments for retail and the food service industry (December 1997 – present).

M. Leanne Lachman
Director since 1985
Age 65

Principal Occupation, Business Experience and Public and Investment Company Directorships:
President of Lachman Associates LLC, an independent real estate consultant and investment advisor (October 2003 – Present).  Principal and Managing Director of Lend Lease Real Estate Investments, a global investment manager (November 1999 – October 2003).  Secretary of G.L. Realty Investors, Inc, a real estate investment company (April 2004 – Present).  Director of Liberty Property Trust.

Isaiah Tidwell
Director since 2006
Age 63

Principal Occupation, Business Experience and Public and Investment Company Directorships:
Retired Executive.  Executive Vice President and Georgia Wealth Management Director, Wachovia Bank, N.A., a diversified commercial banking organization (2001 – 2005).  Director of Lance, Inc. and Ruddick Corporation.

Continuing in Office for a Term Expiring at the 2010 Annual Meeting

William J. Avery
Director since 2002
Age 67

Principal Occupation, Business Experience and public and investment Company Directorships:
Retired Executive. Chairman of the Board and Chief Executive Officer of Crown Cork & Seal Company, Inc., a manufacturer of packaging products for consumer goods (1995 – 2001).  Director of Rohm & Haas.

William H. Cunningham
Director since 2006
Age 64

Principal Occupation, Business Experience and public and investment Company Directorships:
Professor at The University of Texas at Austin (2000 – Present).  Director of Hayes Lemmerz International, Inc., Hicks Acquisition Company I, Inc., Introgen Therapeutics, Inc., John Hancock Mutual Funds and Southwest Airlines Co.

William Porter Payne
Director since 2006
Age 60

Principal Occupation, Business Experience and public and investment Company Directorships:
Partner, Gleacher Partners LLC, an investment banking and asset management firm (2000 – Present).  Director of Anheuser Busch, Inc. and Cousins Properties, Inc.

Patrick S. Pittard
Director since 2006
Age 62

Principal Occupation, Business Experience and public and investment Company Directorships:
Distinguished Executive in Residence at the Terry Business School, University of Georgia (2002 – Present).  Chairman, President and Chief Executive Officer of Heidrick & Struggles International, Inc., a global provider of senior level executive search and leadership development services (1983 – 2002).  Director of Artisan Funds and CBeyond, Inc.

ITEM 2 - RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On February 22, 2008, our Audit Committee appointed Ernst & Young LLP as our independent registered public accounting firm, for the year ending December 31, 2008.  We have engaged this firm and its predecessors in this capacity continuously since 1968.  Although not required, we request that you ratify this appointment.  If you do not ratify this appointment, the Audit Committee may reconsider its appointment.  Even if you do ratify this appointment, the Audit Committee is empowered to terminate Ernst & Young LLP and select and retain another independent registered public accounting firm at any time during the year.

Representatives of Ernst & Young LLP will be present at the Annual Meeting.  They will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions relating to the audit of our audited consolidated financial statements for the year ended December 31, 2007.

The Board of Directors recommends a vote FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2008.

Independent Registered Public Accounting Firm
Fees and Services

Below are fees that were incurred by Ernst & Young LLP, our independent registered public accounting firm, for fiscal years 2007 and 2006 for professional services rendered as well as the related percentage of total fees that each category comprises.

	Fiscal Year Ended -December 31, 2007	% of Total Fees	Fiscal Year Ended -December 31, 2006	% of Total Fees
Audit Fees	$8,489,300	81.2	$10,017,627	83.3
Audit-Related Fees	1,961,133	18.8	2,006,249	16.7
Tax Fees	--	--	--	--
All Other Fees	--	--	13,500	*
TOTAL FEES:	$10,450,433	100	$12,037,376	100
    *less than 1%

Audit Fees

Fees for audit services include fees associated with the annual audit, the reviews of our interim financial statements included in quarterly reports on Form 10-Q, accounting consultations directly associated with the audit, and services normally provided in connection with statutory and regulatory filings.

Audit-Related Fees

Audit-related services principally include employee benefit plan audits, service auditor reports on internal controls, due diligence procedures in connection with acquisitions and dispositions, reviews of registration statements and prospectuses and accounting consultations not directly associated with the audit or quarterly reviews.

Tax Fees

Fees for tax services include tax compliance and advisory services.

All Other Fees

Represents fees for two software products used for technical research in 2006.

Audit Committee Pre-Approval Policy

In accordance with its charter, the Audit Committee’s policy is to pre-approve services provided by Ernst & Young LLP.  These pre-approval procedures are set forth in Exhibit 3 hereto.  During the year ended December 31, 2007, all services provided by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with this policy.  During the year ended December 31, 2006, we relied upon the de minimis exception to pre-approval pursuant to SEC rules for approximately 1% of all services provided by Ernst & Young LLP.

Audit Committee Report

Management has primary responsibility for preparing Lincoln National Corporation’s financial statements and establishing financial reporting systems and internal controls.  Management also is responsible for reporting on the effectiveness of the Corporation’s internal control over financial reporting.  The independent registered public accounting firm is responsible for performing an independent audit of the Corporation’s consolidated financial statements and issuing a report on these financial statements.  The independent registered public accounting firm is also responsible for issuing an attestation report on the Corporation’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2007.  The Audit Committee has also discussed with the

Corporation’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  Additionally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based upon the review and discussions referred to in this report, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2007 be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

The Audit Committee

William J. Avery
George W. Henderson, III
M. Leanne Lachman, Chair
Isaiah Tidwell

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, certain officers and beneficial owners of greater than 10% of our equity securities to file reports of holdings and transactions with the SEC and the NYSE.  Based on written representations that we have received from our officers subject to Section 16 and directors, and a review of the reports filed with respect to transactions that occurred during 2007, we believe that each of our directors and officers subject to Section 16 met all applicable filing requirements, except for former director, Glenn F. Tilton, who made one late filing disclosing three transactions.

COMPENSATION PROCESSES AND PROCEDURES

The Compensation Committee of the Board of Directors has primary authority for considering and determining executive compensation, while the Corporate Governance Committee reviews and recommends to the Board of Directors the overall compensation program for directors.  For a description of the principal functions of the Compensation Committee, see “The Board of Directors and Committees – Compensation Committee” on page 11.

Although there is nothing in its charter preventing the Compensation Committee from delegating its authority on executive compensation matters to members of management, the Committee has not delegated its authority.  The Compensation Committee has delegated to the Chair of the Committee the authority to approve changes to executive officer compensation, subject to the Committee’s review and ratification.  This was done primarily to facilitate changes in compensation, if and as necessary, between Compensation Committee meetings usually in connection with a promotion or new hire.

The Compensation Committee engaged Towers Perrin in 2007 as its compensation consultant.  At the Committee’s request, Towers Perrin provides the Compensation Committee with market data and information on trends in executive compensation, such as the use of various forms of equity, the prevalence of performance-based awards and the appropriate allocation of compensation among base salary and annual and long-term incentive awards.  Dennis R. Glass, our President and CEO, and our senior vice president of Human Resources make recommendations to the Compensation Committee with respect to the base salary, target annual incentive awards and target long-term incentive awards for each of the executive officers, except for Mr. Glass.  For a further discussion on the role of Mr. Glass and our senior vice president of Human Resources, as well as Towers Perrin, in compensation decisions during 2007, see the “Compensation Discussion & Analysis” immediately below.

The Compensation Committee normally approves the vesting of incentive awards at its first regularly scheduled meeting of the calendar year (usually in late February or early March).  During this meeting, the

Committee reviews financial data provided by management reporting the results for the various performance measures previously established for the just-completed annual and long-term performance cycles.  The Committee certifies the achievement—or not—of the performance measures and approves the vesting of awards, as appropriate.  Mr. Crawford, our Chief Financial Officer, provides the Committee with management’s recommendations for the targets for the upcoming performance cycle.

The Compensation Committee generally grants equity awards to our executive officers once a year at its first regularly scheduled meeting of the calendar year (usually in February or March).  However, the Compensation Committee may also grant equity awards at other regularly scheduled meetings, or if circumstances require, the Committee or Board may grant equity awards at special meetings or by taking action through unanimous written consent.  The Board of Directors also has the same authority to grant equity awards.  For more information on our equity grant procedures, see the “Compensation Discussion & Analysis—Equity Grant Procedures” below.

Under its charter, the Corporate Governance Committee reviews and recommends to the Board of Directors the overall compensation program for directors, including retainer, meeting fees, perquisites, deferred compensation, stock option plans or other incentive or retirement plans, and medical and life insurance coverage, but the Board of Directors retains the authority to approve the compensation program.  Towers Perrin provides the Corporate Governance Committee with market data and information on trends in directors’ compensation, which the Committee uses in reviewing and setting director compensation.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis
Introduction

This Compensation Discussion & Analysis, or CD&A, provides our analysis of our compensation programs primarily as they apply to those executive officers named in the compensation tables (the “NEOs”), beginning on page 35 of this proxy statement.  As required by the rules of the Securities and Exchange Commission, the compensation tables disclose cash compensation earned by the NEOs in 2007 as well as equity awards granted, stock options exercised and performance awards paid out in 2007.  Therefore, we discuss the following performance periods:

•	the 2005-2007 performance period for long-term incentive awards earned on December 31, 2007 and paid in early 2008;
•	the 2007 performance period for annual incentive awards earned on December 31, 2007 and paid in early 2008; and
•	the 2007-2009 performance period for long-term incentive awards made in 2007.

We also discuss various actions taken with respect to executive salaries during 2007.

You should read the CD&A in conjunction with the compensation tables on pages 35 to 61.

Overview of Executive Compensation

We believe that attracting and retaining key executives is essential to our continued growth and strong performance.  Our goal is to build a performance culture of “A” players, recognizing that talent drives performance, and strong performance attracts greater talent.  To that end, our executive compensation programs are designed to position us to attract and retain the most talented individuals in the financial services industry by offering competitive compensation packages that reward exceptional individual and company performance.  We strive to maintain compensation practices that:

•	create a “pay for performance” culture with a strong nexus between levels of executive compensation and our long-term and short-term financial performance;

•	create incentive for our NEOs to focus on and achieve our overall business strategy; and

•	align the financial interests of our executives with those of our shareholders.

In order to attract and retain superior talent—the key to superior products and services—we have designed long-term and short-term incentive programs that reward above-average financial performance with above-average compensation.  Conversely, our incentive programs are designed to reward average financial performance with below-average compensation.  We structure our programs in this way because we believe that executive compensation should be highly leveraged and include a significant amount of at-risk compensation that will be earned only if performance objectives are achieved.  Generally, more than half of 2007 NEO incentive compensation awarded is or was “at risk” based upon our performance during the relevant period, reinforcing our “pay for performance” philosophy.  The degree to which compensation is leveraged is greatest at the highest levels of the organization (the CEO, CFO, and other NEOs), and less leveraged at lower levels.  We believe that allocating the largest portion of executive compensation to incentive compensation helps to properly balance the financial interests of our executives with those of our shareholders by putting executive pay at risk based on our success.

Our compensation programs are also designed to be easily communicated to and understood by both our executives and shareholders.  We put a strong emphasis on “line of sight” factors.  It is important to us and to our executives for performance to be measurable and for compensation to be paid based on criteria that both executives and shareholders can reasonably identify, and, in the case of our executives, influence and affect.

In general, we aim to pay total compensation to our executives at the median as compared to the compensation paid to executives in similar positions in similarly sized, insurance-based financial services and investment management companies, as applicable.  For all of our NEOs, except Mr. Coyne, we used market data drawn from the following companies included in the Diversified Insurance Study of Executive Compensation:

• AEGON USA	• Met Life
• Aetna	• Mutual of Omaha
• AFLAC	• Nationwide
• AIG	• New York Life
• Allianz (Life USA)	• Northwest Mutual
• Allstate	• Pacific Life
• American United Life	• Phoenix Companies
• AXA Equitable	• Principal Financial
• CIGNA	• Prudential Financial
• Genworth Financial	• Securian Financial
• Guardian Life	• Sun Life Financial
• Hartford Financial Services	• Thrivent Financial
• ING	• TIAA-CREF
• John Hancock	• Unum Group
• Massachusetts Mutual	• USAA

For Mr. Coyne, the President of Lincoln National Investment Companies, Inc. and Delaware Management Holdings, Inc., we reviewed compensation data for executives in similar positions in similarly sized investment management entities from the McLagan Partners’ Investment Management Survey.  The companies we identified as similar in size to Delaware were:

• American Century Investments	• Loomis, Sayles & Company, L.P.
• AXA Rosenberg Investment Management	• Lord, Abbett & Co. LLC
• Babson Capital Management LLC	• Mellon Capital Management Corp.
• Brandes Investment Partners, L.P.	• Neuberger Berman, LLC
• Eaton Vance Management	• The Phoenix Companies, Inc.
• Harris Associates, L.P.	• Russell Investment Group
• Jennison Associates, LLC	• Western Asset Management Co.

For Robert W. Dineen, the President of Lincoln Financial Network, we used compensation data from both the Diversified Insurance Study and the MacLagan Partners’ Survey.  This reflects the nature of Mr. Dineen’s position, which includes both insurance-based financial services and investment management aspects.

Although we generally aim to pay median compensation as determined from the above-named sources of market data, in some cases, we may pay above-median compensation.  Specifically, in 2007, we paid above-median compensation to Mr. Dineen and to Westley V. Thompson, the President of our Employer Markets business.  In both cases, which are described in more detail below, our actions supported our philosophy of attracting and retaining “A” player talent.

We may also award additional cash or equity-based bonuses to our executives that result in above-median compensation for a variety of reasons, including exemplary individual performance, promotions, as a retention tool, or in recognition of significant challenges or difficult projects we have asked them to undertake.  In February 2007, our Compensation Committee approved restricted stock awards for three of our executive officers, including three of our NEOs: Dennis R. Glass, currently our President and Chief Executive Officer, Mr. Dineen, and Mr. Thompson.  The purpose of the restricted stock award for Mr. Glass, who was at the time our President and Chief Operating Officer, was to acknowledge and reward him for his strong performance in that position during 2006 and for the key role he played in the integration of Jefferson-Pilot.  Mr. Dineen and Mr. Thompson were granted restricted stock awards in February 2007 also to acknowledge their significant contributions to the continuing efforts to integrate Jefferson-Pilot during the prior year and to achieve merger savings through business synergies and increased organizational efficiency.  The awards were also meant to provide Messrs. Dineen and Thompson with additional incentive to see us through short-term challenges.  In addition, Mr. Thompson’s award recognized his success in bringing together the Employer Markets business unit.

In August 2007, our Compensation Committee approved additional grants of restricted stock for our executive officers, including all of our NEOs except for Mr. Glass.  The awards were made following certain executive departures, including the retirement of our former Chairman and Chief Executive Officer, Jon A. Boscia.  The Committee believed that it was important to maintain the continuity of the current executive team.  The Compensation Committee consulted with Towers Perrin, its compensation consultant, regarding the size of the award to ensure that the award was adequate to achieve its retention purpose.  For all of our NEOs except for Mr. Glass, the amount of restricted stock was equal to two times base salary and vests in three equal annual installments beginning August 2008.

In response to Mr. Glass’s promotion to CEO in July 2007, the Committee reviewed his total direct compensation (base salary, annual incentive program or “AIP” award, and long-term incentive program or “LTI” award) with its compensation consultant, with the intention of bringing his compensation to the median range of CEO compensation, based on data derived from the Diversified Insurance Survey companies named above.  In August 2007, the Committee granted Mr. Glass approximately $500,000 in restricted stock and approximately $450,000 in stock options in order to increase his long-term incentive pay for 2007.  The restricted shares “cliff-vest” on the third anniversary of grant date.  The Committee also granted Mr. Glass approximately $1.8 million in stock options in recognition of his promotion to the position of CEO.

The awards discussed above are set forth in the “Grants of Plan-Based Awards” table on page 38.

Elements of Compensation

Our executives receive four primary types of compensation: base salary, AIP awards, LTI awards, and retirement and health and welfare benefits.  In general, the fixed or certain elements of compensation—base salary and benefits—make up the smallest percentage of total executive compensation, while the largest component of total executive compensation—incentive awards—fluctuates in value and is “at risk” based on corporate performance and the performance of our business segments.  This allocation of compensation supports our foundational “pay for performance” philosophy.  Annual decisions setting the level of base salary, AIP or LTI are always made in consideration of the total direct compensation picture and the interaction of those three elements.  Mid-year adjustments to base salary will generally not affect AIP or LTI targets.  We perform periodic reviews of the level of retirement and health and welfare benefits paid to our executives to determine whether our benefits continue to be competitive.  During 2007, we performed such a review, using the following peer group of companies to evaluate whether our non-qualified or “top-hat” plans were competitive:

• Aetna	• MetLife
• Allstate	• Nationwide
• Amerus	• Phoenix Sun
• CIGNA	• Principal
• Genworth	• Prudential
• The Hartford	• UNUM Provident

Base Salary

We pay competitive base salaries in order to draw key executive talent to the company and to retain this talent.  At the request of the Compensation Committee, for each executive officer including each NEO, Towers Perrin identified comparable executive roles with similar responsibilities and scope in organizations of similar size and type, using the companies identified from the Diversified Insurance Study and/or the MacLagan Partners’ Survey, as discussed above.  Understanding that there is no perfect match between the roles played by our executives and the executives in the peer companies we have identified, we may consider multiple sources of market data for this purpose.  We do not take a formulaic approach to determining the base salaries of our executives.  The market data gathered in this manner is only the point of departure in a discussion that considers a number of factors, including a subjective review of each executive’s individual performance during the prior year, relevant experience, the significance of each NEO’s role to our business strategy and their particular short and long-term challenges.

With two exceptions, all of our NEOs were paid an annual base salary for 2007 that was at median or the “market rate” for their positions, as determined by the above analysis.  We may pay above-median compensation in cases where we have moved an executive officer from a leadership role in one business segment to a leadership role in another business.  We may do this for a variety of reasons, including organizational considerations, or the need for specific expertise in the task of building a new business or improving an existing one.  In such cases, the compensation of the executive officer we have moved may reflect median market compensation for their former position, but may be above median compensation for their new position.  In 2007, Mr. Thompson had a higher median salary than the one indicated for his current position, President of Employer Markets, a new business unit.  His 2007 base salary represented the median salary for his former role as President of Lincoln Financial Distributors.  The Compensation Committee did not wish to reduce his salary for taking on this new and challenging role.  We may also pay higher than median compensation to executive officers whom we have recruited from other industries with higher median compensation.  In 2007, Mr. Dineen was paid an above-median salary, which reflected that when we recruited him he was in a higher paying position in the financial services industry.  We recruited him from this position due to the importance of Lincoln Financial Network to our long-term business strategy.

Due to the fact that an in-depth market analysis was performed in April 2006 by the Committee’s compensation consultant, and base salary levels for executives in similar companies had remained relatively flat during the period between April 2006 and November 2006, we did not increase executive salaries at that time.  In February 2007, however, we did increase the base salaries for three executive officers, including one of our NEOs, Frederick J. Crawford, our Chief Financial Officer.  Because Mr. Crawford’s salary was 17% below the median level according to Towers Perrin’s market data, the Committee reviewed Mr. Crawford’s base salary.  The Committee considered his strong performance and tenure in his position and determined that his salary level was not appropriate in light of the significant responsibilities he assumed in that role.  Accordingly, the Committee approved an increase in Mr. Crawford’s base salary to $500,000.  In addition, soon after Mr. Glass became CEO in July 2007, the Compensation Committee reviewed the relevant market data specific to the chief executive officer position (based on data from the Diversified Insurance Survey companies mentioned above).  The Committee members considered Mr. Glass’s strong performance record, his years in the industry and his tenure as a seasoned, results-oriented CEO for Jefferson-Pilot prior to our merger.  Based on this information and subsequent discussion, the Committee approved an increase in Mr. Glass’s base salary from $900,000 to $1,000,000 in August 2007—a salary that is still slightly below median when compared to CEO salaries in our peer group of companies.

Each NEO’s 2007 base salary is set forth in the Summary Compensation Table on page 35.

2007 Incentive Awards

Consistent with our recent practice, during 2007, our NEOs participated in two incentive award programs: an annual cash incentive award program, referred to above as the AIP, and a long-term incentive award program, referred to as the LTI.  The 2007 LTI program consisted of a combination of stock options and long-term performance awards.  For all NEOs, except for Mr. Coyne, the options were options to purchase shares of our common stock.  For Mr. Coyne, the options were options to purchase shares of Delaware Investments U.S., Inc. under the Delaware Management Holdings, Inc. Incentive Compensation Plan (formerly the Delaware Investments U.S. Stock Option Plan).

For each NEO other than the CEO, the senior vice president of Human Resources and the CEO recommended 2007 AIP and LTI compensation targets to the Compensation Committee after reviewing the relevant market data (compensation data from the companies listed above) provided by the Committee’s independent compensation consultant, and after considering each executive’s unique skills, experience and past performance and future challenges, as well as organizational considerations and the industry within which the executive’s business competes.  The Committee considered all elements of total targeted direct compensation (base salary, AIP targets and LTI targets) when setting incentive award targets.  There is no formula used to set incentive compensation targets—the judgment of the CEO and senior vice president of Human Resources is a key element to the process.  After consideration of this information, the Committee approved the 2007 AIP and LTI compensation targets for our NEOs.

To determine the appropriate AIP and LTI compensation targets for our former CEO, Jon A. Boscia, the senior vice president of Human Resources met with Towers Perrin and the members of the Compensation Committee to review the relevant market data specific to the chief executive officer position (based on data from the Diversified Insurance Survey of Executive Compensation).  Based on a review of these materials and consideration of Mr. Boscia’s strong performance record, the Committee established and approved Mr. Boscia’s 2007 AIP and LTI compensation targets in February 2007.  At that time, the 2007 AIP and LTI targets for Mr. Glass were established, using data from the Diversified Insurance Survey for the second highest paid officer (Mr. Glass was then President and Chief Operating Officer).  Mr. Glass’s LTI target was adjusted in August 2007, after his promotion to CEO, as discussed above (through a stock option and restricted stock award).  The Committee also reviewed his 2007 AIP target at that time.  The Committee considered the former CEO’s 2007 AIP target as a starting point, and considered Mr. Glass’s experience as CEO for Jefferson-Pilot Corporation prior to the merger, as well as his performance in the role of Chief Operating Officer for us since the merger.  The Committee decided to increase Mr. Glass’s 2007 AIP target at the level set forth in the Grants of Plan-Based Awards table on page 38.

Similar to base salary, incentive compensation for executive positions was targeted to the market median for comparable positions in the companies identified above (from the relevant survey/study).  However, incentive compensation for two of our NEOs in 2007—Messrs. Dineen and Thompson—was targeted at above the market median for the same reasons discussed above with respect to their base salaries.

For all of our executive officers, the percentage of total direct compensation that is awarded in the form of incentive compensation exceeds the percentage of compensation granted as base salary.  Specifically, for our NEOs, the following table shows the relationship between the different forms of targeted direct compensation: annual base salary, and “at-risk” compensation: AIP and LTI.

NEOs	Base Salary*	2007 AIP*	2007 LTI*
Dennis R. Glass, President and CEO	15%	24%	61%
Frederick J. Crawford, CFO of LNC	23%	23%	54%
Robert W. Dineen President, Lincoln Financial Network	16%	42%	42%
Patrick P. Coyne, President, Lincoln National Investment Companies, Inc. and Delaware Management Holdings, Inc.	13%	48%	39%
Westley V. Thompson, President, Employer Markets	20%	27%	53%
Jon A. Boscia, Former Chairman and CEO of LNC	11%	29%	60%
* The percentages are based on current compensation and not on the methodology used for the Summary Compensation Table.

The 2007 Annual Incentive Awards

The AIP is generally paid in cash.  However, any NEO who has failed to meet the applicable share ownership requirements (the share ownership requirements for our executives are described in more detail below) may receive some or all of their AIP award in shares of our common stock.  For the 2007 AIP, all of our executive officers were on target to meet their required level of share ownership and received the AIP in cash.  The Committee approved the performance measures for the 2007 AIP in February 2007 and certified the performance results for the 2007 AIP in February 2008.

In 2007, the Compensation Committee approved income from operations per share, growth in gross deposits and sales and merger-related cost savings as the AIP performance measures.  These measures were recommended to the Committee by management for the following reasons:

•
Income from Operations per Diluted Share — We believe that this measure is a significant valuation tool used by stock analysts in the financial services industry and also reflects the success of actions that management has taken during the applicable period to increase shareholder value.

•
Growth in Gross Deposits and Sales — In our business, deposits and sales in the short-term do not have a significant impact on income from operations per share, but over time and at a compounded growth rate, they create value through building the in-force contribution to earnings and returns. We believe that distribution strength (depth and breadth) is among the more important drivers of valuation, and deposits and sales are a good way to measure the value of the distribution franchise and overall product competitiveness.

•
Merger-Related Cost Savings — Management established a three-year merger-related savings target of $180 million originally and revised to $200 million, as one of the key assumptions in establishing the success of our integration of Jefferson-Pilot after our April 2006 merger.  Therefore, the Committee set a merger-related cost savings goal for the year 2007.

Although these represented the performance measures for 2007, we may select the same or different measures in the future depending upon management’s judgment of the appropriate goals for the period.  The weightings of the performance measures reflect management’s judgment that growth in income from operations per diluted share and production are the primary year-to-year value drivers.  However, given the significance of the Jefferson-Pilot merger, a merger-related cost savings goal was established, but given a lesser weighting.  For the business unit heads, these views are balanced with the importance of individual business unit performance to corporate overall performance.

In setting the goals to be achieved with respect to each of the 2007 AIP performance measures, both management and the Compensation Committee intended the target levels to present a challenge for our NEOs, and therefore to create a strong incentive for growth.  Accordingly, the Committee approved the maximum goals for our 2007 AIP performance measures at a level that exceeded our internal financial plan.  The corporate income from operations per share performance measure was set after consideration of a number of factors, including peer group performance and our financial plan.  The goal for merger savings was based upon the savings in 2007 that would result in achievement of a savings target (in millions) by the second anniversary date of the merger.  However, our 2007 financial results exceeded expectations and resulted in above target payouts for our NEOs.  Each NEO’s actual 2007 AIP payout amount is set forth in the Summary Compensation Table on page 35.

For 2007 incentive compensation, “income from operations” is defined as net income determined in accordance with generally accepted accounting principles (“GAAP”), excluding the after-tax effects of:  merger and integration related expenses, restructuring charges, curtailment gains/losses, realized gains/losses on investments and derivative investments, gains/losses on the sales of subsidiaries and FAS 113 reserve development on business sold through indemnity reinsurance.  Income from operations is an internal measure used by us in the management of our operations.  The Compensation Committee believes that this performance measure explains the results of our ongoing operations in a manner that allows for a better understanding of the underlying trends in our current business.  Growth in gross deposits and sales is measured as the increase in gross deposits and sales for the period ending December 31, 2007 as compared to gross deposits and sales for the period ending December 31, 2006.  Life sales are defined as described on page 64 of our 2007 Annual Report to Shareholders.

The chart below sets forth the various performance measures approved for the 2007 AIP that applied to our corporate officers (which included Mr. Glass, Mr. Boscia, and Mr. Crawford, our Chief Financial Officer), as well as the relative weighting of each performance measure, the goals set for each measure, and the actual performance results for each measure.  The aggregated, weighted performance results for our corporate executives as a whole for the 2007 AIP was 151.67%.

($ amount in millions except per share amounts)
Performance Measures	Relative Weight	Goal at Minimum	Goal at Target	Goal at Maximum	Actual Performance Results	Payout as a Percentage of Target
Income from Operations per Diluted Share	50%	$5.15	$5.40	$5.70	$5.50	133.33%
Individual Markets Life Sales	7.5%	$665	$700	$735	$745.6	200%
Individual Markets Annuities Gross Deposits	7.5%	$11,895	$12,521	$13,147	$13,385.9	200%
Employer Markets Gross Deposits and Sales	7.5%	$5,243	$5,716	$5,947	$5,957.5	200%
Delaware Retail Sales and Institutional Inflows	7.5%	$21,766	$22,912	$24,056	$21,047	0%
Merger-Related Cost Savings (2007 realized savings expressed)	20%	$118	$131	$145	$163.6	200%

Mr. Boscia’s 2007 AIP award was pro-rated and paid at target pursuant to his Retirement and Release Agreement, dated July 6, 2007 and was not based on the satisfaction of 2007 AIP performance measures.

For Mr. Dineen, corporate performance measures represented 40% of his 2007 AIP award, with the remaining 60% based on business unit performance measures analogous to our corporate measures.  The chart directly below sets forth the performance measures approved for the 2007 AIP for Mr. Dineen, as well as the relative weighting of each performance measure, the goals set for each measure and the actual performance results for each measure.  The aggregated, weighted performance result for Mr. Dineen’s 2007 AIP was 181.33%.

($ amounts in millions, except per shares amounts)
2007 AIP: Performance Measures for Robert W. Dineen	Relative Weight	Goal at Minimum	Goal at Target	Goal at Maximum	Actual Performance Results	Payout as a Percentage of Target
Corporate: Income from Operations	16%	$5.15	$5.40	$5.70	$5.50	133.33%
Individual Markets Life Sales	4%	$665	$700	$735	$745.6	200%
Individual Markets Annuities Gross Deposits	4%	$11,895	$12,521	$13,147	$13,385.9	200%
Employer Markets Gross Deposits and Sales	4%	$5,243	$5,716	$5,947	$5,957.5	200%
Delaware Retail Sales and Institutional Inflows	4%	$21,766	$22,912	$24,056	$21,047	0%
Corporate: Merger-Related Cost Savings (2007 realized savings)	8%	$118	$131	$145	$163.6	200%
Line of Business Earnings	24%	$80	$84	$88	$90.5	200%
Lincoln Financial Network Life Sales	12%	$142	$150	$157	$168.4	200%
Lincoln Financial Network All Other Sales	12%	$1,770	$1,863	$1,956	$2,126	200%
Line of Business Merger-Related Cost Savings (2007 realized savings)	12%	$4.6	$5.1	$5.6	$8.6	200%

For Mr. Thompson, corporate performance measures represented 40% of his 2007 AIP award.  The remaining 60% were business unit measures analogous to our corporate measures. The chart directly below sets forth the performance measures approved for the 2007 AIP for Mr. Thompson, as well as the relative weighting of each performance measure, the goals set for each measure, and the actual performance results for each measure.  The aggregated, weighted performance result for Mr. Thompson’s 2007 AIP was 130.29%.

($ amounts in millions, except per share amounts)
2007 AIP: Performance Measures for Westley V. Thompson	Relative Weight	Goal at Minimum	Goal at Target	Goal at Maximum	Actual Performance Results	Payout as a Percentage of Target
Corporate: Income from Operations per Diluted Share	20%	$5.15	$5.40	$5.70	$5.50	133.33%
Individual Markets Life Sales	3%	$665	$700	$735	$745.6	200%
Individual Markets Annuities Gross Deposits	3%	$11,895	$12,521	$13,147	$13,385.9	200%
Employer Markets Gross Deposits and Sales	3%	$5,243	$5,716	$5,947	$5,957.5	200%
Delaware Retail Sales and Institutional Inflows	3%	$21,766	$22,912	$24,056	$21,047	0%
Corporate: Merger-Related Cost Savings (2007 realized savings)	8%	$118	$131	$145	$163.6	200%
Income from Operations/Line of Business Earnings	30%	$342	$360	$378	$349.1	69.72%
Employer Market Sales (in billions)	18%	$5,243	$5,716	$5,947	$5,957.5	200%
Line of Business Merger-Related Cost Savings (2007 realized savings)	12%	$14.9	$16.5	$18.2	$16.6	105.88%

For Mr. Coyne, corporate performance measures accounted for only 25% of his 2007 AIP award, with the remaining 75% made up of line-of-business analogs for these measures.  In addition, two performance measures (retail and institutional investment performance) were included for Mr. Coyne because of the importance of fund and managed account investment performance to our investment management business’s ability to attract new sales, retain existing assets and improve net flows.  The retail investment performance measure is based on the percentage of Delaware retail funds that beat their Lipper peer group’s average performance over a one-, three-, five- and ten-year period.  The institutional investment performance measure is based on the performance of eight Delaware institutional performance composites that were created in accordance with Global Investment Performance Standards, which are then compared to the applicable investment indices over a one-, three- and five-year period.

The chart directly below sets forth the performance measures approved for the 2007 AIP for Mr. Coyne, as well as the relative weighting of each performance measure, the goals set for each measure, and the actual performance results for each measure.  The aggregated, weighted, performance result for Mr. Coyne’s 2007 AIP was 112.18%.
($ amounts in millions, except per share amounts)
2007 AIP: Performance Measures for Patrick P. Coyne	Relative Weight	Goal at Minimum	Goal at Target	Goal at Maximum	Actual Performance Results	Payout as a Percentage of Target
Corporate: Income from Operations Per Diluted Share	15%	$5.15	$5.40	$5.70	$5.50	133.33%
Individual Markets Life Sales	1.25%	$665	$700	$735	$745.6	200%
Individual Markets Annuities Gross Deposit	1.25%	$11,895	$12,521	$13,147	$13,385.9	200%
Employer Markets Gross Deposits and Sales	1.25%	$5,243	$5,716	$5,947	$5,957.5	200%
Delaware Retail Sales and Institutional Inflows	1.25%	$21,766	$22,912	$24,056	$21,047	0%
Corporate: Merger-Related Cost Savings (2007 realized savings in millions)	5%	$118	$131	$145	$163.6	200%
Income from Operations/Line of Business Earnings	20%	$63	$66	$69	$76.4	200%
Growth in Sales for the Business Unit (Retail Sales and Institutional Inflows)	20%	$21,766	$22, 912	$24,056	$21,047	0%
Line of Business Merger-Related Cost Savings (2007 realized savings)	15%	$8	$8.9	$9.8	$9.7	188.56%
Retail Investment Performance - 10 year	3%	60%	65%	70%	57%	0%
Retail Investment Performance - 5 year	4%	60%	65%	70%	61%	60%
Retail Investment Performance - 3 year	2%	60%	65%	70%	57%	0%
Retail Investment Performance - 1 year	1%	60%	65%	70%	31%	0%
Institutional Investment Performance - 5 year	5%	5 of 8	6 of 8	7 of 8	5 of 8	50%
Institutional Investment Performance - 3 year	3%	5 of 8	6 of 8	7 of 8	5 of 8	50%
Institutional Investment Performance - 1 year	2%	5 of 8	6 of 8	7 of 8	4 of 8	0%

The 2007 Long-Term Incentive Award Program

Similar to historical practice, the purpose of our 2007 LTI program is to encourage executive behavior that yields increased shareholder returns by linking executive pay to the achievement of performance measures that drive shareholder return and to provide competitive compensation that will pay out above-median only when performance has been above average, consistent with our compensation philosophy.  As discussed above, each NEO’s 2007 LTI award consisted of service-based options to purchase shares of our common stock (except for Mr. Coyne, as discussed above), that vest ratably over a three-year period, and of 2007-2009 long-term incentive performance cycle awards.  The total LTI award was equally split between these two types of awards.

The 2007 LTI Option Awards

We award stock options because, while the options are time-vested and not “performance-vested,” the value of the 2007 option grants to the applicable NEOs depends on the positive financial performance of our company, as expressed through the increase in share value.  Our 2007 options have ten-year terms, with the option price set at the closing price of our stock on the date of grant (February 22, 2007).  The number of options was determined by dividing one-half of the executive’s LTI target by the binomial value of an option on the date of grant.

As described above, Mr. Coyne received one-half of his 2007 LTI target in the form of a grant of options under the Delaware Investments U.S., Inc. (“DIUS”) Incentive Compensation Plan.  Mr. Coyne’s DIUS options are exercisable for shares of common stock of DIUS, our indirect, wholly owned subsidiary.  The DIUS Incentive Compensation Plan was established to provide executives of DIUS with the opportunity to participate in the increase in value of DIUS and to provide participants such as Mr. Coyne with long-term incentives to maximize the creation of shareholder value, which is typical in investment firms.

Unlike options granted under our omnibus equity and non-equity incentive compensation plan, the Amended and Restated Incentive Compensation Plan (“Amended and Restated ICP”), DIUS options are issued with an exercise price based upon a periodic valuation of DIUS performed by an independent valuation expert using a “market transaction” approach to value DIUS, with 40% of the value based on earnings before interest, taxes, depreciation, and amortization, 40% based on assets under management, and 20% based on revenues.  The exercise and grant price of any DIUS option is based upon the most recent valuation performed.  During 2007, a valuation was performed in November.  The number of DIUS options granted to Mr. Coyne was determined by dividing one-half of his LTI target by the Black-Scholes value of a DIUS option on the date of grant.

The 2007-2009 Performance Award Cycle

The 2007-2009 performance cycle was established in February 2007, based on a performance period beginning on January 1, 2007 and ending on December 31, 2009.  The Committee established the maximum award amounts payable to the NEOs, the relevant performance measures, the relative weighting of each performance measure, and the goals for minimum payout (50% of target) and maximum payout (200% of target).  The maximum award, 200% of target, will occur when performance is superior, and a minimum award, 50% of target, will result when a threshold level of performance is met.  For a performance award in shares or cash to ultimately vest, the threshold or minimum achievement level for at least one of the three performance measures must be attained.  The 2007-2009 performance awards granted the NEOs are set forth in the Grants of Plan-Based Awards table on page 38 below.  Under the terms of the 2007 LTI program, Mr. Boscia may receive a pro-rata portion of his 2007-2009 performance cycle award based upon the satisfaction of corporate performance goals upon completion of the cycle on December 31, 2009.

The 2007-2009 performance awards will, if they vest based on performance results, be paid out as (a) 100% shares of our common stock, or (b) 75% shares of our common stock and 25% in cash, generally at the executive’s election.  Executives were given the opportunity to elect the form of their award within thirty days of the date the performance award was established (by March 22, 2007).

The chart below sets forth the various performance measures approved for the 2007-2009 performance award cycle for all executives, as well as the relative weighting for each performance measure.  Income from operations, return on equity, and growth in gross deposits and sales are all absolute measures.  Actual results will be calculated using annualized performance (income from operations and growth in gross deposits and sales are as defined on page 25 above):

2007-2009 LTI Performance Award Measures	Relative Weight
Income from Operations per Diluted Share	33 1/3%
Growth in Gross Deposits and Sales	33 1/3%
Return on Equity Based on Income from Operations (“ROE”)	33 1/3%

For similar reasons as discussed above with respect to the AIP, management proposed income from operations and growth in gross deposits and sales as performance award measures for the 2007-2009 LTI.  Management also proposed ROE as a performance measure.  We believe that ROE is an important measure used by stock analysts to value life company stocks and also reflects the success of actions that management has taken during the applicable period to increase shareholder value. When used in conjunction with sales growth, we believe that ROE reflects that the business being sold is coming on the books according to return estimates embedded in our product pricing.  Although these represented the performance measures for 2007, we may select the same or different measures in the future depending upon management’s judgment of the appropriate goals for the period.

The weightings of the performance measures reflect the Committee’s and management’s current judgment that over the long-term growth in income from operations per diluted share, ROE and growth in production are equally important in driving valuation.  We believe that the combination of the three measures over the three-year term is an important driver of our value.  For the business unit heads, these views are balanced with the importance of individual business unit performance to corporate overall performance.

In setting the goals to be achieved with respect to each of the 2007-2009 LTI performance measures, both management and the Compensation Committee noted that the target levels set presented a challenge for management and were designed to create appropriate incentives for our executives to create financial growth and value for shareholders.  Whether we meet or exceed those goals will depend upon performance over the entire three-year performance cycle.  The income from operations per share and ROE performance measures were set after consideration of a number of factors, including peer group performance and our financial plan.  The sales growth component was based on our financial plan, which includes above industry average growth rates, and reflects management’s assessment of the level of growth needed to gain market share.

The 2005-2007 Performance Award Cycle

For the 2005-2007 performance cycle, executive officers were provided with the option of choosing an award in the form of cash, stock or stock options, or a combination thereof upon the satisfaction of the performance measures.  The executives had to make their award elections at the beginning of the cycle.  To the extent that an executive chose an all cash award, the executive was granted only 78% of his/her target amount.  The discount reflects the relative value and potential risk associated with cash as compared to stock and options.  The awards for the 2005-2007 performance period could have ranged from 0% to 200% of each executive’s target award with a threshold payout equal to 25% of target.  Options were limited to the target award such that options that vest above target were paid out in additional shares of our stock.  The options have a ten-year term beginning on the grant date and fully vest upon satisfaction of the performance criteria.

On February 7, 2008, the Compensation Committee approved the vesting and payout of 2005-2007 performance cycle awards, based on its review of the various reports and analysis provided to it by management regarding our performance during this cycle, and after determining that the performance measures had been satisfied to the extent required by the ICP and other performance cycle documents.  Mr. Glass was not an officer at the beginning of the 2005-2007 performance cycle.  In order to harmonize our former Jefferson-Pilot executive officers’ LTI compensation programs with our executive officers’ LTI compensation programs, in April of 2006 the Compensation Committee granted each of three former Jefferson-Pilot executives, including Mr. Glass, a pro-rated award in the 2005-2007 performance award cycle.  The Committee gave each executive credit for service back to January 1, 2006, and granted each a target award equal to two-thirds of their 2006 long-term incentive target award.

The chart below sets forth the various performance measures approved for the 2005-2007 performance award cycle, as well as the relative weighting, the goals, and the actual performance results for each performance measure based on performance for the period beginning January 1, 2005 and ending December 31, 2007.  Except as discussed below for Mr. Crawford, overall performance for the 2005-2007 performance cycle resulted in a final award equal to 63.50% of target.

Performance Measures for 2005-2007 Performance Cycle	Relative Weight	Goal at Minimum (25% of target)	Goal at Target (100% of target)	Goal at Maximum (200% of target)	Actual Performance Results	Payout as a Percentage of Target[1]
Income from Operations per Diluted Share	40%	9%	12%	15%	9.4%	35%
Total Shareholder Return	20%	25th percentile	60th percentile	75th percentile	60th percentile	100%
Return on Equity	40%	12%	14%	15%	13.3%	73.7%
1 The “percentage of target” figures have been rounded to nearest one hundredth of a percent.

Income from operations for the 2005-2007 LTIP performance award cycle was defined as net income determined in accordance with GAAP, excluding the after-tax effects of: realized gains (losses) on investments and derivative instruments, net gains (losses) related to reinsurance embedded derivatives/trading securities, cumulative effect of accounting changes, FAS 113 reserve development on business sold through indemnity reinsurance, gains (losses) on sale of subsidiaries, restructuring charges, and loss on early retirement of debt.  Income from operations is an internal measure that we use in the management of our operations.  The Committee believes that this performance measure explains the results of our ongoing operations in a manner that allows for a better understanding of the underlying trends in our current business.  Growth in income from operations per share was expressed as a compounded growth rate based on the point-to-point difference between such measure for year prior to the beginning of the cycle (2004) and the final year of the cycle (2007).

Pursuant to the ICP, the Committee is authorized to make adjustments in the terms and conditions of awards in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting us; provided that the adjustment would not cause an award intended to qualify as “performance-based compensation” under Section 162(m) to otherwise fail to qualify as “performance-based compensation” under the applicable guidance.  Currently, Section 162(m) applies to all of our NEOs, except Mr. Crawford, our Chief Financial Officer.  Accordingly, consistent with the terms of the ICP, the Committee approved an adjustment to the calculation of the “return on equity” or “ROE” performance measure described above for all participants, excluding all of the NEOs except for Mr. Crawford.  This adjustment resulted in a higher payout for the ROE measure.  For Mr. Crawford, the adjustment resulted in the vesting of approximately 3,913 additional performance shares.  The adjustment related to the impact to the equity component of ROE from the goodwill associated with our acquisition of Jefferson-Pilot and resulted in a payout equal to 86% of target versus an unadjusted payout of 63.5% of target.  The Committee did not adjust the calculation of ROE to entirely eliminate the goodwill associated with our acquisition of Jefferson-Pilot, which would have resulted in an above target payout.  The Committee took this action because the Jefferson-Pilot transaction was not anticipated at the beginning of the cycle and was beneficial to us and our shareholders, and the Committee believed that the goodwill from the transaction should not have such a negative effect on the participants’ long-term incentive payment.

Equity Award Information

Equity Claw Back Provisions

Our equity awards, including options, are subject to non-compete, non-disclosure, and other restrictive covenants.  Violations of these provisions may result in the Committee’s cancellation, forfeiture, or rescission (“claw-back”) of awards.  Specifically, if a breach of a restrictive covenant occurs within six months of an option exercise or performance shares paid, we may demand that the exercise or award be rescinded and the amount of gain realized or payment received by the executive returned to us.  In including these “claw back” provisions, we are attempting to protect the Company from anti-competitive behavior by executives.  We believe that after six months the potential damages from such behavior should be mitigated.

Timing of Equity Awards

In November 2006, the Compensation Committee formally approved equity grant procedures, including procedures for granting stock options.  Under these procedures, all options for our common stock are granted with a “strike” or exercise price set at the closing price of our common stock, as reported on the composite transactions table of the NYSE, on the date of grant.  Only the full Compensation Committee or the Board of Directors has the authority to make equity grants with respect to our executive officers.

The Committee generally grants equity awards annually as part of our long-term incentive compensation program.  These grants are made during a regularly scheduled meeting of the Compensation Committee (usually in February or early March).  However, the Compensation Committee or the Board of Directors may also grant equity awards to NEOs at other regularly scheduled meetings.  For equity awards granted at a regularly scheduled meeting of the Board or Committee, the grant date is the date of the meeting.  However, if the equity award is granted at a “special” meeting of the Board or Committee, and such meeting does not occur during the period in which trading of our securities is permitted under our Insider Trading and Confidentiality Policy, i.e. a window period, then the grant becomes effective on the first business day of the next window period.  Window periods generally begin the later of the second business day after our quarterly earnings release or the first business day after our public call with investors.

In cases where the Compensation Committee or the Board of Directors grants equity awards by written consent, the grant becomes effective on the first business day of the week following the effective date of the written consent; provided, however, that if such business day is not during a window period, the grant becomes effective on the first business day of the next window period.

Share Ownership Requirements

In February 2007, the Compensation Committee reviewed the share ownership requirements for our officers, including our NEOs.  Due to historical differences between how we and Jefferson-Pilot Corporation assigned titles to our officers, following the merger there were discrepancies in the titles held by officers with similar roles.  The Committee decided it would make more sense to designate share ownership requirements according to the individual’s level in the organization rather than by title.  The Committee approved the following share ownership requirements for 2007:

Officer Position	Expected Level of 2007 Ownership Multiple of Base Salary
CEO	5 times base salary
President & COO	4 times base salary
Executive Officers (other than the CEO and COO)	3 times base salary
Corporate Leadership Group (CLG)	2 times base salary

Amounts invested in shares of our common stock through our qualified savings plan, or in the common stock unit investment option offered under our non-qualified deferred compensation plans, are counted for determining whether share ownership targets have been met.  Time-vested restricted shares and performance share awards (at target) are also counted for this purpose.  In addition, 30% of the in-the-money value of vested stock options is considered for meeting the applicable share ownership requirements.

Officers have five years, or in the case of Delaware officers (including Mr. Coyne), six years, to achieve the applicable multiple of base salary.  In general, officers who fail to achieve the expected level of share ownership would be paid out all or a portion of their annual incentive bonuses in shares of our common stock, rather than in cash.  All of our NEOs met or exceeded their expected share ownership levels for 2007.

Benefits

Many of the benefits that we offer to our executive officers are the same benefits that are offered to our general employee population.  With some exceptions, the additional benefits enjoyed by our executives are offered through plans and programs that promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits in the broad-based tax-qualified plans.  In addition to providing retirement income, our benefits help to protect our employees and executives from the financial catastrophes that can result from unexpected illness, disability, or death.  These types of benefits are typically offered by the peer group of companies with whom we compete, and therefore, help us to attract and retain key employees.

Changes to Our Supplemental Retirement and Deferred Compensation Plans

During 2006 and 2007, the Compensation Committee worked closely with management and its independent compensation consultant, Towers Perrin, to review our defined benefit and defined contribution programs, and approved strategic changes to our executive and broad-based programs.  Effective December 31, 2007, our Board of Directors approved the freeze of the defined benefit retirement plans covering our employees, including our NEOs, and the move to a primarily defined contribution plan retirement program.  In deciding to shift our focus from defined benefit to defined contribution retirement programs, we considered two important factors.  First, defined contribution plans are a cost-effective way for us to provide competitive retirement benefits to employees.  Legislation, such as the Pension Protection Act of 2006, makes it increasingly difficult for us to rationalize the unpredictable costs and potentially negative accounting impact of defined benefit plan funding rules.  Second, this shift better aligns our own plans with our long-range business strategy.  Defined contribution plans shift investment responsibility and control from the plan sponsor to participants.  We believe that this design emphasizes employee engagement and increased personal responsibility, giving employees greater opportunity to plan for their own financial futures.  These goals and values are important to our Employer Markets and retirement income security businesses.

Excess or “Restoration” Retirement Plans

As part of this strategic move towards a defined contribution retirement program, we amended, restated, and “froze” benefit accruals effective December 31, 2007, under our non-qualified defined benefit retirement plan, the Lincoln National Corporation Excess Retirement Plan (the “Excess Plan”).  The Excess Plan paid or “restored” benefits that would have been paid under the tax-qualified retirement plans if certain limits did not exist under Sections 401(a) and 415 of the Internal Revenue Code of 1986, as amended (“IRS rules”).  Specifically, the Excess Plan restored benefits under the Lincoln National Corporation Employees’ Retirement Plan and the Jefferson-Pilot Corporation Employees’ Retirement Plan, also frozen as of December 31, 2007.  Additional information about these plans is provided on pages 46-47.

Deferred Compensation Plan

Our Board decided to enhance the benefits provided under our non-qualified defined contribution plan as part of the shift from a defined benefit retirement program to a defined contribution retirement program described above.  We targeted our enhancements to provide retirement benefits for our executives, including our NEOs, at median, based on market data from our peer companies described in the chart above.  The Lincoln National Corporation Executive Deferred Compensation Plan for Employees was amended in November 2007 and renamed the Lincoln National Corporation Deferred Compensation & Supplemental/Excess Retirement Plan” (the “DC SERP”).  It became effective on January 1, 2008.

NEOs participating in the DC SERP had one or more “opening balances” created for them.  In connection with the transition to a defined contribution retirement program, the Board approved the termination of the Salary Continuation Plan for Executives of Lincoln National Corporation and Affiliates (the “SCP”) and the Jefferson-Pilot Executive Special Supplemental Benefit Plan (the “ESSB”), effective December 31, 2007.  The Board authorized the conversion of the accrued benefits under the SCP and the ESSB on that date into lump sum amounts, to be credited to special opening accounts in the DC SERP (the “SCP Opening Balance Account” and the “ESSB Opening Balance Account”).  In addition, for certain executive officers who were active employees on December 31, 2007 only, including each of our NEOs (except for Mr. Boscia), a “shortfall” balance account was also created.  To determine the amount of each NEO’s shortfall balance account, we projected current retirement benefits from all employer provided sources (qualified and non-qualified defined benefit and defined contribution) and created a competitive (median) target retirement benefit, based on our analysis of market data prepared by the Committee’s independent compensation consultant.  The shortfall balance amount credited helped to make up for, or replace, any “shortfall” identified in current benefits as the result of these projections.  The shortfall balances are designed to achieve two purposes: they “level set” benefits for all of our executive officers despite historical differences in their benefit programs, and they will help to deliver retirement benefits at the market median level we have targeted for our executives (provided that the assumptions underlying our projections hold true).  Additional details about how accrued benefits under the ESSB and SCP were converted, and how shortfall balances were calculated, can be found on pages 47 and 51-52.

All of our NEOs participating in the DC SERP will receive a minimum of 15% of total pay annually as a contribution from us.  For all NEOs except Mr. Coyne, this 15% will be deemed to come from a number of different source contributions: a 6% basic matching contribution will be assumed, along with a guaranteed 4% core contribution, and any transition contributions.  For Mr. Coyne, the 15% will be deemed to come from an assumed 3% matching contribution, a discretionary matching contribution of up to 6%, and Delaware Management Holdings, Inc. Retirement Plan (“DRP”) and excess contributions related to the DRP.  The total of these various contributions for each executive will generally be expressed as a percentage of total pay.  To the extent that this total percentile is less than 15%, the shortfall will be contributed as a “special executive credit” under the DC SERP.  The target of 15% of total pay as an annual contribution is considered to be a market rate (at median) retirement benefit under an executive defined contribution retirement program.  More details about core and transition contributions, and special executive credits, may be found on page 52.

Our NEOs will be able to direct the investment of the opening balance account(s) credited to them, as described above, into notional investment options based on the investments offered to all employees under our qualified savings plan.

Change of Control Arrangements

During 2007, we sponsored two plans where the payment of benefits is triggered by a termination of employment (under specific circumstances) after a change of control:  the Lincoln National Corporation Executives’ Severance Benefit Plan, or the LNC COC Plan, and the Jefferson-Pilot Executive Change of Control Severance Plan, or the JP COC Plan.  We assumed the JP COC Plan as part of our merger with Jefferson-Pilot.  The JP COC will expire April 3, 2008.  Due to design changes enacted at the November 2007 meeting, there is no longer a separate change of control trigger benefit enhancement under the Excess Plan.  However, a change of control will trigger benefit enhancements under the DC SERP.  A description of the enhanced benefits provided under the DC SERP and other plans upon a change of control is provided below under “Potential Payments upon Termination or Change of Control” beginning on page 53.

The objectives of the Change of Control benefits are:

•
To attract and retain qualified executives in the face of an actual or threatened change of control of Lincoln National Corporation (in the case of the LNC COC Plan) – we assumed any obligations under the terms of the JP COC Plan related to the change of control of Jefferson-Pilot as a result of our merger;

•
To enable such executives to help our Board assess any proposed change of control of us and advise the Board as to whether such a proposal is in our best interests, our shareholders’ best interests, and in the best interests of our policyholders and customers without being unduly influenced by the possibility of employment termination; and

•	To demonstrate to those executives our desire to treat them fairly in such circumstances.

At its February 7, 2008 meeting, the Committee reviewed a tally sheet prepared by its independent compensation consultant, estimating our costs and executive benefits associated with a potential change of control for each NEO.  The Committee agreed that the costs associated with a Change of Control were reasonable.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code caps a public company’s corporate income tax deduction at $1 million per year for each NEO.  However, compensation that qualifies as performance-based compensation is not subject to this cap.  The incentive awards that we pay are intended to qualify as performance-based compensation under Section 162(m) and are subject to limits established under the Amended and Restated ICP in compliance with the rules of that Section.  Under the Amended and Restated ICP, our 2007 awards could in no event exceed, in the case of a cash award, $8,000,000, or, in the case of equity awards or stock options, two million shares.  The Compensation Committee may decide to further limit such awards.

In the case of our performance awards, the Compensation Committee retains the discretion to reduce the target award or payout of any “covered executive” as defined under Section 162(m), or increase or decrease any other executive’s individual payout, based on certain circumstances that may occur during the cycle.  The Committee may also consider paying non-performance based compensation to covered executives based on circumstances that could impact performance results such as changing economic and market conditions, mergers or acquisitions, sale of a business, restructuring charges, reserve strengthening or release, and/or extraordinary natural occurrences or man-made events (e.g. acts of war).  In making such changes, the Committee would consider investor reaction, stock price performance, performance of peers, retention considerations, and the CEO’s recommendation. The guiding principle in making adjustments and modifications would be to encourage and reward management for consistently high financial and shareholder return performance relative to peers, while taking into consideration creation of shareholder value.

Notwithstanding the above and as may be permitted under our applicable plans, should compliance with Section 162(m) conflict with the Compensation Committee’s compensation philosophy, the Committee reserves the authority to act in the manner it perceives in the best interests of us and our shareholders, even if such compensation is not tax deductible.

Compensation Committee Report

The members of the Committee have reviewed and discussed this Compensation Discussion & Analysis with management.  Based on that review and discussion, the Committee has recommended to the Board of Directors of the Corporation that the Compensation Discussion & Analysis be included in this proxy statement and incorporated by reference into the Corporation’s Form 10-K for the year ended December 31, 2007.

The Compensation Committee

William H. Cunningham, Chair
Michael F. Mee
Patrick S. Pittard

Summary Compensation Table

The table below contains information about our NEOs’ compensation earned or paid during the fiscal year ended December 31, 2007.  The NEOs are:

•	our CEO and CFO;
•	our three other most highly compensated executive officers employed on December 31, 2007; and
•	one former executive.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)[1]	Option Awards ($)[1]	Non-Equity Incentive Plan Comp-ensation ($)[2]	Change in Pension Value and Non-Qualified Deferred Comp-ensation Earnings ($)[3]	All Other Compen- sation ($)[4]	Total ($)
Dennis R. Glass	2007	929,231[5]	2,161,080	3,845,660	2,352,781	4,237,092	4,475,008	18,000,852
President and CEO of LNC	2006	700,000	1,366,623	-	2,205,000	432,573	504,708	5,208,904
Frederick J. Crawford	2007	498,077	759,703	369,195	758,350	73,099	636,056	3,094,480
CFO of LNC	2006	400,000	921,525	116,169	1,495,830	121,313	76,850	3,131,687
Robert W. Dineen[6]	2007	400,000	1,051,993	1,115,287	2,163,687	124,526	1,713,490	6,568,983
President, Lincoln Financial Network
Patrick P. Coyne	2007	450,000	536,737	881,541	1,804,976	-	887,590	4,560,844
President, Lincoln National Investment Companies, Inc. and Delaware Management Holdings, Inc.	2006	395,000	22,816	759,210	4,081,500	-	238,564	5,497,090
Westley V. Thompson	2007	500,000	1,218,786	529,818	884,669	54,106	1,246,772	4,434,151
President, Employer Markets	2006	500,000	1,905,653	218,176	1,527,201	186,878	163,083	4,500,991
Jon A. Boscia	2007	689,303[7]	427,212	4,379,328	968,255	7,577,097	5,328,343	19,369,538
Former Chairman and CEO of LNC	2006	925,000	617,687	6,591,815	7,393,423	2,140,170	460,810	18,128,905

1.  Represents the proportionate amount of the total fair value of stock and option awards that we recognized as an expense in 2007 and 2006 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.  The fair values of these awards and the amounts expensed in 2007 and 2006 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (FAS 123(R)).  The assumptions made in calculating the expense of stock and option awards: (i) with respect to the years ended December 31, 2005, 2006 and 2007 are set forth in Note 17 of the Notes to the Consolidated Financial Statements, included in Item 8 of the Form 10-K for the year ended December 31, 2007; (ii) with respect to the year ended December 31, 2004 are set forth in Note 9 of the Notes to the Consolidated Financial Statements included in Item 8 of the Form 10-K for the year ended December 31, 2006; (iii) with respect to the year ended December 31, 2003 are set forth in Note 8 of the Consolidated Financial Statements included in Item 8 of the Form 10-K for the year ended December 31, 2005; and (iv) with respect to the year ended December 31, 2002 are set forth in Note 7 of the Notes to the Consolidated Financial Statements included in Item 8 of the Form 10-K for the year ended December 31, 2004.  The details of the incentive cash, stock and option awards granted in 2007 are described in more detail in the Grants of Plan-Based Awards table.  The amounts shown for Mr. Coyne in the Options Awards column reflect the amount expensed for options granted to Mr. Coyne under the DIUS Incentive Compensation Plan.  These options are exercisable for shares of common stock of DIUS, our indirect wholly owned subsidiary.

As a result of his termination, Mr. Boscia forfeited the following unvested stock and option awards in 2007:
•	33,578 performance options related to the 2005-2007 performance cycle.
•	19,488 performance shares related to the 2006-2008 performance cycle.
•	23,518 performance shares related to the 2007-2009 performance cycle.

2. Represents the AIP award paid in cash for the 2007 performance period under the Amended and Restated ICP.  Each of these amounts was paid in February 2008.  More information on the AIP, including the applicable performance targets, is provided in the Grants of Plan-Based Awards table below and the CD&A on pages 24-27.

Also included is the cash portion of the LTI award for the 2005-2007 performance cycle under the Amended and Restated ICP for Messrs. Boscia ($968,254) and Dineen ($272,415).  Each of these amounts vested in February 2008.  Mr. Boscia’s award was prorated from January 1, 2007 to his retirement date of August 31, 2007.  The performance option and share awards awarded to each NEO for the 2005-2007 performance cycle are reflected in the Equity Incentive Plan Awards:  Number of Unearned Shares That Have Not Vested column of the Outstanding Equity Awards at Fiscal Year-End table below because the Compensation Committee did not certify that the performance conditions had been met until February 2008.  Dividends accrued on the portion of the LTI award that the executive had elected to be vested in stock.  The dividend equivalents were payable in stock, based upon normal dividend rates, upon vesting of the 2005-2007 performance awards in February 2008.  More information on the LTI awards for the 2005-2007 performance cycle, including the applicable performance targets, are provided in the CD&A on pages 29-30.

Mr. Boscia also received a $1,541,677 pro-rata AIP award paid at target in accordance with his termination agreement as described under “Potential Payments Upon Termination or Change of Control—Retirement and Release Agreement of Jon A. Boscia” beginning on page 54 and not upon satisfaction of performance goals.  Therefore, that amount is included in All Other Compensation above.

3.  These amounts reflect solely the total of all increases in the actuarial present value of each NEO’s (except Mr. Boscia and Mr. Coyne) accumulated benefits, for 2007, from year-end 2006 to year-end 2007, and for 2006, from year-end 2005 to year-end 2006, under our qualified and non-qualified plans shown in the Pension Benefits table on page 48.

Present values are calculated at year-end 2006 and 2007, respectively, using the interest rate and mortality rate assumptions used in Note 8 and Note 16 of the Notes to our Consolidated Financial Statements, included in Item 8 of the Forms 10-K for the fiscal years ended December 31, 2006 and 2007, respectively.  Totals for the plans listed above include the sum of increases only.

Mr. Boscia retired effective August 31, 2007.  As such, the increase in present value of accumulated benefits during 2007 for each plan reflects benefit amounts and benefit commencement dates pursuant to his termination agreement.

As described beginning on page 46 under “Pension Benefits—The Supplemental Retirement Plans,” each participating executive’s accrued benefit under the ESSB and the SCP was replaced at year end 2007 by one-time credits to the DC SERP (the “ESSB Opening Balance Account” and “SCP Opening Balance Account,” respectively).  The difference between these “ESSB Opening Balance Account” and “SCP Opening Balance Account” amounts, and the present value of the ESSB and SCP accrued benefits at year end 2007, is included in the All Other Compensation table set forth in footnote 4 below, as part of the amount included in the column captioned Company Contributions to Deferred Compensation Plan from Defined Benefit Pension Conversion.

As an employee of Delaware Investments, Mr. Coyne participates in defined contribution plans.  See footnote 4 below. The NEOs did not have any preferential non-qualified deferred compensation earnings.

4.  All Other Compensation:

Name	Perquisites[a] ($)	Tax Gross-Ups ($)	401(k) Matching/DRP Contributions[c] ($)	Additional Company Match into Deferred Compensation Plan[c] ($)	Company Contributions to Deferred Compensation Plan from Defined Benefit Pension Conversion[d] ($)	Amount Paid or Accrued in Connection with any Termination[e] ($)	Total ($)
Dennis R. Glass	122,324	9,350	6,643	88,777	4,247,914	-	4,475,008
Frederick J. Crawford	-	280	17,063	73,385	605,328	-	696,056
Robert W. Dineen	-	37,668[b]	15,167	63,449	1,597,206	-	1,713,490
Patrick P. Coyne	15,202	1,034	34,875	400,734	435,745	-	887,590
Westley V. Thompson	-	8,975	17,351	105,686	1,114,760	-	1,246,772
Jon A. Boscia	47,833	660	19,950	480,733	-	4,779,167	5,328,343

(a)	For Mr. Glass, amount reflects:
•	$69,620 for country club initiation fee and dues;
•	$35,940 representing the aggregate incremental cost of personal use of corporate aircraft; and
•
the cost of operating, maintaining and insuring a company-owned automobile, matching charitable gifts made by Lincoln Financial Foundation, Inc. on his behalf, relocation expenses, incremental cost of one overnight use of a company-owned apartment and incremental cost of activities and welcome items for him and his spouse in connection with the annual board retreat and offsite business events, which spouses were expected to attend.

We were required to provide Mr. Glass with costs associated with his country club membership and use of a company-owned automobile pursuant to his employment agreement, which expired on March 1, 2008.  We have discontinued providing these perquisites.

For Mr. Coyne, amount reflects matching charitable gifts made by Lincoln Financial Foundation, Inc. on his behalf, incremental cost of activities and welcome items for him and his spouse in connection with the annual board retreat and offsite business events, which spouses were expected  to attend, and reimbursement of financial planning and tax preparation expenses.

For Mr. Boscia, amount reflects:
•	$30,290 representing the aggregate incremental cost of personal use of corporate aircraft; and
•
matching charitable gifts made by Lincoln Financial Foundation, Inc. on his behalf and incremental cost of activities and welcome items for him and his spouse in connection with the annual board retreat and offsite business events, which spouses were expected to attend.

More information regarding perquisites and personal benefits, including the manner in which we value personal use of the corporate aircraft is discussed under “Narrative Disclosure to the Summary Compensation and Grants of Plan-Based Awards Tables” below on pages 39-41.

(b)
Represents amounts reimbursed to Mr. Dineen for payment of taxes with regard to imputed income attributed to family members accompanying him, including on corporate aircraft flights, to business-related events, which spouses were expected to attend.  We are discontinuing the practice of providing a tax gross-up to executives for imputed income in connection with the travel of their family members to business events.  See “Narrative Disclosure to the Summary Compensation and Grants of Plan-Based Awards Tables” below on page 40.

(c)
Represents company matching contributions under our Employees’ Savings and Profit-Sharing Plan, or 401(k) plan, and excess matching contributions to the DC SERP, which are amounts above applicable Internal Revenue Code limits.  In addition, Mr. Coyne, as an employee of Delaware Investments, participates in the DRP.  The DRP is a tax-qualified, money purchase pension plan—a defined contribution plan—to which the company contributes a fixed percentage (7.5%) of eligible compensation.  Because the DRP is a tax-qualified plan, amounts above Internal Revenue Code limits are contributed to the DC SERP on Mr. Coyne’s behalf.

(d)
Amounts equal the sum of the Shortfall Balance Accounts as of January 1, 2008 and the change in the ESSB/SCP value at year end 2007, as described in footnote 3 above, when these plans were converted from defined benefit to defined contribution plans.  The Shortfall Balance Account is a one-time contribution into a DC SERP account with the objective of achieving a competitive targeted retirement benefit at age 62.  The NEOs’ Shortfall Balance Accounts were: Mr. Glass - $4,320,900; Mr. Crawford - $599,069; Mr. Dineen - $1,579,546; Mr. Coyne - $435,745; and Mr. Thompson - $1,107,335.  Messrs. Glass and Dineen were 21% vested in their Shortfall Balance Accounts as of January 1, 2008.  None of the other NEOs were vested in their Shortfall Balance Accounts.

Both the ESSB/SCP opening balances (described in footnote 3) and the Shortfall Balance Account were contributed to the DC SERP as of January 1, 2008 on behalf of each of the NEOs (except for Mr. Boscia) as a result of the conversion of our defined benefit pension plans to defined contributions plans.  More information regarding the conversion of our defined benefit pension plans can be found in the CD&A beginning on page 32 and under “Pension Benefits” and “Nonqualified Deferred Compensation” beginning on pages 44 and 49, respectively.

(e)
Represents $1,541,667 for his pro rata AIP target award paid at target and a one-time payment of $3,237,500 paid in connection with his retirement both pursuant to his Retirement and Release Agreement, dated July 6, 2007, which is described under “Potential Payments Upon Termination or Change of Control – Retirement and Release Agreement of Jon A. Boscia” on pages 54-55 below.

5.  Mr. Glass’s base salary was increased to $1,000,000 in August 2007.  Of Mr. Glass’s 2007 total targeted compensation, approximately 85% is incentive-based compensation.  See the CD&A beginning on page 19 for a further discussion.

6. Mr. Dineen was not an NEO in 2006.

7. Mr. Boscia’s salary reflects the period from January 1, 2007 to the effective date of his retirement, August 31, 2007.

Grants of Plan-Based Awards

The table below provides information on grants of plan-based awards during fiscal year 2007 to the NEOs.  Except for Mr. Coyne, all awards were granted under the Amended and Restated ICP.  Mr. Coyne’s options were granted under the DIUS Incentive Compensation Plan.  Mr. Coyne’s DIUS options are exercisable for shares of common stock of DIUS, our indirect wholly owned subsidiary.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock orUnits (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of OptionAwards ($/SH)[6]	Closing Price on Grant Date ($/SH)	Grant Date Fair Value of Stock and Option Awards ($)[8]
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dennis R. Glass	2/22/2007[1]	775,625	1,551,250	3,102,500
	2/22/2007[2]				10,248	20,496	40,992					1,443,328
	2/22/2007							39,749				2,799,125
	2/22/2007[5]								115,117	70.66	70.66	1,646,173
	8/2/2007[3]							8,339				500,006
	8/2/2007[3]								174,217	60.76	60.76	1,759,592
	8/2/2007[3]								43,554	60.76	60.76	439,895
Frederick J. Crawford	2/22/2007[1]	250,000	500,000	1,000,000
	2/22/2007[2]				4,658	9,316	18,632					656,033
	2/22/2007[5]								52,326	70.66	70.66	748,262
	8/2/2007[4]							16,678				1,000,013
Robert W. Dineen	2/22/2007[1]	521,500	1,043,000	2,086,000
	2/22/2007[2]				4,319	8,637	17,274					608,218
	2/22/2007							6,211				437,379
	2/22/2007[5]								48,511	70.66	70.66	693,707
	8/2/2007[4]							13,343				800,046
Patrick P. Coyne	2/22/2007[1]	804,500	1,609,000	3,218,000
	2/22/2007[2]				5,449	10,898	21,796					767,437
	2/22/2007[5]								12,237	201.92[7]	N/A	746,824
	8/2/2007[4]							15,011				900,060
Westley V. Thompson	2/22/2007[1]	339,500	679,000	1,358,000
	2/22/2007[2]				5,620	11,240	22,480					791,521
	2/22/2007							6,211				437,379
	2/22/2007[5]								63,129	70.66	70.66	902,745
	8/2/2007[4]							16,678				1,000,013
Jon A. Boscia	1/10/2007[11]								23,521	65.15	65.60	86,087
	2/22/2007[9]	1,156,250	2,312,500	4,625,000
	2/22/2007[2,9]	398,363	796,726	1,593,452
	2/22/2007[9]				15,109	30,218	60,436					2,127,952
	2/22/2007[10]								226,303	70.66	70.66	3,236,133
	4/26/2007[11]								21,924	69.90	71.75	24,993
	4/27/2007[11]								21,334	71.83	71.17	25,174

1.  Represents the potential 2007 AIP awards.  Actual amounts earned by the NEOs are reflected in the Summary Compensation Table.  More information on the 2007 AIP awards, including the applicable performance targets, is provided in the CD&A on pages 24-27.

2.  Represents one-half of each NEO’s LTI target awarded as long-term incentive performance awards, for the performance period 2007-2009, payable 100% in shares, or 75% in shares and 25% in cash, at the NEO’s election.  Each NEO has made his election for payment under the 2007-2009 performance period.  The potential cash awards (for NEOs electing 25% of the payment in cash) are shown in the Estimated Possible Payouts Under Non-Equity Incentive Plan Awards columns, and the potential share awards (for the 75% to be paid in shares) are shown in the Estimated Possible Payouts Under Equity Incentive Plan Awards columns.  Awards under the 2007-2009 performance cycle will be determined in the first quarter of 2010 (for the performance period ending December 31, 2009) and the amount of the award that vests may range from 0% to 200% of target depending upon the satisfaction of applicable performance goals.  For information on the 2007-2009 performance awards and a description of the 2007-2009 performance goals applicable to the awards, see the CD&A on pages 28-29.  Dividends accrue to any portion of a LTI award elected in the form of stock.  The dividend equivalents are payable in stock, based upon normal dividend rates, only if the related LTI award actually vests.

3.  Reflect options and restricted stock granted in connection with becoming CEO.  See the CD&A on page 21 for more information.  Dividends accrue on the restricted stock award, based upon normal dividend rates, and are payable in stock upon vesting of the related restricted stock.

4.  The restricted stock awards granted on August 2, 2007 were for retention purposes.  See the CD&A on page 21.  Dividends accrue on the restricted stock award, based upon normal dividend rates, and are payable in stock upon vesting of the related restricted stock.

5.  As described in the CD&A on page 28 above, one-half of each NEO’s LTI target for 2007 was awarded in the form of options as reflected in the All Other Option Awards column above.  The options granted have ten year terms, with the option price (except for Mr. Coyne’s options) determined by using the closing price of our common stock on the

NYSE composite transactions tape on the date of grant.  The options vest ratably over a three-year period (or four-year period for Mr. Coyne), with one-third vesting on each anniversary of the grant date.  These options do not have a reload feature.  See footnote 7 below for information on Mr. Coyne’s options.

6.  As stated in the CD&A beginning on page 31, we adopted Equity Grant Procedures in November 2006, which provide that, except as noted below, all options granted after that date will use the closing price of our common stock as quoted on the composite transactions tape of the NYSE on the date of grant as the exercise price.  However, options granted prior to the adoption of the policy were priced using the average of the high and low price of our common stock on the NYSE composite transactions tape on the day prior to date of grant.  In addition, reload options based on options granted prior to the adoption of the Equity Grant Procedures will continue to be priced using this method.

7.  In 2007, DIUS shares were generally valued semi-annually by the Compensation Committee of our Board of Directors utilizing a report prepared by an independent valuation firm using a market-transaction approach based on profit margin, revenues and assets.  Therefore, the closing price is not calculated on a daily basis.  The exercise price for this option was based on a December 31, 2006 valuation.

8.  Represents the grant date fair value of the award determined in accordance with FAS 123(R). All assumptions made in calculating the aggregate fair value are set forth in Note 17 of the Notes to the Consolidated Financial Statements, included in Item 8 of the Form 10-K for the fiscal year ended December 31, 2007.

9.  As part of his agreement described under “Potential Payments Upon Termination or Change of Control -- Retirement and Release Agreement of Jon A. Boscia” on pages 54-55 below, Mr. Boscia received a pro-rated portion of his AIP target award for 2007, which is reported in the Summary Compensation Table as part of All Other Compensation, and he is eligible to receive a pro-rated portion of his LTI award for the 2007-2009 performance cycle provided that the pre-established performance goals are met.  The amounts shown in the table under Estimated Possible Payouts Under Non-Equity Incentive Plan Awards and Estimated Future Payouts Under Equity Incentive Plan Awards reflect the full amount of the awards that he was granted.  His pro-rated possible non-equity incentive LTI award is $88,324, $176,647 and $353,294, and his prorated estimated equity incentive award is 3,350, 6,700 and 13,400 shares.

10.  Represents performance option vested in February 2007 in connection with the 2004-2006 LTI award.

11.  Reflects reload option grants in 2007 in connection with the exercise of options for which the NEO delivered shares (equal to the number of shares underlying the option) to pay the exercise price.  Reload options also have reload features. The reload options have the same expiration date as the option to which they relate.  The reload options generally vest on the second anniversary of the grant date, but may not be exercised unless the value of the reload option has appreciated by at least 25%.  However, if the reload options expire within two years of grant date, they will vest 30 days prior to expiration without any other restriction.  The exercise price of a reload option is based on the average of the high and low prices of our common stock as quoted on the composite transactions table on the NYSE, on the last trading day prior to the date on which the option is granted.  As stated in footnote 6 above, all reload grants relate to options granted prior to the adoption of our Equity Grant Procedures in November 2006, and are priced using the method described in the prior sentence.

Narrative Disclosure to the Summary Compensation and Grants of Plan-Based Awards Tables

In general, the fixed or certain elements of compensation—base salary, retirement benefits and health and welfare benefits—make up the smallest percentage of total executive compensation, while the largest component of total compensation, incentive awards, fluctuates and is at risk based on our financial performance.

Perquisites and Personal Benefits

The following discusses the primary perquisites and personal benefits offered to the NEOs in 2007, not all of which were used by the NEOs.  Under the financial planning and tax preparation program, the NEOs, along with the other executive officers, were eligible for reimbursement of the costs of utilizing a Lincoln Financial Network financial planner to provide financial planning services.  The reimbursement was equal to 100% of the first $1,800 of costs, plus 50% of costs above that amount up to a maximum of $6,000.  In addition, the same officer group was eligible to receive up to $2,700 for reimbursement of tax preparation services provided by any fee-for-service, tax preparer, who was a certified public accountant, excluding Ernst & Young, LLP, our independent registered public accounting firm.  If the officer does not use the entire tax preparation reimbursement in a year, any remaining amount may be applied to the financial planning reimbursement, but not vice versa.

In 2005, the Committee adopted a policy advising our CEO to use the corporate aircraft for personal travel as well as business, when practical.  The policy was adopted due to security concerns and to allow for more efficient travel time so that the CEO can devote more time to our business.  We do not have a specific policy with respect to other executive officers’ personal use of the corporate aircraft.  However, to the extent any executive and guest of an executive used corporate aircraft for personal purposes, the usage was treated as a perquisite for proxy statement reporting purposes.  For purposes of determining the value of such services, the personal use is calculated based on the aggregate incremental cost to us.  For personal flights on corporate aircraft, aggregate incremental cost is calculated based on a cost-per-flight-hour charge that reflects the operating costs of the aircraft, including parts, labor, overhauls (but not engine overhauls of the type incurred every 5-10 years), fuel, landing and parking fees/taxes and crew travel expenses.  We also include, as an aggregate incremental cost, any empty aircraft flights necessary to reposition the corporate aircraft (i.e., dead head flights) resulting from a personal flight.  Executive officers, their families and invited guests occasionally fly on the corporate aircraft as additional passengers on business flights.  Because such flights do not result in additional aggregate incremental costs under our cost-per-flight-hour methodology, no incremental cost is reflected in the Summary Compensation Table.  Finally, if more than one executive officer is on a personal flight, we allocate the incremental cost on a proportional basis depending on the number of guests of each officer.

Under Mr. Glass’s former employment agreement, which expired on March 1, 2008, we were required to provide Mr. Glass with costs associated with his obtaining and maintaining membership in business and social clubs reasonably acceptable to us.  In addition, under Mr. Glass’s employment agreement, we had to provide him with a company-owned automobile and pay the cost of operating, maintaining and insuring the automobile.  Upon expiration of his agreement, we stopped providing such benefits.

We also have a matching charitable gift program.  Under the program in 2007, all NEOs were eligible to apply for matching contributions of up to $10,000, except that as a former Jefferson-Pilot executive, Mr. Glass had a $15,000 limit.  Our full-time employees are eligible to apply for up to $2,500 in matching contributions.

Prior to 2008, we had a practice of providing tax gross-ups to executives for imputed income in connection with income imputed to them for the attendance of their family members at business-related events, which spouses were expected to attend.  We are discontinuing that practice in 2008.

Other Considerations

In addition to the material terms of grants described in the footnotes to the Grants of Plan-Based Awards table above, we wish to point out the following:

•	The exercise price and tax withholding obligations related to the exercise of all options may be paid by delivery of shares or by offset of the underlying shares, subject to certain conditions.

•	With respect to stock awards, we automatically withhold a sufficient number of shares to satisfy the NEO’s mandatory minimum tax withholding obligations upon vesting.

•	The option and stock awards granted in 2007 vest as follows:

▪	restricted stock awards granted 2/22/07 vested 2/22/08, except Mr. Glass’s restricted stock award granted 2/22/07, which vests on 2/22/10;
▪	restricted stock awards granted 8/2/07 vest in three equal annual installments beginning on 8/2/08, except Mr. Glass’s restricted stock award granted 8/2/07, which vests on 8/2/10;
▪	stock options granted on 2/22/07 and 8/2/07 vest in three equal annual installments beginning on 8/2/08;
▪	the reload option granted 1/10/007 vested 4/14/07; and
▪	the reload options granted 4/26/07 and 4/27/07 vested on the grant dates.

•
Options and stock awards are not transferable except by will or pursuant to the laws of descent and distribution, unless the Compensation Committee permits such a transfer.  The Compensation Committee has not permitted (nor historically permitted) a transfer with respect to any of the awards shown in the Grants of Plan-Based Awards table above.

•
In cases where an executive participating in the 2007 LTI program dies, is disabled, voluntarily leaves the company after attaining age 55 with five years of service, or is involuntarily terminated for any reason other than for cause and signs a general release of claims against us, the executive’s 2007 options will immediately vest, and the executive (or the executive’s beneficiary) will receive a pro-rated performance award based on the number of days of service out of the total number of days in the three-year performance cycle.

•	The 2007 options fully vest upon a change of control, as defined in the LNC Executive Severance Benefit Plan.

•
The August 2007 restricted stock awards are subject to four restrictive covenants in the form of non-competition, non-solicitation, non-disparagement, and non-disclosure provisions.  We have the right to “claw-back” an award—specifically, to demand that the NEO return the shares to us upon breach of one of the covenants.  The restrictive covenants and the “claw-back” right expire six months after the awards vest.  However, we will have the right to claw-back any vested shares if the NEO is terminated for “cause” at any time after a share vests (no expiration date).

Any vested 2007 options may be exercised by the executive or his/her beneficiary (as applicable), until the earliest to occur of:

•	the expiration of the term of the option,
•	the first anniversary of the date the executive died or was disabled,
•	the fifth anniversary of the date the executive voluntarily left the company after attaining age 55, or
•	three months from the date the executive was involuntarily terminated for any reason other than for cause.

Finally, Mr. Coyne, as an employee of Delaware Investments, participates in the DRP.  The DRP is a money purchase pension retirement plan—a defined contribution plan—to which we contribute 7.5% of Mr. Coyne’s eligible compensation annually.  For any plan year, eligible compensation is defined as 100% of Mr. Coyne’s base salary, plus bonus paid in that year.  The amount of bonus is capped such that only 50% of any bonus amount over $100,000 is considered eligible compensation.  Eligible compensation is also subject to the IRS limits described above.  Amounts credited under the DRP may be invested by Mr. Coyne in a variety of investment options from the Delaware Investments Family of Funds that comprise the current investment alternatives available under the DRP.  Our contributions to the DRP on Mr. Coyne’s behalf for 2007 are set forth in footnote 4 to the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End

The table below provides information with respect to unexercised options to purchase shares of our common stock, unvested stock awards and unvested equity incentive plan awards for each NEO as of December 31, 2007 on an award-by-award basis.  However, Mr. Coyne’s unexercised options are options granted pursuant to the DIUS Stock Option Plan.  Mr. Coyne’s DIUS options are exercisable for shares of common stock of DIUS, our indirect wholly owned subsidiary.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable[1]	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested[3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[7] ($)
Dennis R. Glass	49,077			42.33	02/08/09	40,481[2]	2,356,793	9,840[4]	572,885
	81,795			32.97	02/13/10	8,392[2]	488,567	23,068[5]	1,343,019
	65,436			42.68	02/11/11			41,747[6]	2,430,510
	89,974			42.68	02/11/11
	54,530			40.55	11/04/11
	109,060			43.82	02/10/12
	109,060			34.58	02/09/13
	109,060			44.26	11/24/13
	109,060			48.58	02/09/14
	272,650			45.73	02/14/15
	92,701	185,402		53.60	02/12/16
		115,117		70.66	02/22/17
		174,217		60.76	08/02/17
		43,554		60.76	08/02/17
Frederick J. Crawford	4,000			43.48	03/08/11	6,265[2]	364,767	14,956[4]	870,738
	5,000			52.10	03/14/12	16,783[3]	977,133	6,525[5]	379,886
	13,350	26,700		56.02	04/13/16			18,975[6]	1,104,725
		52,326		70.66	02/22/17
Robert W. Dineen	19,892	39,782		56.02	04/13/16	6,325[2]	368,261	12,825[4]	746,672
		48,511		70.66	02/22/17	13,427[3]	781,741	11,328[5]	659,516
								17,592[6]	1,024,206
Patrick P. Coyne	23,500			132.05	03/14/12	15,106[3]	879,466	5,321[5]	309,789
	8,565			122.90	03/13/13			22,197[6]	1,292,309
	22,500	7,500		146.65	05/13/14
	10,000	10,000		152.98	04/15/15
	1,750	5,250		201.92	11/08/16
		12,237		201.92	02/22/17
Westley V. Thompson	7,200			45.52	08/12/08	6,325[2]	368,261	22,086[4]	1,285,847
	20,000			50.83	05/12/09	16,783[3]	977,133	11,058[5]	643,797
	7,163			51.77	03/09/10			22,894[6]	1,332,889
	23,000			43.48	03/08/11
	20,000			52.10	03/14/12
	19,418	38,834		56.02	04/13/16
		63,129		70.66	02/22/17
Jon A. Boscia	184,000			43.48	03/08/11			24,998[5,8]	1,455,384
	200,000			52.10	03/14/12			13,647[6,8]	794,528
	272,827			47.58	03/11/14
			170,058[8]	46.77	03/10/15
	278,375			56.02	04/13/16
	226,303			70.66	02/22/17

1.  All of Mr. Glass’s exercisable options shown in the Options Exercisable column of the table with an expiration date prior to 2016 were former options to purchase common stock of Jefferson-Pilot that were converted into options to purchase our common stock on April 3, 2006 and vested on that date.

The following tables present the vesting dates of the options in the Options Exercisable and Unexercisable columns based on expiration dates.

Options vesting in four equal annual installments
Expiration Dates	Vesting Begins
8/12/08	8/12/99
3/9/10	3/9/01
5/12/09	5/12/00
3/8/11	3/8/02
3/14/12	3/14/03
3/13/13	3/13/04
5/13/14	5/13/05
4/15/15	4/15/06
11/08/16	11/08/07

Options vesting in three equal annual installments
Expiration Dates	Vesting Begins
2/12/16	2/13/07
4/13/16(a)	4/13/07
2/22/17(b)	2/22/08
8/2/17	8/2/08
(a)	Except that Mr. Boscia’s option vested 100% on his retirement date of August 31, 2007.
(b)	Except that Mr. Coyne’s option vests in four equal annual installments.

Previous Unearned Equity Incentive Plan Options That Have Vested
Expiration Dates	Vested Date
3/11/14	2/22/07
3/10/15	2/7/08

Mr. Thompson’s option expiring 3/9/10 vested on 12/8/07.

2.  These stock awards vest as follows:

•	Mr. Glass—40,481 vests on 2/22/10; 8,392 vests on 8/2/10
•	Mr. Crawford—6,265 vests on 4/3/09
•	Messrs. Dineen and Thompson—6,325 vested on 2/22/08

The stock awards include accrued but unpaid dividend equivalents in shares of common stock that vest only upon vesting of the stock award.

3.  These stock awards vest in three equal annual installments beginning on 8/2/08.  The stock awards include accrued but unpaid dividend equivalents in shares of common stock that vest only upon vesting of the stock award.

4.  Represent performance options and performance stock awards granted in connection with the 2005-2007 performance cycle, which vested on February 7, 2008, when the Compensation Committee certified the attainment of the performance measures for the cycle, and which therefore were unvested as of December 31, 2007.  The amount also reflects accrued but unpaid dividend equivalents in shares of common stock.

5. Represent performance options and performance stock awards granted in connection with the 2006-2008 performance cycle.  Because our 2007 performance exceeded the threshold performance measures, these awards are shown at target, plus accrued but unpaid dividend equivalents in shares of common stock.  However, the amount, if any, of these awards that will vest will depend upon the actual performance over the full performance period, and also will depend upon the Compensation Committee’s certification of the performance measures, which generally occurs during the first quarter of the year immediately following the end of the performance cycle.  Accordingly, if any of these awards vest, vesting should occur in the first quarter of 2009.

6. Represent LTI options (time-vested options) and performance stock awards granted in connection with the 2007-2009 performance cycle.  Because our 2007 performance exceeded the target performance measures, performance stock awards are shown at maximum, plus accrued but unpaid dividend equivalents in shares of common stock.  However, the amount, if any, of those awards that will vest depends upon the actual performance over the full performance period and also upon the Compensation Committee’s certification of the performance measures, which generally occurs during the first quarter of the year immediately following the end of the performance cycle.  Accordingly, if any of these awards vest, vesting should occur in the first quarter of 2010.

7.  Represents the product of the shares vested and the closing price of our common stock as reported on the composite tape of the NYSE on December 31, 2007, or $58.22

8.  Reflect the pro rata awards based on the days that Mr. Boscia was employed during each cycle.  His 2005-2007 performance cycle represents the actual payout on February 7, 2008.  See “Potential Payments Upon Termination or Change of Control—Retirement and Release Agreement of Jon A. Boscia” on pages 54-55.

Option Exercises and Stock Vested

The table below provides information regarding the option exercises and stock awards that have vested for each of the NEOs during the 2007 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Aggregate Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting[2] (#)	Aggregate Value Realized on Vesting[3] ($)
Dennis R. Glass	49,077	1,935,629	12,181	860,709
Frederick J. Crawford	-	-	16,801	1,187,159
Robert W. Dineen	-	-	48,076	3,397,050
Patrick P. Coyne	-	-	-	-
Westley V. Thompson	18,000	329,226	48,824	3,449,904
Jon A. Boscia	617,445	13,350,537	48,980	3,460,927

1. Reflects the difference between the exercise price and the market price of our common stock.  The market price is the average of the high and low price of our common stock as reported on the composite tape of the NYSE on the day before exercise, which is what we use for tax purposes.

2.  Reflects performance shares acquired upon vesting on February 22, 2007 with respect to the 2004-2006 performance cycle.  The shares vested include dividends paid in shares that accrued on the awards at normal dividend rates and vest upon vesting of the award.  The shares vested at 161.33% of target.  Information regarding the 2004-2006 LTI award was provided in the CD&A included in our Proxy Statement for the 2007 Annual Meeting of Shareholders filed with the SEC on April 4, 2007.

3. Represents the product of the shares vested and the closing price of our common stock as reported on the composite tape of the NYSE on February 22, 2007, or $70.66.

Pension Benefits

Retirement Plans

As discussed in the CD&A beginning on page 32, in 2007 we shifted our retirement program from a defined benefit to a defined contribution design.  Effective December 31, 2007, benefit accruals ceased or were “frozen” under the Lincoln National Corporation Employees’ Retirement Plan (the “LNC Retirement Plan”) in which Messrs. Boscia, Crawford, Dineen and Thompson participate, and the Jefferson-Pilot Corporation Employees’ Retirement Plan (the “Jefferson-Pilot Retirement Plan”) in which Mr. Glass participates.  Effective January 1, 2008, we made substantive design changes to the Employees’ Savings and Retirement Plan (the “401(k) Plan” formerly, the Employees’ Savings and Profit-Sharing Plan) and to our non-qualified savings plan.  These changes enhanced benefits under the defined contribution programs in which all of our NEOs—except for Mr. Coyne—participate.  Mr. Coyne participates in the DRP, which is not affected by these changes.

Mr. Glass participates in the Jefferson-Pilot Retirement Plan, a tax-qualified and funded traditional final average pay formula plan.  Mr. Boscia, Mr. Crawford, Mr. Dineen, and Mr. Thompson participate in the LNC Retirement Plan – also a funded tax-qualified plan.  Formerly a traditional final average pay formula plan, the LNC

Retirement Plan was converted into an account-based plan, referred to as a “cash balance” plan, effective January 1, 2002.  Pension benefits accrued up through December 31, 2007 under the cash balance formula were equal to the sum of the participant’s accumulated Annual Benefit Credits plus Daily Interest Credits:

•
Annual Benefit Credits are contributions based on years of service and base salary plus any annual incentive bonus (only base salary is considered eligible compensation under the final average pay formula of the Plan).

•
Daily Interest Credits are based on the U.S. Treasury bond rates currently in effect.  For participants hired prior to January 1, 2002, an opening account balance was actuarially determined based on the value of their final average pay formula benefit accrued as of December 31, 2001.

Certain transition rules apply through December 31, 2011 for all employees who participated in the LNC Retirement Plan before January 1, 2002 (“Grandfathered Participants”).  Under the transition rules, all Grandfathered Participants, including Mr. Boscia and Mr. Thompson, accrued benefits under both final average pay and cash balance formulas until the earlier of retirement or December 31, 2007.  The final average pay formula provided an annual benefit accrual equal to (a) plus (b), where

(a)
is 1.3% of final average salary (defined as the participant’s average monthly base salary over the highest 60 consecutive full months of participation during the final 120 months of participation in the Plan up through the end of 2007, with base salary capped by Internal Revenue Code limits (“IRS limits”), exclusive of annual bonus (or any other type of incentive compensation or bonus)) for each year of service (up to 35 years), and

(b)	is 0.4% of the amount by which final average salary exceeds 1/12 of the compensation covered by Social Security for each year of service.

Any Grandfathered Participant retiring on or before December 31, 2011 will receive the greater of the benefit generated under the final average pay formula described above, or the benefit determined under the cash balance formula as of his/her retirement date.  Mr. Dineen and Mr. Crawford were hired after December 31, 2001 and are cash balance participants only—they are not eligible to have their benefit calculated as the better of final average pay formula or cash balance benefits under the transition rules.

On January 1, 2012, all remaining Grandfathered Participants will have their final average pay benefit calculated as a lump sum and compared to the benefit determined under the cash balance formula.  The difference between their final average pay formula benefit and their cash balance account formula, if any, will be added to their cash balance account.  Thereafter, all benefits (frozen cash balance account plus continuing Daily Interest Credits) will be determined solely under the cash balance formula.

As a result of our merger with Jefferson-Pilot, we became the sponsor of the JP Retirement Plan, a plan with a benefit formula that is similar to that of the pre-cash balance LNC Retirement Plan.  For most employees, including Mr. Glass, benefits accrued on an annual basis up through December 31, 2007 according to the following formula: (a) plus (b), where

(a)
is equal to each participant’s “retirement income” accrued prior to January 1, 1989 (as defined under the terms of the previous plan), multiplied by a fraction, the denominator of which is the participant’s “final average salary” (as defined under the terms of the previous plan), and the numerator, which is the participant’s “average compensation” as of the participant’s retirement or severance from service date, but in no event less than one; and

(b)
is equal to 1.3% of the participant’s average compensation divided by 12 times the participant’s years of participation in the Plan beginning on January 1, 1989 to the earlier of retirement or severance from service or December 31, 2007, plus 0.5% of the participant’s average compensation divided by 12 times the participant’s years of participation in the Plan beginning on January 1, 1989 to the earlier of retirement or severance from service or December 31, 2007.

“Average compensation” under the JP Retirement Plan is the average annual compensation of a member during the 60 consecutive full months of employment out of the last 120 months of employment immediately preceding the participant’s severance from service date or December 31, 2007, whichever is later.  “Covered compensation” is the average of the taxable wage bases in effect under Section 230 of the Social Security Act for each calendar year during the 35-year period ending with the last day of the calendar year in which the participant attains (or will attain) social security retirement age or December 31, 2007, whichever is earlier.

Although frozen, Daily Interest Credits will continue to be credited with respect to frozen LNC Retirement Plan cash balance accounts.  Accrued benefits under the final average pay formulas of the LNC Retirement Plan and the JP Retirement Plan will continue to “grow” as the result of participants aging and being credited with additional years of vesting service for purposes of applying early retirement reduction factors.

Excess Retirement Plans

Our excess retirement plans pay or “restore” benefits that would have been paid under the Jefferson-Pilot and LNC Retirement Plans described above if certain limits did not exist under Section 401(a) and 415 of the Internal Revenue Code of 1986, as amended (the “IRS limits”).  The excess retirement plans calculate benefits using the same formula as the qualified retirement plans that they “restore,” but without the imposition of IRS limits.  The qualified retirement benefit payment is then deducted from, or offsets, the benefit calculated under the excess retirement plan.

As a result of the Board freezing the tax-qualified defined benefit retirement plans and moving to a primarily defined contribution plan retirement program, we amended, restated, and “froze” benefit accruals effective December 31, 2007 under the Excess Plan.  The Excess Plan succeeds and replaces our historical excess retirement plans, including the Lincoln National Corporation Executives’ Excess Compensation Pension Benefit Plan and the Lincoln National Corporation Employees’ Supplemental Pension Benefit Plan (which restored benefits under the LNC Retirement Plan), and the Jefferson-Pilot Corporation Supplemental Benefit Plan (which restored benefits under the Jefferson-Pilot Retirement Plan).  The present value of the “frozen” accrued benefit under the Excess Plan as of December 31, 2007 for each of our named executive officers is set forth in the Pension Benefits table on page 48.

No enhancements to benefits payable under the Excess Plan are provided in the case of a change of control effective January 1, 2008.

The Supplemental Retirement Plans

Our supplemental plans pay additional retirement benefits to certain executives, including our NEOs.  During 2007, we had three supplemental plans covering our executive officers:

●	ESSB;

●	the SCP; and

●	The Lincoln National Corporation Supplemental Retirement Plan (“Supplemental Retirement Plan”).

During 2007, the ESSB provided additional pension benefits to certain executives who were employed by the former Jefferson-Pilot, including Mr. Glass.  The ESSB was designed to provide those executives with replacement income of 50% of final average pay at age 65 if they retired with at least 20 years of service.  The benefit was calculated as 2.5% of final average pay times years of service (with a maximum of 20 years of service considered).  The ESSB paid retirement benefits beginning on or after age 60, with reductions for retirement prior to age 65.  No benefits were paid to former Jefferson-Pilot executives who retired prior to age 60.  ESSB benefits vested as a result of our merger with Jefferson-Pilot.  The ESSB was terminated with respect to active employees on December 31, 2007.

           During 2007, the SCP provided additional pension benefits to certain legacy Lincoln executives.  The SCP was frozen to new participants on December 31, 2004.  Participants in the SCP accrued benefits until the earlier of (a) the date on which they were no longer eligible to participate in the SCP, (b) the date on which they terminated employment or (c) December 31, 2007—the date on which the SCP was terminated with respect to active employees.

Under the SCP, each participating executive was entitled to receive a monthly benefit upon retirement equal to 2% of his or her final monthly salary (“FMS”), multiplied by his or her years of participation in the Plan (maximum of five years of service credit).  The monthly benefit was capped at 10% of FMS for all participating NEOs, except for Mr. Boscia.  For Mr. Boscia only, the cap on FMS was 14.2% as of January 1, 2007. Generally, FMS was equal to the executive’s monthly base salary at termination; however, if the participating executive terminates employment after age 65, then monthly base salary at age 65 is used.  FMS was capped at the greater of $16,667.00 or the monthly base salary in effect for the participating executive as of December 31, 1991.  However, for Mr. Boscia, FMS was calculated as follows:  (a) 1/12th of 100% of base annual salary (in effect at retirement), plus (b) 1/12th of 100% of the average of the best three consecutive annual incentive bonuses paid in the 60 months immediately preceding his retirement.

For SCP participants who terminated on or before December 31, 2007, benefits under the SCP are paid in the form of a 120-month certain and life annuity or an equivalent annuity form, and reduced for commencement prior to age 65.  No benefits are payable if the participating executive voluntarily terminates his or her employment prior to age 55.  The SCP also provided for certain benefits to be paid to an executive’s beneficiary in the event of the executive’s death.

Pursuant to Mr. Boscia’s Retirement and Release Agreement, we agreed to pay Mr. Boscia $28,585.33 per month beginning March 1, 2008, in the form of a 100% Joint and Survivorship annuity with a 10-year term certain.  This retirement benefit is being paid under the Supplemental Retirement Plan.  Of the NEOs, only Mr. Boscia is eligible to receive a benefit under that Plan.  In March 2008, Mr. Boscia received six months payments in arrears.  Mr. Boscia’s payments were delayed from September 1, 2007 due to compliance with section 409A of the Internal Revenue Code.  For more information on Mr. Boscia’s agreement, see “Potential Payments Upon Termination or Change of Control—Retirement and Release Agreement of Jon A. Boscia” on pages 54-55.

In connection with our transition to a defined contribution retirement program as discussed above, the Compensation Committee approved the termination of both the SCP and ESSB for active participants effective December 31, 2007.  The accrued benefits of active participants under the SCP and the ESSB were converted to lump sum amounts based on the assumptions described below, and credited to special opening accounts in the DC SERP.  The DC SERP is described in more detail below.

SCP and ESSB accrued benefits were converted to lump sum amounts by calculating benefits as if our executives had received a distribution at age 62, but had that benefit reduced under the relevant age 62 early retirement reduction factors provided under each plan.  The present value of that resulting benefit as of December 31, 2007 was contributed to an “SCP Opening Balance Account” or an “ESSB Opening Balance Account,” as applicable, under the DC SERP as of January 1, 2008.

Of our NEOs, only Mr. Glass participated in the ESSB; Messrs. Boscia, Crawford, Dineen and Thompson participated in the SCP.  As discussed below, Mr. Boscia does not have an SCP Opening Balance Account due to his August 31, 2007 retirement.  SCP Opening Balance Accounts will vest upon the earlier of the executive’s attainment of age 55 or older with 5 years of service, death, a change of control, or involuntary termination of service (not for cause).  ESSB Opening Balance Accounts are already vested due to the merger.  The present value of the “unconverted” accrued benefits under the ESSB and SCP for Messrs. Boscia, Glass, Crawford, Dineen, and Thompson at December 31, 2007 is set forth in the Pension Benefits table below.  The converted ESSB and SCP present value lump sums contributed to the DC SERP as of January 1, 2008 are included in All Other Compensation in the Summary Compensation Table on page 35.

During 2007, Mr. Glass was eligible for a special monthly retirement benefit calculated under his employment agreement.  Mr. Glass’s special benefit would be determined by multiplying (i) 2.5% for each year of service (with years of service limited to twenty, and thus the percentage is limited to 50%) by (ii) Glass’s final average monthly earnings for the five-year period ending with Glass’s retirement date. For this purpose, final average monthly earnings means salary and annual incentive bonus compensation.  Final average monthly earnings would not include long-term incentive compensation or the value of any stock grants, stock options or other extraordinary forms of compensation.  The amount of retirement benefit computed according to the above formula would be reduced by the amount of retirement benefits paid under our tax-qualified, excess and supplemental pension plans.  We assumed Mr. Glass’s employment agreement as part of the merger.

The table below provides information on the tax-qualified and non-tax-qualified defined benefit pension benefits for each of the NEOs by plan for 2007.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit1,[2,3,6] ($)	Payments During Last Fiscal Year ($)
Dennis R. Glass	Jefferson-Pilot Retirement Plan	13	374,258
	Jefferson-Pilot Supplemental Pension Benefit Plan	13	1,300,486
	ESSB	14	5,086,317
	Employment Agreement	14	906,859
Frederick J. Crawford	LNC Retirement Plan	N/A	69,452
	Excess Plan	N/A	184,964
	SCP	5	83,469
Robert W. Dineen	LNC Retirement Plan	N/A	69,741
	Excess Plan	N/A	362,628
	SCP	5	148,316
Patrick P. Coyne[4]
	N/A

Westley V. Thompson	LNC Retirement Plan	14	212,848
	Excess Plan	14	448,557
	SCP	5	127,519
Jon A. Boscia[5]	LNC Retirement Plan	24	--	546,780
	Excess Plan	24	2,876,642
	SCP	5	7,051,855
	Supplemental Retirement Plan	N/A	5,058,141

1.  Values for LNC Retirement Plan and Excess Plan reflect the present value of the lump sum payable at age 65.  For Mr. Dineen and Mr. Crawford, the amounts shown for the LNC Retirement Plan and the Excess Plan reflect the present value of the December 31, 2007 cash balance account projected to age 65 at the assumed interest crediting rate of 4.50%.  For Mr. Thompson, the amounts shown for the LNC Retirement Plan reflect the present value of the lump sum payable at age 65 based on the annuity benefit payable under the final average pay formula (converted using an interest rate of 4.50% and the 1994 Group Reserving (“GAR”) unisex morality table).  The amount shown for the Excess Plan reflects the present value of the unlimited cash balance account projected to age 65 at the assumed interest crediting rate of 4.50%, and offset by the lump sum payable from the LNC Retirement Plan.

Benefits under the LNC Retirement Plan and the Excess Plan for eligible LNC employees who were hired on or before December 31, 2001 are calculated as the greater of the benefit under two formulas, a final average pay formula and a cash balance formula.  The cash balance formula does not include credited service as a component of the benefit calculation formula.  For Mr. Thompson, the cash balance formula yields a higher accrued benefit under the Excess Plan and the final average pay formula yields a higher benefit under the LNC Retirement Plan.  For Mr. Thompson, final average pay benefits would be available in unreduced annuity form at age 63.  Cash balance formula benefits are not unreduced until age 65.  Since Excess Plan benefit calculations depend on the LNC Retirement Plan benefit, the age for benefit commencement shown in the table above is 65 for Mr. Thompson for both the LNC Retirement Plan and the Excess Plan.  If age 63 were used instead as the benefit commencement age for both plans, the present values would be equal to $214,401 and $365,098 for the LNC Retirement Plan and Excess Plan, respectively.

The maximum number of years of credited service under the SCP is capped at 5.  Values for the SCP reflect the present value of the annuity benefit payable at the earliest unreduced date in the form of a ten-year certain and continuous annuity.  The earliest unreduced age under the SCP is age 62 for Mr. Crawford, age 63 for Mr. Thompson and age 65 for Mr. Dineen.

2.  Values for the Jefferson-Pilot Retirement Plan, the Jefferson-Pilot Supplemental Pension Benefit Plan and ESSB reflect the present value of the lump sum payable at the earliest unreduced age (converted using an interest rate of 4.50% and the GAR 94 unisex mortality table). The earliest unreduced age under the Jefferson-Pilot Retirement Plan, the Jefferson-Pilot Supplemental Pension Benefit Plan and ESSB is age 65 for Mr. Glass.  The value for Mr. Glass's Employment Agreement is the difference between the lump sum value of his annuity payable at age 65 reflecting the lump sum basis specified in his employment contract (discount rate of 3.96% and the Lincoln December 2007 Annuity Pricing Mortality Table) and the lump sum value of his annuity payable at age 65 reflecting the lump sum basis under the ESSB (an interest rate of 4.50% and the GAR 94 unisex mortality table).

3. As of December 31, 2007 and as discussed above, the SCP and the ESSB were terminated.  Effective January 1, 2008, the present value of the SCP and the ESSB accrued benefits were converted into opening account balances under the DC SERP.  For purposes of determining the opening balance amounts, the present value was determined using an interest rate of 4.70%, the GAR 1994 unisex mortality table, and continued employment (including vesting service in the SCP /ESSB) through age 62.  The opening balance amounts in the DC SERP at January 1, 2008 were as follows: Mr. Glass $5,290,190; Mr. Crawford - $89,728; Mr. Dineen - $165,975; and Mr. Thompson - $134,944.

4. Mr. Coyne participates in the DRP, a defined contribution plan, which is described in “Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table” on page 41.  Mr. Coyne’s balance in the DRP at December 31, 2007 was $723,840.

5. Mr. Boscia retired effective August 31, 2007.  He received his LNC Retirement Plan benefits as a lump sum payment on September 1, 2007. His accumulated benefits under the Excess Plan cannot be distributed until October 1, 2008.  His monthly benefit under the SCP of $41,234 commences on March 1, 2008 and is payable as a 100% joint and survivor annuity with 10 years certain.  His monthly benefit under the Supplemental Retirement Plan of $28,583 commenced on March 1, 2008 and is payable as a 100% joint and survivor annuity with a 10-year term certain.  This benefit is being paid under the Supplemental Retirement Plan pursuant to his Retirement and Release Agreement, which is discussed on pages 54-55.  Effective March 1, 2008, Mr. Boscia also received $171,500, which covers six months of Supplemental Retirement Plan payments for the period from September 1, 2007 to February 1, 2008.  His Supplemental Retirement Plan payments had not commenced sooner than March 1, 2008 because of Section 409A of the Internal Revenue Code.

6.  Except as noted above, all present values were determined using the same interest rate and mortality assumptions as those used for financial reporting purposes.  Those assumptions are incorporated herein by reference to Note 16 of the Notes to our Consolidated Financial Statements included in Item 8 of the Form 10-K for the fiscal year ended December 31, 2007.

Nonqualified Deferred Compensation

To compensate for tax code limitations on compensation that can be deferred under our tax-qualified Employees’ Savings and Profit-Sharing Plan, or LNC 401(k) Plan, NEOs, as well as other officers, are permitted to defer additional amounts, without limit, of salary and annual incentive compensation under our DC SERP.  Officer deferrals are unlimited.

Briefly, under the LNC 401(k) Plan, employees may elect to defer eligible compensation (base salary and annual incentive bonus) into the LNC 401(k) Plan, subject to annual plan and IRS limits.  During 2007, we contributed a “basic” or guaranteed matching contribution on the first 6% of eligible compensation contributed, at a rate of 50 cents on each dollar.  We made an additional discretionary matching contribution for the 2007 plan year of $0.10 for every dollar of the first 6% of eligible compensation contributed.  For every dollar deferred after the executive had reached the annual plan and IRS limits, we contributed both basic and discretionary matching contributions to the executive’s account in the DC SERP.  In 2007, the basic match was made into the DC SERP every payroll period only after a participant’s combined base salary and bonus exceeded $175,000.  We have discontinued the discretionary matching contribution in the LNC 401(k) Plan for years after 2007.  Employees of Delaware Investments, including Mr. Coyne, will continue to be eligible to receive discretionary matching contributions as participants in the Delaware Management Holdings, Inc. Employees’ Savings and 401(k) Plan.

Mr. Coyne, as an employee of Delaware Investments, participates in the Delaware Management Holdings, Inc. Retirement Plan (“DRP”), along with all other eligible Delaware employees.  The DRP is a money purchase pension retirement plan—a non-contributory defined contribution plan to which we contribute 7.5% of Mr. Coyne’s eligible compensation annually. Any amount of our contribution that exceeds the applicable IRS limits is credited to an account in the DC SERP on Mr. Coyne’s behalf.  Amounts credited under the DRP may be invested by Mr. Coyne in a variety of investment options from the Delaware Investments Family of Funds that comprise the current investment alternatives available under the DRP.  The amounts contributed to the DRP by us on Mr. Coyne’s behalf are set forth in footnote 4 to the Summary Compensation Table.

Under the terms of the DC SERP, we agree to pay out amounts based upon the aggregate performance of the investment measures selected by the participant.  Plan participants may select from a menu of “phantom" investment options used as investment measures for calculating the investment return notionally credited to their deferrals.  These are the same investment options that are available under the LNC 401(k) Plan.  Amounts deferred and contributed under the DC SERP are credited to “notional” or bookkeeping accounts, and are subsequently credited with earnings or losses mirroring the performance of the Plan’s available investment options.  All matching contributions are initially invested in the same investment options that the participant has elected for salary and incentive compensation deferrals, and are credited with notional earnings or losses.  Except for deferrals into the LNC stock unit account, participants may change their investment elections or transfer funds between notional investments at any time.  Executive officers, including all NEOs, may only change an investment election with respect to the LNC stock unit account only during permitted trading periods, which generally occur quarterly, and are prohibited from transferring funds from the LNC stock unit account.  Actual shares of our common stock will be issued in settlement of these stock units when amounts credited to the stock unit account are actually paid to the participants.  Before settlement, no voting rights or other rights of any kind associated with ownership of our common stock inure to the participants.  The DC SERP is an unfunded plan and represents an unfunded promise to pay the benefits credited to each participant.

Pursuant to the Jobs Creation Act of 2004 (the “JOBS Act”), which provides limited transition relief through December 31, 2008, participants must make distribution elections for all amounts already deferred under the DC SERP, as well as current deferrals (if they have not already done so) by the end of 2008.  The DC SERP allows participants to maintain up to three different DC SERP accounts: any combination of a “termination” account and/or specific “distribution year” accounts.  Distribution elections must indicate the payment form (e.g., lump sum vs. annual installments), and may additionally delay the timing of the payment of an account.  Participants will generally have two distribution election options for each account—an “initial election” and a “secondary” election.  If participants do not submit an initial distribution election by the administrative deadline in 2008, they will be deemed to have made an initial election based on the default distribution rules for their particular accounts.  The default payment form for both termination and distribution year accounts is a lump sum, and the default distribution date for both is the account valuation date.  The valuation date for a termination account is the first day of the month that is thirteen full months following the participant’s separation from service (with payment to be made as soon as administratively practical, but not more than 90 days after, the valuation date).  The valuation date for distribution year accounts—which are accounts that pay out in a designated year (e.g. 2015), is February 5th of the applicable year (e.g. February 5, 2015), with payment to be made as soon as administratively practical, but not more than 90 days after, the valuation date.  Participants may also have the opportunity to make secondary or “re-deferral” elections.  Participants who make secondary elections are required to delay payment (per the initial election) by a minimum of five years.  Secondary elections may also, but are not required to, change the form of distribution (from lump sum to installment, or vice-versa).  No distribution election is effective for at least 12 months from the date it is made.

The table below provides information regarding each NEO’s salary deferrals and our contributions to the DC SERP on behalf of each NEO during 2007, as well as each executive’s aggregate balance under that Plan as of December 31, 2007.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY1 ($)	LNC Contributions in Last FY2 ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance Last FYE[3]
Dennis R. Glass	188,054	88,777	(7,343)	--	269,488
Frederick J. Crawford	--	73,385	(4,619)	--	705,580
Robert W. Dineen	93,671	63,449	38,250	--	528,550
Patrick P. Coyne	357,390	296,312	68,769	--	2,721,029
Westley V. Thompson	813,601	105,686	(70,241)	--	3,557,252
Jon A. Boscia	498,789	480,733	(235,794)	--	6,196,568

1. Amounts shown reflect deferral of a portion of salary for 2007, which is included as Salary for Year 2007 in the Summary Compensation Table and deferral of a portion of the AIP bonus paid in 2007 relating to 2006 performance, which is included as Non-Equity Plan Compensation for Year 2006 in the Summary Compensation Table, as follows:

Name	Salary ($)	2006 AIP ($)
Mr. Glass	55,754	132,300
Mr. Crawford	--	--
Mr. Dineen	24,000	69,671
Mr. Thompson	50,000	763,601
Mr. Coyne	112,500	244,890
Mr. Boscia	36,289	462,500

The NEO’s deferred AIP bonuses paid in 2008 for 2007 performance, which will be included in next year’s Non-qualified Deferred Compensation table, were: Mr. Glass, $141,167, Mr. Dineen, $132,389; Mr. Thompson, $176,934, and Mr. Coyne, $451,244.  These amounts are included as Non-Equity Plan Compensation for 2007 in the Summary Compensation table.

2. Except for the excess DRP contributions, amounts shown reflect our matching contributions above applicable Internal Revenue Code limits into this Plan during 2007 and are included in All Other Compensation for  2007 in the Summary Compensation Table.  These amounts are described in footnote 4 to the Summary Compensation Table.  We make DRP contributions on Mr. Coyne’s behalf in 2008 for 2007.  Accordingly, $190,556 of Mr. Coyne’s additional company match shown in footnote 4 is not included here.

3.  Of the amounts shown, the following were included in the Summary Compensation Table for 2006:  Mr. Crawford, $120,673; Mr. Thompson, $973,402;  Mr. Coyne, $490,169; and Mr. Boscia, $906,235.  Amounts not included in the Summary Compensation Table for 2007 and 2006 were paid or earned in years prior to 2006.

Changes in the DC SERP For 2008

As discussed in the CD&A, for active executive officers on December 31, 2007 only, including each of the NEOs, we calculated “Shortfall Balance Amounts” for each executive by projecting each of the following benefits to age 62:

●      accrued benefits under the current defined benefit retirement program (qualified and non-qualified);

●      hypothetical maximum employer contributions (basic match and discretionary match) in both qualified and non-qualified savings plans;

●      core contributions, transition contributions and any special executive credits; and

●      ESSB and SCP opening account balances.

Benefits were projected to age 62 using a number of assumptions, including but not limited to assumed annual base salary increases, investment earnings, lump sum conversion interest rates, annuitization rates and future bonus amounts.  The projected benefit amount was compared to a competitive (median) target retirement benefit at age 62.  The difference between the projected benefits and the target retirement benefit at age 62 was converted to a present value lump sum and contributed to a special “Shortfall Balance Account” in the DC SERP.  The Shortfall Balance Accounts for the executive officers, including each of the NEOs, were calculated based upon accrued benefits as of December 31, 2007, and were contributed to the DC SERP as of January 1, 2008.  Each executive’s Shortfall Balance Account, if any, will have an individualized “phased vesting” schedule beginning on the later of: (i) January 1, 2008 or (ii) attainment of at least age 55 and five years of service, and ending on the first month after the executive reaches age 62.  The “Shortfall Balances” are included as “All Other Compensation” in the Summary Compensation Table on page 35 above, but are not included in the Non-Qualified Deferred Compensation table above as the contributions were made in 2008.

In addition, beginning in 2008, the LNC 401(k) Plan will provide enhanced benefits to active employees participating in the plan, other than employees of Delaware Investments, such as a 100% match (a dollar per dollar match) on the first 6% of eligible compensation deferred, increased from our current 50% match (50 cents) on the first 6% of eligible compensation deferred.  We have also added a new core contribution equal to 4% of eligible compensation for all of our employees, regardless of whether they have elected to defer compensation under the plan.  Certain employees, including Mr. Glass and Mr. Thompson, are eligible for additional “transition contributions” of 0.2% to 8% based on their age and years of service as of December 31, 2007.  We will also contribute the excess amount of any matching, core and transition contributions that cannot be contributed to the LNC 401(k) Plan due to various IRS limits to the participant’s DC SERP account.

For all NEOs (except Mr. Boscia and Mr. Glass), an additional contribution—a “special executive credit”—will be made to the DC SERP.  For Messrs. Crawford, Dineen and Thompson, the special executive credit will be calculated annually as a fixed percentage of “total pay” as follows: 15% of total pay expressed as a percentage, offset by the total of: (a) the executive officer’s maximum basic matching contribution opportunity (6%), plus (b) core contributions (4%), plus (c) transition contribution, if any (0.2% -8%) as determined under the 401(k) Plan, each expressed as a percentage.  For Mr. Coyne, the amount of the “special executive credit” will be calculated as: 15% of total pay expressed in dollars, offset by the total of: (a) the amount of his maximum basic matching contribution opportunity (3% of total pay), plus (b) the amount of any discretionary matching contribution, plus (c) the employer contribution under the Delaware Management Holdings, Inc. Retirement Plan (7.5% of annual base pay and annual bonus, but with bonus amounts over $100,000 capped at 50%), each expressed in dollars.  For the purpose of determining the special executive credit, “total pay” is equal to annual base pay plus annual incentive bonus.  For 2008, the special executive credits for our NEOs, expressed as a percentage of total pay will be: Mr. Glass—0%; Mr. Crawford—5%; Mr. Dineen—5%; and Mr. Thompson—1.4%.  Mr. Coyne’s special executive credit will vary from year to year depending on whether a discretionary matching contribution is paid to Delaware employees.  Effective 2018, the special executive credit will equal 5% for each executive officer, except Delaware executive officers (whose special executive credit will continue to vary), as a result of the expiration of the transition contributions.

Special executive credits will vest on the earlier of five years of receiving special executive credits under the Plan, or attainment of age 62.  However, executive officers as of January 1, 2008, including each NEO, are immediately vested in their special executive credits.  Special executive credits contributed to the DC SERP will be reported in future proxy statements, as applicable.

ESSB and SCP opening balances contributed to the DC SERP as of January 1, 2008 are discussed under “Pension Benefits—The Supplemental Retirement Plans” beginning on page 46.

Potential Payments Upon Termination or Change of Control

The narrative below describes the various termination and change of control arrangements applicable to our NEOs at December 31, 2007 that are not available to all employees on a non-discriminatory basis.  The narrative is followed by tables showing potential payments each NEO would receive in the event of their termination (voluntary or involuntary, depending on the circumstances) or a change of control occurring on December 31, 2007.

Change of Control Arrangements

All of our senior executives, including our NEOs, are eligible to participate in the LNC COC Plan.  Each NEO becomes eligible for benefits under the LNC COC Plan, if, in anticipation of or within three years after our change of control: (i) we, or a successor entity, terminate the executive’s employment for any reason other than “cause” (defined as conviction of a felony, or the willful and continued failure of the executive to perform his or her duties, despite warning notices), death or disability; or (ii) the executive terminates employment for “good reason” (defined as a “material and adverse” change in the executive’s responsibilities or a reduction in salary or target annual incentive bonus opportunity).  “Good Reason” would also include our failure to provide compensation and benefits materially similar to those offered in the past – with the exception of broad-based changes to our benefit plans that affect a significant portion of our employees.

If the conditions for payment under the LNC COC Plan are satisfied, a cash payment is paid to the executive based on a multiple of “annual base salary” and “target bonus.”  For purposes of the LNC COC Plan, “annual base salary” means the highest annual rate of salary during the 12-month period immediately preceding the date of termination of employment, and “target bonus” means the higher of the target set for annual incentive bonus under the Amended and Restated ICP during the calendar year in which the participating executive was terminated, or the target set in the year in which the change in control occurred.  The amount of cash payment payable under the LNC COC Plan is determined as follows:

Chief Executive Officer	3 times the annual base salary	Plus	3 times the target bonus
All Other Participating Executives (including our other NEOs)	2 times the annual base salary	Plus	2 times the target bonus

In addition to the cash payment described above, the following additional benefits and benefit enhancements would be paid to our NEOs under the LNC COC Plan:

•	Reimbursement of COBRA premiums paid by the NEO for the continuation of coverage under our welfare benefit plans (maximum of 18 months);

•
For purposes of determining eligibility for retiree medical and dental coverage, additional credited service equal to the period that severance pay would be payable to the NEO under our broad-based employees’ severance plan;

•
Vesting of AIP and LTI awards for each completed performance period, with vesting for open performance periods paid at target but pro-rated to reflect the date termination occurred during the performance period in progress (the Compensation Committee has discretion under the ICP to fully vest awards);

•	Immediate and 100% vesting of restricted stock and stock options; and

•
Reimbursement of the cost of outplacement services, up to a maximum of 15% of the participating executive’s highest rate of annual base salary during the 12-month period immediately preceding the date of termination of employment.

NEOs receiving benefits under the LNC COC Plan may also be entitled to an after-tax payment, or “gross-up,” to cover any excise tax on amounts deemed to be “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended (“Section 280G”).  The gross-up would be a lump sum payment in an amount sufficient, after the payment of all taxes on the lump-sum payment itself, to pay the excise tax (and related assessments, if any) applicable to the executive.  The amount of the cash payment will be automatically reduced to the Section 280G limit if they exceed that limit by no more than 10%.  For purposes of the excise taxes and gross-ups in the tables below, we have assumed an NEO’s income is taxed at the highest federal and applicable state marginal income tax rates and all options are deemed exercised upon the trigger event.

Executives participating in the LNC COC Plan may be eligible to receive payments under the Lincoln National Corporation Severance Pay Plan or other severance arrangements (as described below). However, any payments made to executives under those plans shall reduce, on a dollar-for-dollar basis, the amount of any cash payment due to such executive under the LNC COC Plan.

Change of Control Features of Other Plans of Programs

Notwithstanding the benefits provided under the LNC COC Plan, options to purchase shares of our common stock and restricted stock all vest and become either immediately exercisable or non-forfeitable upon our change of control.  In addition, the Compensation Committee has the discretion to determine whether outstanding LTI awards (performance shares and performance options) will be paid in shares immediately upon a change of control, including the discretion as to whether to pay at target or maximum.

We also maintain the Lincoln National Corporation Severance Pay Plan, which is a broad-based severance plan available to all employees on an equal basis, with eligibility for benefits triggered by job elimination or job restructuring.  As stated above, any payments made under this plan would reduce or offset, on a dollar-for-dollar basis, any payment made to an executive under the LNC COC Plan.

In the past, our practice has been to pay officers who are vice presidents and above and who are job eliminated, continued salary for a period of one year beyond termination.  Any amounts payable to such executives under the Lincoln National Corporation Severance Pay Plan would offset, on a dollar-for-dollar basis, any amounts that would otherwise be payable under this discretionary program.  Also, any payments made under this discretionary program would offset, or reduce, on a dollar-for-dollar basis, any payments to an executive under the LNC COC Plan.

Glass’s Employment Agreement

During 2007, Mr. Glass was covered under an employment agreement that provided that if Mr. Glass’s employment was terminated without good cause or if he resigns during its effective period as a result of a “change of control” (as defined below), our material breach of the agreement, or if we failed to obtain the assumption of the agreement by any successor company, he would be eligible for a lump sum payment equal to his current annual base salary and 50% of the maximum annual bonus and long-term incentive payments that he would have received if his employment had continued until March 1, 2008.  This provision expired on March 1, 2008. Under this agreement, Mr. Glass continues to be eligible for immediate retirement with enhanced benefits.  Mr. Glass’s employment agreement expired March 1, 2008, but his Potential Payment table below reflects the agreement in effect as of December 31, 2007.

Retirement and Release Agreement of Jon A. Boscia

We have entered into a Retirement and Release Agreement with Mr. Boscia, dated as of July 6, 2007, which sets forth the terms and conditions of Mr. Boscia’s retirement.  Pursuant to the Retirement Agreement, Mr. Boscia resigned as Chief Executive Officer and Chairman of the Board and, consistent with our Corporate Governance Guidelines, as a director of the Company, effective July 6, 2007, and retired from his employment effective August 31, 2007.  His Agreement provided for, or confirmed Mr. Boscia’s entitlement to, certain benefits, including the following:

•
A cash payment of $3,237,500, which represents one times Mr. Boscia's annual cash compensation (including salary and target bonus), payable in three installments on the first day of March, June and September 2008;

•	A pro-rated AIP bonus for the period through his retirement date at his target level of $2,312,500 per annum, or $1,541,667;

•
Eligibility to receive a pro-rata LTI award for the period through the retirement date under the 2005-2007 performance cycle (which vested on February 22, 2008 as $968,254 and a vested option for 170,058 shares), the 2006-2008 performance cycle, and the 2007-2009 performance cycle if we meet or exceed threshold performance;

•
Vesting of all of his unvested stock options as of the retirement date and all such options, including all his vested stock options and performance-based stock options that may vest, if any, on a pro rata basis, under the 2005-2007 performance cycle, will be exercisable until the earlier of (a) five years from the retirement date or (b) expiration of their normal term;

•
A special supplemental monthly retirement benefit payable under the Supplemental Retirement Plan in the form of a 100% joint & survivorship annuity with a 10-year term certain in the amount of $28,583.33 ($343,000 annually), which is in addition to his vested benefits under our qualified and non-qualified retirement plans;  and

•
Taxable monthly cash payments for the purposes of Mr. Boscia’s payment of all applicable contributions or premiums (employer and employee) to enable his continued participation in our medical and dental plans in which he and his dependents participated as of his retirement date at the same level of coverage as in effect as of the retirement date, until he becomes Medicare eligible or becomes eligible for health insurance coverage with another employer.

In consideration of the foregoing, Mr. Boscia agreed, among other things, not to compete with us or our subsidiaries or solicit our employees or clients for one year following his retirement date, and we waived the non-competition provisions of his LTI awards on and after September 1, 2008.  Mr. Boscia also agreed not to disclose any of our confidential information and/or trade secrets.  Mr. Boscia has executed a general release of claims releasing us and our affiliates, and each of our and their directors, officers and certain other persons.  The parties also agreed to mutual non-disparagement.

Potential Payment Tables

The tables below reflect potential payments to each NEO, except Mr. Boscia, in the event of termination of the NEO’s employment as a result of:

•	voluntary termination,
•	early retirement,
•	involuntary not-for-cause termination,
•	for cause termination,
•	termination following a change of control, and
•	death or disability.

The tables give effect to the changes in our qualified and non-qualified retirement plans and DC SERP as described under “Pension Benefits” beginning on page 44 and “Non-qualified Deferred Compensation—Changes in the DC SERP for 2008” beginning on page 51, as if such changes took effect on December 31, 2007 instead of January 1, 2008.  Therefore, the tables show ESSB Opening Account and SCP Opening Account balances as if those balances were in an NEO’s account on December 31, 2007.  Shortfall Account balances are also included to the extent the NEO was vested in any portion on January 1, 2008.  The amounts shown for Mr. Boscia reflect the benefits to which he is entitled as a result of his early retirement on August 31, 2007.  At December 31, 2007, only Mr. Glass was eligible for early retirement and none of the NEOs were of named retirement age.  Accordingly, a termination of the other NEOs on December 31, 2007 would be treated as a voluntary termination.

The tables assume that all Retirement Plan, Excess Plan and DC SERP benefits are paid in a lump sum.  Retirement Plan and Excess Plan benefits are payable either as lump sum or as annuities.  DC SERP, ESSB and Shortfall balances set forth in the tables are payable as either lump sums or as 5, 10, 15 or 20 annual installments.

The amounts shown below assume that such termination was effective as of December 31, 2007, and are, therefore, estimates of the amounts that would be paid out to the NEOs upon their termination.  The amounts actually paid upon termination will differ from these estimates.  The estimates constitute forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995.  Additional assumptions are described in footnotes to the tables.

In tables below, for all NEOs, long-term incentive compensation, as applicable, reflects:

•	Stock Options—the aggregate dollar value of the difference between the exercise price of the options and the closing price of our common stock on December 31, 2007 ($58.22).

•
Equity Incentive Plan awards—the aggregate value of the LTI awards for which the NEO has elected shares multiplied by the closing price of our stock on December 31, 2007.  We used the actual payouts for the 2005-2007 performance cycle, target payout for the 2006-2008 performance cycle and maximum payout for the 2007-2009 cycle.  In addition, under all trigger events except change of control, the LTI awards are not payable until the end of the actual performance cycle and would be paid pro rata if the performance goals are satisfied.  The effect of a change of control is discussed above on page 55.

•	Non-equity Incentive Plan awards—the aggregate value of the LTI awards for which the NEO has elected cash, if applicable, using the same assumptions stated above for equity incentive plan awards.

For more information about the acceleration of vesting, see “Narrative Disclosure to the Summary Compensation and Grants of Plan-Based Awards Tables” on page 41.

The tables exclude benefits, such as, accrued vacation pay, distributions from our 401(k) plan, disability benefits (except for Mr. Glass) and life insurance benefits equal to one times salary (except for Mr. Glass), that all employees would be eligible to receive on the same basis.

Dennis R. Glass

The following table shows the potential payments upon termination or our change of control for Dennis R. Glass, our President and CEO.

	TRIGGER EVENTS
Benefits and Payments	Voluntary Termination ($)	Early Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary Termination After Change of Control ($)	Disability ($)	Death ($)
Annual Incentive Compensation (AIP)	2,352,781	2,352,781	2,352,781	-	2,352,781	2,352,781	2,352,781
Long-Term Incentive Compensation:
Stock Options	17,636,750[9]	17,636,750[9]	17,636,750	-	17,636,750	17,636,750	17,636,750
Restricted Stock	-	-	-	-	2,799,683	2,799,683	2,799,683
Equity Incentive Plan Awards	572,885	2,287,638	2,287,638	-	1,882,893	2,287,638	2,287,638
Benefits & Perquisites:
Retirement Plan[1]	431,272	431,272	431,272	431,272	431,272	881,288	187,720
Excess Plan[1]	1,498,600	1,498,600	1,498,600	1,498,600	1,498,600	3,048,653	652,297
ESSB Opening Balance[2]	5,920,190	5,920,190	5,920,190	5,920,190	11,240,552	5,920,190	5,920,190
Shortfall Balance[3]	907,178	907,178	907,178	907,178	3,576,874	907,178	907,178
Health and Welfare Benefits[4]	67,648	67,648	67,648	67,648	67,648	67,648	-
Life Insurance Proceeds[5]	217,769	217,769	217,769	217,769	217,769	217,769	1,500,000
Disability Income[6]	-	-	-	-	-	1,287,650	-
Excise Tax & Gross-Up7	-	-	-	-	6,680,290	-	-
Cash Severance[8]	-	-	1,000,000	-	7,653,750	-	-
Total	29,605,074	13,683,077	32,319,827	9,042,658	56,038,863	37,407,229	34,244,237

[1]
Amounts shown for the Retirement and Excess Plans reflect the lump sum value of monthly benefits of $2,486 and $8,641, respectively, payable at December 31, 2007 as single life annuities.  The lump sum value was determined using an interest rate of 4.50% and the 1994 GAR unisex mortality table.  The Pension Benefits table amounts are calculated using different assumptions pursuant to SEC rules.  Upon Disability, Mr. Glass receives a temporary annuity (payable until age 65) equal to a percentage of base pay at disability (30% plus 0.5% per year of service) from the Retirement and Excess Plans.  Upon Death, Mr. Glass's beneficiary receives 50% of the Retirement and Excess Plan benefits that would have been payable to Mr. Glass had he retired and elected a 50% Joint and Survivor annuity, payable at January 1, 2008 as a single life annuity (monthly benefits of $1,169 and $4,061, respectively).

[2]
At December 31, 2007, upon Termination after Change of Control, Mr. Glass would have received the enhancement that provided the greater value between: (i) three additional years of DC SERP employer contributions (15.6% annual contributions under the new plan provisions) based on his rate of pay and target bonus percentage in effect at the date of termination and (ii) a recalculation of ESSB Opening Balance (assuming continued ESSB accruals for a period of three years after termination).  From March 1, 2008, Mr. Glass is only eligible for the enhancement in (i) above.  As of January 1, 2008, the recalculation of the ESSB Opening Balance provided the higher incremental value.  For a description of the employer contributions under the DC SERP as in effect in 2008, see "Nonqualified Deferred Compensation changes in the DC SERP for 2008" on page 52.

[3]
Mr. Glass was credited with a Shortfall Balance of $4,320,900 at January 1, 2008.  As of January 1, 2008, Mr. Glass is approximately 21% vested in the Shortfall Balance.  Upon Involuntary Termination after Change of Control, Mr. Glass receives an additional three years of vesting in the Shortfall Balance.

[4]
Under the terms of his employment agreement in effect on December 31, 2007, Mr. Glass is eligible for continued medical coverage (at the active employee rates) until age 65 upon separation from service.

[5]
Under the terms of his employment agreement in effect on December 31, 2007, Mr. Glass is eligible for company paid life insurance premiums following separation from service based on a coverage level equal to 75% times base pay in effect at date of separation.  Except for Death, the amounts shown in the table reflect the present value of estimated future premiums to provide the required benefit.  Upon Death, the amount shown reflects the payment to Mr. Glass’s beneficiary in an amount equal to 1.5 times base pay in effect at date of death.

[6]
Upon disability, Mr. Glass receives disability income equal to 60% of his base pay (unlimited) in effect at disability offset by the disability income benefit payable under the Retirement and Excess Plans.  The amount shown under the Disability scenario reflects the present value of disability income payments excess of the standard limit of $25,000 per month.

[7]
Calculated in accordance with the provisions of Section 280G based on currently available information, and we have assumed income is taxed at the highest federal and applicable state marginal income tax rates and all options are deemed exercised upon the trigger event.

[8]	See "Change of Control Arrangements" on page 53.
[9]	If within six months of trigger event, Mr. Glass violates the non-compete clause in the options, the options will be forfeited unless waived by the Compensation Committee.

Frederick J. Crawford

The following table shows the potential payments upon termination or our change of control for Frederick J. Crawford, our Senior Vice President and CFO.

	TRIGGER EVENTS
Benefits and Payments	Voluntary Termination ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary Termination After Change of Control ($)	Disability ($)	Death ($)
Annual Incentive Compensation (AIP)	758,350	758,350	-	758,350	758,350	758,350
Long-Term Incentive Compensation:
Stock Options	-	177,670	-	177,670	177,670	177,670
Restricted Stock	-	-	-	1,320,313	1,320,313	1,320,313
Equity Incentive Plan Awards	870,738	1,494,740	-	1,310,765	1,494,740	1,494,740
Benefits & Perquisites:
Excess Plan[1]	248,043	248,043	248,043	248,043	248,043	248,043
DC SERP Employer Contributions[2]	146,259	146,259	146,259	467,559	146,259	146,259
SCP Opening Balance[3]	-	89,728	-	89,728	-	89,728
Health and Welfare Benefits[4]	-	-	-	23,354	285,461	-
Excise Tax & Gross-Up5	-	-	-	1,381,243	-	-
Cash Severance[6]	-	500,000	-	2,000,000	-	-
Total	2,023,390	3,414,790	394,302	7,777,025	4,430,836	4,235,103

[1]
Amounts shown for the Excess Plan reflect “cash balance” account values at January 1, 2008.  The Pension Benefits table amounts are calculated using different assumptions pursuant to SEC rules.  Upon death, Mr. Crawford's beneficiary receives a single sum distribution equal to the January 1, 2008 cash balance account under the Excess Plan.

[2]
Balances reflect employer-provided balances at January 1, 2008 under the DC SERP provisions in effect on January 1, 2008.  Upon Involuntary Termination after “Change of Control,” Mr. Crawford receives an additional two years of DC SERP employer contributions under the new DC SERP provisions (15% annual contributions) based on his rate of pay and target bonus percentage in effect at the date of termination.  For a description of the employer contributions under the DC SERP as in effect in 2008, see “Nonqualified Deferred Compensation—Changes in the DC SERP For 2008” on page 52.

[3]	The SCP Opening Balance is immediately vested upon Involuntary Termination Not for Cause, Involuntary Termination after Change of Control and Death.
[4]
Upon Involuntary Termination after Change of Control, Mr. Crawford is eligible for fully subsidized COBRA coverage for a period of 18 months based on his coverage election in effect at the Change of Control.  Upon Disability, Mr. Crawford receives fully subsidized medical and dental coverage until age 65 based on his coverage elections in effect at the date of Disability.

[5]
Calculated in accordance with the provisions of Section 280G based on currently available information, and we have assumed income is taxed at the highest federal and applicable state marginal income tax rates and all options are deemed exercised upon the trigger event.

[6]	See "Change of Control Arrangements" on page 53.

Robert W. Dineen

           The following table shows the potential payments upon termination or our change of control for Robert W. Dineen, President of Lincoln Financial Network.

	TRIGGER EVENTS
Benefits and Payments	Voluntary Termination ($)	Early Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary Termination After Change of Control ($)	Disability ($)	Death ($)
Annual Incentive Compensation (AIP)	1,891,272	1,891,272	1,891,272	-	1,891,272	1,891,272	1,891,272
Long-Term Incentive Compensation:
Stock Options	131,283[7]	131,283[7]	131,283	-	131,283	131,283	131,283
Restricted Stock	-	-	-	-	1,138,434	1,138,434	1,138,434
Equity Incentive Plan Awards	746,672	1,532,250	1,532,350	-	1,361,766	1,532,350	1,532,350
Non-Equity Incentive Plan Awards	272,415	272,415	272,415	-	272,415	272,415	272,415
Benefits & Perquisites:
Excess Plan[1]	399,352	399,352	399,352	399,352	399,352	399,352	399,352
DC SERP Employer Contributions[2]	165,543	165,543	165,543	165,543	613,594	165,543	165,543
SCP Opening Balance[3]	165,975	165,975	165,975	165,975	165,975	165,975	165,975
Shortfall Balance[4]	326,965	326,965	326,965	326,965	980,896	326,965	326,965
Health and Welfare Benefits[5]	-	-	-	-	2,350	11,422	-
Cash Severance[6]	-	-	400,000	-	2,886,000	-	-
Total	4,099,477	4,885,055	5,285,155	1,057,835	9,843,337	6,035,011	6,023,589

[1]
Amounts shown for the Excess Plan reflect "cash balance" account values at January 1, 2008.  The Pension Benefits table amounts are calculated using different assumptions pursuant to SEC rules.  Upon death, Mr. Dineen's beneficiary receives a single sum distribution equal to the January 1, 2008 cash balance account under the Excess Plan.

[2]
Balances reflect employer-provided balances at January 1, 2008 under the DC SERP provision in effect on January 1, 2008.  Upon Involuntary Termination after Change of Control, Mr. Dineen receives an additional two years of DC SERP employer contributions under the new DC SERP provisions (15% annual contributions) based on his rate of pay and target bonus percentage in effect at the date of termination.  For a description of the employer contributions under the DC SERP as in effect in 2008, see "Nonqualified Deferred Compensation—Changes in the DC SERP For 2008" on page 52.

[3]	Mr. Dineen is fully vested in the SCP Opening Balance as of January 1, 2008.
[4]
Mr. Dineen was credited with a Shortfall Balance of $1,579,546 at January 1, 2008.  As of January 1, 2008, Mr. Dineen is approximately 21% vested in the Shortfall Balance.  Upon Involuntary Termination after Change of Control, Mr. Dineen receives an additional two years of vesting in the Shortfall Balance.

[5]
Upon Involuntary Termination after Change of Control, Mr. Dineen is eligible for fully subsidized COBRA coverage for 18 months based on his coverage elections upon effect of the Change of Control.  At December 31, 2007, Mr. Dineen had only elected dental coverage.

[6]	See "Change of Control Arrangements" on page 53.
[7]	If within six months of the trigger event, Mr. Dineen violates the non-compete clause in the options, the options will be forfeited unless waived by the Compensation Committee.

Patrick P. Coyne

           The following table shows the potential payments upon termination or our change of control for Patrick P. Coyne, President of Lincoln National Investment Companies, Inc. and Delaware Management Holdings, Inc.

	TRIGGER EVENTS
Benefits and Payments	Voluntary Termination ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary Termination After Change of Control ($)	Disability ($)	Death ($)
Annual Incentive Compensation (AIP)	1,804,976	1,804,976	-	1,804,976	1,804,976	1,804,976
Long-Term Incentive Compensation:
Stock Options	-	4,468,165	-	4,468,165	4,468,165	4,468,165
Restricted Stock	-	-	-	873,940	873,940	873,940
Equity Incentive Plan Awards	-	639,139	-	423,958	639,139	639,139
Benefits & Perquisites:
DC SERP Employer Contributions[1,2]	1,092,530	1,092,530	1,092,530	1,755,230	1,092,530	1,092,530
Health and Welfare Benefits[3]	-	-	-	23,354	280,873	-
Excise Tax & Gross-Up4	-	-	-	1,955,309	-	-
Cash Severance[5]	-	450,000	-	4,118,000	-	-
Total	2,897,506	8,454,810	1,092,530	15,422,932	9,159,623	8,878,750

[1]
Balances reflect employer-provided balances at January 1, 2008 under the DC SERP provision in effect on January 1, 2008.  Upon Involuntary Termination after Change of Control, Mr. Coyne receives an additional two years of DC SERP employer contributions under the new DC SERP provisions (15% annual contributions) based on his rate of pay and target bonus percentage in effect at the date of termination.  For a description of the employer contributions under the DC SERP as in effect in 2008, see "Nonqualified Deferred Compensation—Changes in the DC SERP For 2008" on page 52.

[2]	Mr. Coyne participates in the DRP, which is available to all employees of Delaware Investments. His balance as of December 31, 2007 in the DRP was $723,840.
[3]
Upon Involuntary Termination after Change of Control, Mr. Coyne is eligible for fully subsidized COBRA coverage for a period of 18 months based on his coverage elections in effect at the Change of Control.  Upon disability, Mr. Coyne receives fully subsidized medical and dental coverage until age 65 based on his coverage elections in effect at the date of disability.

[4]
Calculated in accordance with the provisions of Section 280G based on currently available information, and we have assumed income is taxed at the highest federal and applicable state marginal income tax rates and all options are deemed exercised upon the trigger event.

[5]	See "Change of Control Arrangements" on page 53.

Westley V. Thompson

The following table shows the potential payments upon termination or our change of control for Westley V. Thompson, President of Employer Markets.

	TRIGGER EVENTS
Benefits and Payments	Voluntary Termination ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary Termination After Change of Control ($)	Disability ($)	Death ($)
Annual Incentive Compensation (AIP)	884,669	884,669	-	884,669	884,669	884,669
Long-Term Incentive Compensation:
Stock Options	-	875,016	-	875,016	875,016	875,016
Restricted Stock	-	-	-	1,332,598	1,332,598	1,332,598
Equity Incentive Plan Awards	1,285,847	2,163,630	-	1,941,695	2,163,630	2,163,630
Benefits & Perquisites:
Excess Plan[1]	549,272	549,272	549,272	549,272	549,272	606,816
DC SERP Employer Contributions[2]	337,620	337,620	337,620	703,700	337,620	337,620
SCP Opening Balance[3]	-	134,944	-	134,944	-	134,944
Health and Welfare Benefits[4]	-	-	-	19,067	145,446	-
Cash Severance[5]	-	500,000	-	2,358,000	-	-
Total	3,057,408	5,445,151	886,892	8,798,961	6,288,251	6,335,293

[1]
Amounts shown for the Excess Plan reflect "cash balance" account values at January 1, 2008.  The Pension Benefits table amounts are calculated using different assumptions pursuant to SEC rules.  Upon death, Mr. Thompson's beneficiary receives a single sum distribution equal to the January 1, 2008 cash balance account under the Excess Plan.

[2]
Balances reflect employer-provided balances at January 1, 2008 under the DC SERP provision in effect on January 1, 2008.  Upon Involuntary Termination following Change of Control, Mr. Thompson receives an additional two years of DC SERP employer contributions under the new DC SERP provisions (15% annual contributions) based on his rate of pay and target bonus percentage in effect at the date of termination.  For a description of the employer contributions under the DC SERP as in effect in 2008, see "Nonqualified Deferred Compensation—Changes in the DC SERP For 2008" on page 52.

[3]	The SCP Opening Balance is immediately vested upon Involuntary Termination Not for Cause, Involuntary Termination after Change of Control and Death.
[4]
Upon Involuntary Termination after Change of Control, Mr. Thompson is eligible for fully subsidized COBRA coverage for a period of 18 months based on his coverage elections in effect at the Change of Control.  Upon disability, Mr. Thompson receives fully subsidized medical and dental coverage until age 65 based on his coverage elections in effect at the date of disability.

[5]	See "Change of Control Arrangements" on page 53.

Jon A. Boscia

           The following table shows the payments upon early retirement for Jon A. Boscia, our former Chairman and CEO.

TRIGGER EVENT[1]
Benefits and Payments	Early Retirement ($)
Annual Incentive Compensation (AIP)	1,541,667
Long-Term Incentive Compensation:
Stock Options	6,686,468
Equity Incentive Plan Awards	2,249,854
Non-equity Incentive Plan Awards	1,321,548
Benefits & Perquisites:
Retirement Plan	546,780
Excess Plan	2,876,642
Supplemental Retirement Plan	5,058,141
SCP	7,051,855
Health and Welfare Benefits[2]	141,646
Cash Severance	3,237,500
Total	30,712,101

[1]
Note that Mr. Boscia retired effective August 31, 2007.  His Retirement Plan benefits are shown in the Pension Benefits table on page 48.  He received his LNC Retirement Plan benefits as a lump sum payment on September 1, 2007. His accumulated benefits under the Excess Plan cannot be distributed until October 1, 2008.  His monthly benefit under the SCP of $41,234 commences on March 1, 2008 and is payable as a 100% joint and survivor annuity with 10 years certain.  His monthly benefit under the Supplemental Retirement Plan of $28,583 commences on March 1, 2008 and is payable as a 100% joint and survivor annuity with a 10-year term certain pursuant to his Retirement and Release Agreement, which is discussed on pages 54-55.  Effective March 1, 2008, Mr. Boscia also received $171,500, which covers six months of Supplemental Retirement Plan payments for the period from September 1, 2007 to February 1, 2008.  His Supplemental Retirement Plan payments had not commenced sooner than March 1, 2008 because of Section 409A of the Internal  Revenue Code

[2]	Mr. Boscia is eligible for fully subsidized medical and dental coverage up through the earlier of age 65 or his eligibility for group coverage by a new employer.

COMPENSATION OF DIRECTORS

The Board of Directors adheres to the following guidelines in establishing outside director compensation:

•	A substantial portion of each outside director’s compensation is to be paid in shares of our common stock or stock units based on our common stock;

•	In order to avoid the appearance of employee-like tenure or compromised independence, our outside directors are generally not eligible for defined benefit pensions; and

•
Outside directors are expected to own shares of our common stock, or stock units based on our common stock, at least equal in value to three times the cash portion of their annual retainer (3 x $86,000) within five years of first being elected (33% of vested options are counted toward this requirement).

Our outside directors receive an annual retainer of $172,000, excluding any fees received for holding the position of non-executive Chairman of the Board, lead director or a committee chair.  Current total compensation consists of an annual retainer of $86,000 in cash, $43,000 in deferred stock units and $43,000 in stock options.  Directors may also elect to defer the cash component of their annual retainer into various “phantom” investment options, including the Lincoln National Corporation stock unit account option, available under the Lincoln National Corporation Deferred Compensation Plan for Non-Employee Directors.  The investment options are the same as those offered under our 401(k) plan for employees.  Amounts notionally invested into “phantom” investment options are credited with earnings or losses as if the deferred amounts had been actually invested in either our common stock (payable only in stock), or in any of the available investment options.  All amounts deferred under the Directors’ Deferred Compensation Plan are payable only upon the Non-Employee Director's retirement or resignation from the Board.

In addition, our non-executive Chairman of the Board receives an additional $200,000 payable in deferred stock units.  Mr. Barrett became non-executive Chairman on July 7, 2007, and therefore, the additional compensation was pro-rated from such date.  Committee chairs receive an annual retainer of $10,000, except the chair of the Audit Committee.  The chair of the Audit Committee receives an annual retainer of $20,000, and each other Audit Committee member receives an annual retainer fee of $5,000.  The lead director receives an additional annual retainer of $25,000.  No Board or Committee meeting fees are paid for regularly scheduled meetings.

Mr. Stonecipher was lead director until July 2007 and decided to forego the receipt of all non-employee director compensation.  In lieu thereof, we provided Mr. Stonecipher with the use of an office as well as secretary support, and access to the corporate aircraft for business purposes, plus up to 25 hours per year of flight time for personal use (with imputation of taxable income for any such use).  Mr. Stonecipher did not use the corporate aircraft for personal purposes during 2007.  For 2008, the Corporate Governance Committee decided to terminate this arrangement, and Mr. Stonecipher will begin receiving the fees for outside directors outlined above.  Mr. Stonecipher continues to receive non-qualified retirement payments in the form of a monthly life annuity of $72,705 with a 10-year guaranteed period and life insurance coverage of $850,000 under his prior employment agreement with Jefferson-Pilot, which was filed as Exhibit 10(i) to the Jefferson-Pilot Form 10-K for the year ended December 31, 2002.

The Corporate Governance Committee has discretion to recommend to the Board additional compensation ($1,100 per meeting) for meetings in addition to the regularly scheduled Board or Committee meetings.  Finally, outside directors who are directors of Lincoln Life & Annuity Company of New York, or LLANY, our indirect, wholly owned subsidiary, receive an annual retainer of $15,000 and $1,100 for each Board and Committee meeting that they attend.  For 2007, those outside directors of LLANY, who received all or a portion of such fees, were Mr. Barrett, Mr. Henderson, Ms. Lachman and Ms. Ruckelshaus (until her retirement in May 2007).  Mr. Pittard joined the LLANY board in December 2007, and received a pro-rated retainer fee of $1,100.

We also provide financial planning services to non-employee Directors with a value not to exceed $20,000 for an initial financial plan, and $10,000 for annual updates.  A Lincoln Financial Network financial planner must provide the financial planning services to be eligible for reimbursement.  We also allow non-employee directors to participate in certain of our health and welfare benefits including our self-insured medical and dental plans as well as life insurance and accidental death and dismemberment coverages.  The participating non-employee director is responsible for all of the premiums for the coverage.  Finally, directors are eligible to participate in the Lincoln Financial Foundation, Inc. matching charitable gift program, which matches up to a maximum annual contribution of $10,000 to colleges and universities.

The table below contains information about the compensation paid to outside directors during the fiscal year ended December 31, 2007.

COMPENSATION OF DIRECTORS
Name*	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Change in Pension Value and Nonqualified Deferred Compensa- tion Earnings	All Other Compensation ($)	Total ($)
William J. Avery	91,000	43,000	28,671	--	11,593[4,5]	174,264
J. Patrick Barrett	206,371	43,000	28,671	--	11,219[5,6]	289,261
William H. Cunningham	96,000	43,000	28,671	--	11,240[5,6]	178,911
George W. Henderson, III	110,400	43,000	28,671	--	1,281[5]	183,351
Eric G. Johnson	96,000	43,000	28,671	--	1,181[5]	168,852
M. Leanne Lachman	125,400	43,000	28,671	--	10,451[5,6]	207,522
Michael F. Mee	86,000	43,000	28,671		6,256[5,6]	163,927
William Porter Payne	96,000	43,000	28,671	--	1,237[5]	168,908
Patrick S. Pittard	87,110	43,000	28,671	--	21,703[4,5]	180,484
Jill S. Ruckelshaus	36,319	30,925	--	--	454,118[7]	521,362
David A. Stonecipher	--	--	--	--	158,726[5,6,8]	158,726
Isaiah Tidwell	91,000	43,000	28,671	--	10,830[5,6]	173,501
Glenn F. Tilton	18,614	18,614	--	--	--	37,228
* Mr. Glass, an employee-director, does not receive any director compensation.

1 As described above, $43,000 of the annual retainer of $172,000 in 2007 was paid in deferred stock units under the Deferred Compensation Plan for Non-Employee Directors, which are reported in the Stock Awards column.  Ms. Ruckelshaus and Mr. Tilton left the Board of Directors on May 10, 2007 and March 20, 2007, respectively.  The outside directors could elect to defer additional retainer and fees in the Deferred Compensation Plan.  In 2007, directors Avery, Barrett, Johnson, Mee, Payne, Ruckelshaus, and Tilton elected to defer 100% of cash fees.  In 2007, Mr. Henderson elected to defer 50% and Mr. Tidwell elected to defer 80% of their respective cash fees.  The fees shown also include any fees that an outside director was paid or earned for service on the Board of Lincoln Life & Annuity Company of New York, our indirect, wholly owned subsidiary.

2 Because these deferred units are fully vested, the full value is expensed immediately.  Stock awards consist of the deferred stock units reported in the Stock Awards column above and phantom units awarded under the Directors’ Value Sharing Plan, which was terminated as of July 1, 2004 and include accrued dividend equivalents, which are automatically deemed reinvested in additional phantom units of our common stock.  At December 31, 2007, stock awards beneficially owned by the directors were: Mr. Avery, 12,869; Mr. Barrett, 26,382; Mr. Cunningham, 14,475; Mr. Henderson, 20,936; Mr. Johnson, 20,367; Ms. Lachman, 30,769; Mr. Mee, 14,580; Mr. Payne, 11,163; Mr. Pittard, 13,046; Ms. Ruckelshaus, 7,132; Mr. Stonecipher, 0; Mr. Tidwell, 3,444; and Mr. Tilton, 7,284.

3 Represents the proportionate amount of the total fair value of option awards that we recognized as an expense in 2007 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.  The fair values of these awards and the amounts expensed in 2007 were determined in accordance with FAS 123(R).  The assumptions made in calculating the expense of option awards with respect to the year ended December 31, 2007 are set forth in Note 17 of the Notes to the Consolidated Financial Statements, included in Item 8 of the Form 10-K for the year ended December 31, 2007.  The table below provides additional information regarding the options.

Name	Grant Date Fair Value of Option Awards Granted in 2007	Number of Shares Underlying Options Outstanding at December 31, 2007	Vested	Unvested
Avery	44,654	9,007	5,250	3,757
Barrett	44,654	15,007	11,250	3,757
Cunningham	44,654	68,439	65,432	3,007
Henderson	44,654	68,439	65,432	3,007
Johnson	44,654	15,007	11,250	3,757
Lachman	44,654	15,007	11,250	3,757
Mee	44,654	12,007	8,250	3,757
Payne	44,654	68,439	65,432	3,007
Pittard	44,654	86,842	83,835	3,007
Ruckelshaus	--	12,000	12,000	--
Stonecipher	--	1,979,439	1,979,439	--
Tidwell	44,654	12,947	9,940	3,007
Tilton	--	--	--	--

The options held by Messrs. Cunningham, Henderson, Payne, Pittard, Stonecipher and Tidwell include former options for Jefferson-Pilot Corporation common stock.

4 Amount includes the provision of financial planning services with a Lincoln Financial Network advisor with an aggregate incremental cost to us of $10,000 for Mr. Avery and $20,000 for Mr. Pittard, as well as the aggregate incremental cost of social activities for the director and his spouse, which spouses were expected to attend, and welcome items in connection with the annual board retreat and for attendance at a sporting event.

5 Amount reflects tax gross-ups.

6 Directors are eligible to participate in the Lincoln Financial Foundation, Inc. matching charitable gift program, which matches up to a maximum annual contribution of $10,000 to various non-profit entities.  These amounts reflect matching contributions.

7 Before 1996, directors were permitted to participate in a tax-qualified retirement plan for directors.  Ms. Ruckelshaus was the only director who continued to participate in the retirement plan.  This amount reflects the payout of her accrued benefit under the retirement plan.

8 Includes $147,610 for the aggregate cost to LNC of an office and secretary for 2007.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee had an “interlock” reportable under Section 407(e)(4) of Regulation S-K under the Exchange Act, and no member was an employee, officer or former officer of us or our subsidiaries.

RELATED PARTY TRANSACTIONS

The Corporate Governance Committee of our Board of Directors adopted a written policy for the review, approval or ratification of transactions with related parties.  The policy applies to any transaction or proposed transaction that we determine would be required to be publicly disclosed as a transaction or proposed transaction with a “related person” pursuant to Item 404(a) of Regulation S-K, and requires that the Corporate Governance

Committee (or the full Board) pre-approve or ratify such transactions.  In approving or ratifying any transaction or proposed transaction, the Committee must determine that the transaction is fair and reasonable to us and otherwise complies with our policy on conflicts of interests.  The Corporate Governance Committee is not required by this policy to obtain a fairness opinion or other third party support regarding the fairness of the transaction, but may determine to do so in its discretion.  If a transaction is subject to ratification by the Corporate Governance Committee and the Committee does not ratify the transaction, we and/or the related person must make all reasonable efforts to terminate the transaction.

The policy does not apply to employment in the ordinary course of business or to transactions involving insurance, annuities, mutual funds or other products, or financial services provided by us, our subsidiaries or affiliated planners, all on terms and conditions substantially similar to those available to similarly situated third parties in arm’s-length transactions.  This also applies to such products and services provided to an entity of which a related person is an executive officer or employee, provided that, the related person receives the same benefits generally available to other employees of such entity of an equivalent title.

During 2007, in the ordinary course of our business, The Lincoln National Life Insurance Company, our subsidiary, had a fund participation agreement with Neuberger Berman, Inc.  Neuberger Berman was a five percent beneficial owner of our common stock during part of 2007.  Under the agreement, in consideration for various administrative services in connection with the inclusion of five Neuberger Berman variable insurance trust fund in certain of our variable annuity products, Neuberger Berman paid The Lincoln National Life Insurance Company $2.1 million in 2007.  As this was in the ordinary course of business, our related party transaction policy did not apply.

GENERAL

Shareholder Proposals

To Be Included in Our Proxy Materials

Any shareholder proposals intended to be considered for inclusion in the proxy materials for our 2009 Annual Meeting of Shareholders must be received by us no later than December 4, 2008.  All such proposals should be sent to our Corporate Secretary.

To Be Presented In Person at Shareholder Meetings

Shareholders wishing to propose matters for consideration at a meeting of shareholders or to propose nominees for election as directors must follow the procedures contained in our Bylaws.  Such procedures include giving notice to the Corporate Secretary at least 90 and not more than 120 days prior to the first anniversary date of the annual meeting for the preceding year.  However, if and only if the annual meeting is not scheduled to be held within a period that commences thirty days before such anniversary date and end thirty days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Annual Meeting Date”), such shareholder notice shall be given by the close of business on the later of (i) the date 90 days prior to such Other Annual Meeting Date or (ii) the tenth day following the date such Other Annual Meeting Date is first publicly announced or disclosed.  Based on the Annual Meeting Date of May 8, 2008, such notice to be considered timely received for the 2009 Annual Meeting of Shareholders have been received on or after January 8, 2009 and on or before February 7, 2009.  That notice must include:

•	the name and address of the proposing shareholder (as it appears in our stock records);

•	a brief description of the business desired to be brought before the meeting;

•	the class and number of our shares that are beneficially owned by the proposing shareholder; and

•	a description of any interest of such proposing shareholder in the business proposed.

There are additional requirements, which may be applicable.  The applicable Bylaw requirements are set forth in Exhibit 1.

In the case of a shareholder-proposed nominee for director, the required notice, in addition to meeting the above notice requirements, must also contain as to each such person:

•	the name, age, business address and residence address of such person;

•	the principal occupation or employment of such person;

•	the class and number of our shares which are beneficially owned by such person;

•
any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•	the qualifications of the nominee to serve as one of our directors.

The applicable Bylaw requirements regarding shareholder proposed nominees are set forth in Exhibit 2.

In the event any such matter is brought before the meeting in accordance with our Bylaws, the individuals identified on the proxy card may, if the matter will be voted on, vote the shares represented by proxies in their discretion in the manner they believe to be in our best interests.  However, the person presiding at a meeting of shareholders (the chairman) is authorized by the Bylaws, if the facts warrant, to determine that the proposed business was not properly brought before the meeting, or was not lawful or appropriate for consideration at the meeting or that a nomination for director was not properly made.  Upon a declaration of such determination by the chairman, the proposed business shall not be transacted or the defective nomination shall be disregarded, as the case may be.  There are additional requirements that may be applicable.

2008 Shareholder Proposals

No shareholder proposals were received for the 2008 Annual Meeting. To the extent permissible, your proxy will be voted in the discretion of the proxy holders with respect to each matter properly brought before the meeting that has not been enumerated in this Proxy Statement or for which no specific direction was given on the proxy card.

Incorporation by Reference

To the extent that this proxy statement has been or will be specifically incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this proxy statement entitled “Audit Committee Report” and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

Annual Report

Our Annual Report to Shareholders for the fiscal year 2007 (which includes a copy of our Form 10-K for 2007) is being mailed simultaneously with this proxy statement (in the same envelope) to shareholders of record at the relevant addresses appearing on our stock books.  In addition, a printed copy of the Annual Report on Form 10-K will be provided on written request and without charge to any shareholder requesting it in writing addressed to Corporate Secretary, Lincoln National Corporation, 150 N. Radnor Chester Road, Radnor, PA  19087.  In addition, you can access that report and other reports on the SEC’s website at www.sec.gov and on our website at www.lincolnfinancial.com.

For the Board of Directors,

C. Suzanne Womack, Secretary
April 3, 2008

Exhibit 1

Section 10.  Notice of Shareholder Business. At any meeting of the shareholders, only such business may be conducted as shall have been properly brought before the meeting, and as shall have been determined to be lawful and appropriate for consideration by shareholders at the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting given in accordance with Section 4 of this Article I, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or the chief executive officer, or (c) otherwise properly brought before the meeting by a shareholder.  For business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) above, the shareholder must have given timely notice thereof in writing to the secretary of the corporation.  To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal office of the corporation, not less than ninety days nor more than one hundred twenty days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences thirty days before such anniversary date and ends thirty days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Annual Meeting Date”), such shareholder notice shall be given in the manner provided herein by the close of business on the later of (i) the date ninety days prior to such Other Annual Meeting Date or (ii) the tenth day following the date such Other Annual Meeting Date is first publicly announced or disclosed.  A shareholder’s notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting, including the text of any proposal to be presented, (b) the name and address, as they appear on the corporation’s stock records, of the shareholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the shareholder, and (d) any interest of the shareholder in such business.  Only such business shall be brought before a special meeting of shareholders as shall have been specified in the notice of meeting given in accordance with Section 4 of this Article I.  In no event shall the adjournment of an annual meeting or special meeting, or any announcement thereof, commence a new period for the giving of a shareholder’s notice as provided in this Section 10.  Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 10.  The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the Bylaws, or that business was not lawful or appropriate for consideration by shareholders at the meeting, and if he should so determine, he shall so declare to the meeting and any such business shall not be transacted.

Exhibit 2

Section 11. Notice of Shareholder Nominees.  Nominations of persons for election to the Board of Directors of the corporation may be made at any annual meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the corporation entitled to vote for the election of directors at the meeting. Such shareholder nominations shall be made pursuant to timely notice given in writing to the secretary of the corporation in accordance with Section 10 of this Article I. [Note: Section 10 is attached to this Proxy Statement as Exhibit 1.]  Such shareholder’s notice shall set forth, in addition to the information required by Section 10, as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person, (iv) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (v) the qualifications of the nominee to serve as a director of the corporation.  In the event the Board of Directors calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the notice of meeting, if the shareholder’s notice of such nomination contains the information specified in this Section 11 and shall be delivered to the secretary of the corporation not later than the close of business on the tenth day following the day on which the date of the special meeting and either the names of the nominees proposed by the Board of Directors to be elected at such meeting or the number of directors to be elected are publicly announced or disclosed.  In no event shall the adjournment of an annual meeting or special meeting, or any announcement thereof, commence a new period for the giving of a shareholder’s notice as provided in this Section 11.  No shareholder nomination shall be effective unless made in accordance with the procedures set forth in this Section 11.  The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that a shareholder nomination was not made in accordance with the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Exhibit 3

Policy Regarding Approval of Services of Independent Auditor

I. Statement of Principles

Under the Sarbanes-Oxley Act of 2002 (the “Act”), the Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee is required to approve in advance all services performed by the independent auditor in order to assure that they do not impair the auditor’s independence from the Corporation. To implement these provisions of the Act, the Securities and Exchange Commission (the “SEC”) has issued rules governing the audit committee’s engagement of the independent auditor, as well as rules setting forth the types of services that an independent auditor may not provide to its audit client.

The SEC’s rules provide two methods for approving in advance (referred to as “pre-approving”) the proposed services of the independent auditor.  Services may be pre-approved as part of a specific engagement approved by the Audit Committee, or may be pre-approved if they have been generally authorized by the Audit Committee pursuant to a policy complying with SEC rules.  Accordingly, and intending to comply with SEC rules, the Audit Committee has adopted this policy regarding the pre-approval of services of the independent auditor.

In pre-approving services, the Audit Committee will consider whether the provision of any service might impair the independence of the independent auditor.  As part of that analysis, the Audit Committee shall consider whether the provision of the service, alone or in combination with other such services, would violate any of three basic principles recognized by the SEC: (i) the auditor cannot audit his or her own work, (ii) the auditor cannot function as a part of management, and (iii) the auditor cannot serve in an advocacy role for the client.

II. Specific Pre-approval

The annual audit services engagement terms and fees and any amendments thereto will be subject to the specific pre-approval of the Audit Committee. Audit services include the annual financial statement audit (including required quarterly reviews), subsidiary audits, equity investment audits and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements.1 These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control. Audit services also include the attestation engagement for the independent auditor’s report on management’s report on internal controls for financial reporting.

In addition, any services that are not the subject of a general pre-approval under this policy shall require the Audit Committee’s specific pre-approval.

III. General Pre-approval

The Audit Committee shall periodically and not less than annually pre-approve the performance by the independent auditor of such audit, audit-related, tax and other services as it deems appropriate from time to time.  Such pre-approval will require that the Audit Committee first receive and evaluate detailed back-up documentation regarding each service being pre-approved.  Also, the Audit Committee will specify a maximum fee for each service being pre-approved, beyond which further approval of the Audit Committee will be required.

In between meetings of the Audit Committee, the Chair of the Audit Committee may pre-approve the performance by the independent auditor of such audit, audit-related, tax and other services as the Chair deems appropriate from time to time.  During the period between meetings (“interim period”), the pre-approval authority of the Chair shall be limited to pre-approving fees for such services not to exceed (i) $25,000 per interim period with no right to carryover any pre-approval authority remaining in an interim period to a subsequent interim period, and (ii) $100,000 for any calendar year.  Also, the Chair will specify a maximum fee for each service being pre-approved, beyond which further approval of the Chair (subject to the pre-approval fee limit) or the Audit Committee will be required.  The Chair must disclose to the Audit Committee any pre-approvals made pursuant to this delegation of authority at the meeting of the Audit Committee next following such pre-approval.

1 The use of the term “audit services” herein is not intended to correspond to the grouping of services associated with the disclosure of “audit fees” in the proxy statement.

The period of time covered by any pre-approval shall be as specified in the terms of the pre-approval.  However, it is anticipated that the Audit Committee will consider pre-approvals concurrently with its consideration of the annual audit services engagement, and that the term of each pre-approval will be twelve months.

IV. Excluded Services

The Audit Committee will not approve the provision of any non-audit services by the independent auditor which are prohibited by the SEC.  A list of the SEC’s prohibited non-audit services is included at Appendix A.  The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

The Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor the primary business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

V. Procedures

Proposed services of the independent auditor that are not the subject of a specific pre-approval pursuant to Section II above will be evaluated by the General Auditor.  The General Auditor will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee and whether the fees for such services are within approved fee levels.  If these conditions are satisfied, then the provision of services can commence and the General Auditor shall inform the Audit Committee at its next meeting of the services provided.  Proposed services that do not satisfy these conditions require specific pre-approval by the Audit Committee and may be submitted to the Audit Committee by either the independent auditor or the General Auditor.  The General Auditor will immediately report to the Audit Committee any breach of this policy that comes to his attention.

APPENDIX A

SEC PROHIBITED SERVICES

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client[2]

•	Financial information systems design and implementation[2]

•	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports[2]

•	Actuarial services[2]

•	Internal audit outsourcing services[2]

•	Management functions

•	Human Resources

•	Broker-dealer, investment adviser, or investment banking services

•	Legal services

•	Expert services unrelated to the audit

2 Unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the audit client’s financial statements.

								Please Mark Here for Address Change or Comments	☐

SEE REVERSE SIDE

		FOR* ☐	WITHHELD FOR ALL NOMINEES ☐	The Board of Directors recommends a vote FOR items 1 and 2.
							FOR ☐	AGAINST ☐	ABSTAIN ☐
1.	To elect Directors.			Nominees for three-year terms expiring at the 2011 Annual Meeting.	2.	To ratify the appointment of Ernst & Young LLP, as independent registered public accounting firm for 2008.
*	For all nominees except as withheld as noted below.			01 J. Patrick Barrett 02 Dennis R. Glass 03 Michael F. Mee 04 David A. Stonecipher
In their discretion, the proxies are authorized to act or vote upon such other matters as may properly come before the meeting or any adjournment thereof.

- all as described more fully in Lincoln National Corporation’s Proxy Statement for the 2008 Annual Meeting of Shareholders.
All in accordance with the Notice of Annual Meeting of Shareholders and Proxy Statement for the meeting, receipt of which is hereby acknowledged.

Signature must be that of the Shareholder. If shares are held jointly, each shareholder named should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer. If signer is a partnership, please sign partnership name by authorized person. Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should so indicate when signing.
MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING ☐

Signature				Signature		Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Ù FOLD AND DETACH HERE Ù

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting are available through 11:59 PM Eastern Time
May 7, 2008

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/lnc Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you are acknowledging receipt of the
Notice of Annual Meeting of Shareholders and Proxy Statement and of the
Company’s Annual Report for 2007, and you do NOT need to mail back your proxy card.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held May 8, 2008: You can view the Annual Report and Proxy Statement on the Internet at http://bnymellon.mobular.net/bnymellon/lnc.

BAR CODE AREA RESTRICTED

P R O X Y
LINCOLN NATIONAL CORPORATION
Annual Meeting of Shareholders to be held on May 8, 2008
This Proxy/Voting Instruction is Being Solicited by the Board of Directors
The undersigned shareholder of LINCOLN NATIONAL CORPORATION (the “Corporation”), an Indiana corporation, appoints J. PATRICK BARRETT, DENNIS R. GLASS and C. SUZANNE WOMACK, or any one or more of them, the true and lawful attorney-in-fact and proxy of the undersigned, with full power of substitution to all or any one or more of them, to vote as proxy for and in the name, place and stead of the undersigned at the ANNUAL MEETING of the Shareholders of the Corporation, to be held at Delaware Investments, Inc., Second Floor Auditorium, Two Commerce Square, 2001 Market Street, Philadelphia, PA 19102, 10:00 a.m., local time, or at any adjournment thereof, all the shares of stock in the Corporation shown on the other side (whether Common Stock or $3.00 Cumulative Convertible Preferred Stock, Series A) which the undersigned would be entitled to vote if then personally present, revoking any proxy previously given. This proxy/voting instruction also covers all shares as to which the undersigned has the right to give voting instructions to the trustees of the Corporation’s Employees’ and Agents’ Savings and Profit-Sharing Plans and the Delaware Management Holdings, Inc. Employees’ Savings and 401(k) Plan.

This proxy/voting instruction when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2. If no voting instruction is given to the trustees, the trustees will vote your shares in proportion to the shares held by your plan for which voting instructions have been received.

AUTHORIZATION WILL, TO THE EXTENT PERMISSIBLE, BE GIVEN TO THE NAMED PROXIES, OR ANY ONE OR MORE OF THEM, IN THEIR DISCRETION TO ACT OR VOTE UPON OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

(Continued, and to be Signed, on reverse side)

P R O X Y
Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù